UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Vertex Pharmaceuticals Incorporated
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VERTEX™

THE SCIENCE *of* POSSIBILITY

2012 PROXY STATEMENT
VERTEX PHARMACEUTICALS INCORPORATED

April 10, 2012

DEAR FELLOW SHAREHOLDER:

We cordially invite you to attend our 2012 annual meeting of shareholders. We will hold our meeting on Wednesday, May 16, 2012, at 9:30 a.m. at our headquarters at 130 Waverly Street, Cambridge, Massachusetts.

At this year's meeting, you will be asked to vote on the election of directors, to approve an amendment to our Amended and Restated 2006 Stock and Option Plan that increases the number of shares of common stock authorized for issuance under this plan by 3,000,000 shares, to approve an amendment to our Employee Stock Purchase Plan that increases the number of shares of common stock authorized for issuance under this plan by 2,500,000 shares, to ratify Ernst & Young LLP as our auditors and to provide your advisory views on our executive compensation program.

Whether or not you attend the meeting in person, we encourage you to vote by completing, signing and returning the enclosed proxy prior to the meeting. Every shareholder vote is important. To ensure your vote is counted at the annual meeting, please vote as promptly as possible.

Thank you for giving these materials your careful consideration.

Sincerely,

Jeffrey M. Leiden, M.D., Ph.D. President and Chief Executive Officer

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	May 16, 2012
TIME:	9:30 a.m.
PLACE:	Vertex's Headquarters 130 Waverly Street Cambridge, Massachusetts 02139

AGENDA:

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Election of the two director nominees that are set forth in the attached proxy statement to the class of directors whose term will expire in 2015;

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Amendment to our Amended and Restated 2006 Stock and Option Plan to increase the number of shares of common stock authorized for issuance under the plan by 3,000,000 shares;

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Amendment to our Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under the plan by 2,500,000 shares;

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Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012;

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Advisory vote to approve our compensation program for our named executive officers; and

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Transaction of other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

RECORD DATE: You can vote if you were a shareholder of record on March 19, 2012.

Your vote matters. Whether or not you plan to attend the annual meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

David T. Howton, Jr. Secretary April 10, 2012

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2011 are available to holders of record of our common stock at www.envisionreports.com/vrtx and to beneficial holders of our common stock at www.edocumentview.com/vrtx.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 2

SUMMARY INFORMATION

To assist you in reviewing the proposals to be acted upon, we call your attention to the following business and compensation highlights. The following description is only a summary. For more complete information on these topics, please review our annual report on Form 10-K for the year ended December 31, 2011 and this proxy statement in full.

BUSINESS HIGHLIGHTS

2011 was an exceptionally successful year for us. Since the end of 2010, we:

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Obtained approval from the United States Food and Drug Administration to market INCIVEK™ (May 2011) and KALYDECO™ (January 2012), two new innovative drug products that provide substantial benefits to patients with serious diseases.

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Increased our total annual revenues by 884% in 2011 as compared to 2010.

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Successfully launched INCIVEK in direct competition with Merck & Co., Inc.'s VICTRELIS™.

  •
  Advanced multiple clinical development programs, including:

  -->
  all-oral, interferon-free regimens for the treatment of hepatitis C virus infection, including clinical trials of VX-222, ALS-2158 and ALS-2200

  -->
  monotherapy and combination regimens incorporating KALYDECO that could expand the group of patients with cystic fibrosis who can benefit from our medicines

  -->
  VX-509 for the treatment of rheumatoid arthritis

  -->
  VX-787 for the treatment of influenza A

  •
  Became a cash-flow positive company (beginning in the third quarter of 2011). Our cash, cash equivalents and marketable securities at the end of each quarter in 2011 were as follows:

  •
  Acquired rights to ALS-2158 and ALS-2200, two HCV nucleotide polymerase inhibitors with distinct mechanisms of action, on financially advantageous terms.

  •
  Submitted a marketing authorization application for KALYDECO in the European Union and established an international commercial organization in anticipation of the potential approval of KALYDECO in the United States and abroad.

  •
  Implemented a CEO succession plan in anticipation of Matthew Emmens' retirement in 2012.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 3

SUMMARY INFORMATION (continued)

COMPENSATION HIGHLIGHTS

A major reason for our success in 2011 was our ability to attract, motivate and retain talented and experienced individuals across all areas of our business, including our named executive officers:

  Matthew W. Emmens, our Executive Chairman (who served as our Chair, CEO and President during 2011)

  Dr. Jeffrey M. Leiden, who became our CEO and President in February 2012

  Ian F. Smith, our Executive Vice President and Chief Financial Officer

  Dr. Peter Mueller, our Executive Vice President, Global Research and Development, and Chief Scientific Officer

  Nancy J. Wysenski, our Executive Vice President and Chief Commercial Officer

We believe that our compensation program has been and will continue to be successful in attracting and retaining the right executive team during this critical phase of our company's evolution. Our compensation program for our named executive officers was supported by 97% of the "Say-on-Pay" advisory votes cast by shareholders at our 2011 annual meeting of shareholders. Based on the success of our compensation program and after consideration of last year's "Say-on-Pay" advisory vote, we made no material modifications to our executive compensation program in 2011.

Our 2011 executive compensation decisions were made by applying our pay-for-performance compensation philosophy and principles, as follows:

•

Our executive officers' total compensation is comprised of a mix of base salary, annual cash incentives and long-term incentive awards that include both time-based stock options and performance-based restricted stock awards, and reflect a balance of elements so that a significant portion is performance-contingent, to better align our executives' financial interests with the interests of our shareholders.

•

As illustrated by the chart to the right, 91% of the total compensation in 2011 for Mr. Emmens was annual cash bonus and equity compensation, both of which are incentive-based.

•

We awarded our eligible named executive officers annual cash bonuses and long-term equity grants at above-target levels to reward them for the company's and their individual 2011 successes.

In 2011, we recruited Dr. Leiden to become our CEO and President and entered into an employment contract with him on terms that are consistent with our compensation philosophy and principles, and that we believe provide proper incentives and rewards for the achievement of short- and long-term company objectives.

Our named executive officers' total compensation for 2011 as determined under the rules of the Securities and Exchange Commission, or SEC, is set forth in the following table under the caption "Total Compensation." To supplement this information, we have included a column entitled "Total Realized Compensation," which subtracts the grant-date fair value of equity awards granted in 2011 and substitutes the actual value realized on the exercise of stock options and the vesting of restricted stock awards during 2011.

Named Executive Officer	Individual Rating	Salary	Annual Cash Bonus	Grant-Date Fair Value of 2011 Equity Awards	Total Compensation	Total Realized Compensation

Matthew W. Emmens	Leading/Exemplary	$1,163,068	$3,019,587	$9,174,409	$13,358,534	$5,474,628
Ian F. Smith	Leading	$523,535	$425,493	$2,383,057	$3,344,580	$2,105,394
Jeffrey M. Leiden	Not rated	$50,000	$—	$10,575,220	$10,717,661	$142,441
Peter Mueller	Leading/Exemplary	$581,534	$525,146	$2,818,437	$3,937,612	$5,998,814
Nancy J. Wysenski	Leading/Exemplary	$503,004	$454,230	$2,383,057	$3,352,768	$1,116,761

For more information regarding our named executive officers' compensation as calculated under SEC rules, see the narrative and notes accompanying the Summary Compensation Table set forth beginning on page 49. For more information regarding the calculation of "Total Realized Compensation" see the narrative accompanying the Total Realized Compensation Table on page 51.

4 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

SUMMARY INFORMATION (continued)

VOTING MATTERS

Our board of directors recommends that our shareholders vote FOR the director nominees and FOR each of the proposals.

ELECTION OF DIRECTORS (Item 1 – Page 9)

Jeffrey M. Leiden, our new Chief Executive Officer and President, and Bruce I. Sachs, our co-lead independent director, chair of our management development and compensation committee, or MDCC, and a member of our audit and finance committee, have been nominated for re-election at the 2012 annual meeting of shareholders. You will find important information about the qualifications and experience of both of our director nominees and each of our continuing directors in the section of this proxy statement captioned "Item 1: Election of Directors."

ADDITION OF 3.0 MILLION SHARES TO OUR STOCK AND OPTION PLAN (Item 2 – Page 21)

We are asking our shareholders to approve an increase in the number of shares of common stock authorized for issuance under our Amended and Restated 2006 Stock and Option Plan, or 2006 Plan, by 3,000,000 shares. We last requested additional shares for the 2006 Plan in 2010, which supported our broad-based equity program for 2010 and 2011. We believe that our equity compensation program has been fundamental to our success, and that the requested additional 3,000,000 shares are necessary in order to continue to attract and retain the right employees to achieve our short- and long-term business objectives.

We regularly review our compensation programs in light of the market for talented employees in our industry and our business and financial profile and will continue to do so in the future.

ADDITION OF 2.5 MILLION SHARES TO OUR EMPLOYEE STOCK PURCHASE PLAN (Item 3 – Page 28)

We are asking our shareholders to approve an amendment to our Employee Stock Purchase Plan, or ESPP, that increases the number of shares of common stock authorized for issuance under the ESPP by 2,500,000 shares. We believe that the ESPP provides an important employee benefit that helps us attract and retain employees and encourage their participation in and commitment to our business and financial success.

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 4 – Page 30)

We are asking our shareholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

"SAY-ON-PAY" ADVISORY VOTE (Item 5 – Page 33)

We are asking our shareholders to approve, on an advisory basis, our compensation program for our named executive officers. We believe that our compensation program has been and will continue to be successful in attracting and retaining the right executive team during this critical phase of our company's evolution. Our compensation program for our named executive officers was supported by 97% of the "Say-on-Pay" advisory votes cast by shareholders at our 2011 annual meeting of shareholders. Based on the success of our compensation program and after consideration of last year's "Say-on-Pay" advisory vote, we made no material modifications to our executive compensation program in 2011.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 5

PROXY STATEMENT

This proxy statement, with the enclosed proxy card, is being furnished to shareholders of Vertex Pharmaceuticals Incorporated in connection with the solicitation by our board of directors of proxies to be voted at our 2012 annual meeting of shareholders and at any postponements or adjournments thereof. The annual meeting will be held on Wednesday, May 16, 2012, at 9:30 a.m. at our headquarters, which are located at 130 Waverly Street, Cambridge, Massachusetts.

This proxy statement and the enclosed proxy card are first being mailed or otherwise furnished to our shareholders on or about April 13, 2012. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other materials regarding our company are being mailed to the shareholders with this proxy statement, but are not part of the proxy statement.

6 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors, the approval of an amendment to our Amended and Restated 2006 Stock and Option Plan that increases the number of shares of common stock authorized for issuance under this plan by 3,000,000 shares, the approval of an amendment to our Employee Stock Purchase Plan that increases the number of shares of common stock authorized for issuance under this plan by 2,500,000 shares, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and the approval on an advisory basis of our executive compensation program. Management, chairs of each committee of our board and representatives of Ernst & Young LLP are expected to attend the annual meeting and be available to respond to questions from shareholders.

WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Jeffrey M. Leiden, Ian F. Smith and David T. Howton, Jr. to serve as proxies at the annual meeting.

WHAT IS A PROXY STATEMENT?

It is a document that provides certain information about a company and matters to be voted upon at a meeting of shareholders. The SEC requires us to give you, as a shareholder, the information in this proxy statement when we are soliciting your vote.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

Shareholders of Record. If your shares are registered in your name with our transfer agent, Computershare, you are a shareholder of record with respect to those shares, and these proxy materials were sent directly to you by Computershare.

Street Name Holders. If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in "street name." The proxy materials were forwarded to you by your bank or broker, who is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your bank or broker how to vote the shares held in your account.

HOW MANY SHARES MUST BE REPRESENTED IN ORDER TO HOLD THE ANNUAL MEETING?

In order for us to conduct the annual meeting, holders of a majority of the shares entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum. If you are a shareholder of record, your shares are counted as present if you properly return a proxy card or voting instruction form by mail or if you attend the annual meeting and vote in person. If you are the beneficial owner of shares held in "street name" you must follow the instructions of your bank or broker in order to direct them how to vote the shares held in your account. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the annual meeting until a quorum is obtained.

HOW CAN I VOTE AT THE ANNUAL MEETING IF I OWN SHARES IN STREET NAME?

If you are a street name holder, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your bank or broker. A legal proxy is a bank's or broker's authorization for you to vote the shares it holds in its name on your behalf.

WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the annual meeting is March 19, 2012 and was established by our board of directors. On the record date, there were 210,784,155 shares of our common stock entitled to vote. Owners of record of common stock at the close of business on the record date are entitled to:

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receive notice of the annual meeting; and

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vote at the annual meeting and any adjournment or postponement of the annual meeting.

IF I SUBMIT A PROXY, MAY I LATER REVOKE IT AND/OR CHANGE MY VOTE?

Shareholders may revoke a proxy and/or change their vote prior to the completion of voting at the annual meeting by:

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signing another proxy card with a later date and delivering it to our Secretary, David T. Howton, Jr., 130 Waverly Street, Cambridge, Massachusetts 02139, before the annual meeting; or

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voting at the annual meeting, if you are a shareholder of record or hold your shares in street name and have obtained a legal proxy from your bank or broker.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 7

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING (continued)

WHAT IF I DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter following the directions described in the Notice or on their proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

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FOR the election of all director nominees;

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FOR approval of the amendment to our Amended and Restated 2006 Stock and Option Plan;

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FOR approval of the amendment to our Employee Stock Purchase Plan;

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FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

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FOR our executive compensation program.

ARE MY SHARES VOTED IF I DO NOT PROVIDE A PROXY?

If you are a shareholder of record and do not provide a proxy, you must attend the annual meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker if you do not provide voting instructions. Banks and brokers have the authority under applicable rules to vote shares on routine matters for which their customers do not provide voting instructions. The ratification of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter. The election of directors, the votes regarding amendments to our Amended and Restated 2006 Stock and Option Plan and our Employee Stock Purchase Plan and the approval of our executive compensation program are not considered routine, and banks and brokers cannot vote shares without instruction on those matters. Shares that banks and brokers are not authorized to vote on those matters are counted as "broker non-votes" and will have no effect on the results of those votes.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AND HOW ARE VOTES COUNTED?

Item 1: Election of Directors

The nominees for director who receive the most votes, also known as a "plurality" of the votes, will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors.

Item 2: Amendment to our Stock and Option Plan

To be approved, this proposal must receive an affirmative vote from shareholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.

Item 3: Amendment to our Employee Stock Purchase Plan

To be approved, this proposal must receive an affirmative vote from shareholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.

Item 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

To be approved, this proposal must receive an affirmative vote from shareholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.

Item 5: Advisory Vote to Approve our Executive Compensation Program

To be approved, this proposal must receive an affirmative vote from shareholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.

WHERE CAN I FIND MORE INFORMATION ABOUT MY VOTING RIGHTS AS A SHAREHOLDER?

The SEC has an informational website that provides shareholders with general information about how to cast their vote and why voting should be an important consideration for shareholders. You may access that website at sec.gov/spotlight/proxymatters.shtml.

8 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS

Our board of directors has nominated two directors, Jeffrey M. Leiden and Bruce I. Sachs, for election at our 2012 annual meeting of shareholders to hold office until our 2015 annual meeting of shareholders.

Our board of directors is our company's ultimate decision-making body except with respect to those matters reserved to the shareholders. Our board selects our senior management team, who in turn are responsible for the day-to-day operations of our company. Our board acts as an advisor and counselor to senior management and oversees its performance.

Our board consists of nine directors divided into three classes, with each class holding office for a three-year term. Jeffrey M. Leiden and Bruce I. Sachs, current Class II Directors, have been nominated by our board for re-election at the 2012 annual meeting of shareholders for a three-year term that will expire at the 2015 annual meeting of shareholders. Dennis L. Winger, a current Class II Director, is not standing for re-election. Each of the nominees has agreed to be named in this proxy statement and to serve if elected. We believe that both of the nominees will be able and willing to serve if elected. However, if any nominee should become unable for any reason or unwilling to serve, proxies may be voted for another person nominated as a substitute by our board of directors, or our board may reduce the number of directors.

BOARD STRUCTURE AND COMPOSITION

The corporate governance and nominating committee of our board of directors is responsible for recommending the composition and structure of our board and for developing criteria for board membership. This committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to general corporate strategy and oversight of corporate performance, risk management, organizational development and succession planning.

Our by-laws provide that the size of our board may range between three and eleven members. After our 2012 annual meeting of shareholders, we will have eight directors. Our corporate governance and nominating committee may seek one or more additional director candidates who meet the criteria below in order to complement the qualifications and experience of our existing board members. Our corporate governance and nominating committee may engage a search firm to recommend candidates who satisfy the criteria.

Director Criteria, Qualifications and Experience; Diversity. The corporate governance and nominating committee seeks to recommend for nomination directors of stature who have a substantive knowledge of our business and industry or who can bring to the board specific and valuable strategic or management capabilities acquired in other industries. The committee expects each of our directors to have proven leadership, sound judgment, integrity and a commitment to the success of our company. We also seek personal qualities that foster a respectful environment in which our directors listen to one another and are engaged and constructive. These goals for our board composition presuppose a diverse range of viewpoints, experiences and specific expertise. The corporate governance and nominating committee considers a nominee's personal characteristics and business experience relative to those of our existing board members, including the type of prior management experience, levels of expertise relevant to our business and its growth stage, prior board service, reputation in the business community, personal characteristics such as gender and race and other factors that the committee believes to be important at the specific point in time when choices for board membership are being made. At this time, our commitment to racial and gender diversity is demonstrated by the make-up of our board, which includes two members who are women and one member who is African-American.

The key experience, qualifications, attributes and skills brought by our directors to our board that are important to our business include:

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Corporate leadership experience. We believe that directors who have held significant corporate leadership positions over extended periods of time provide our company with special insights. These people generally have a practical understanding of organizational processes and strategy that is valuable during periods of organizational change and growth.

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Industry knowledge. We seek to have directors with substantive knowledge of the biotechnology, pharmaceutical or related industries. We believe that having a substantial portion of our board of directors comprised of individuals with experience as executives or directors in these industries provides our board with the background necessary to counsel our management regarding the issues facing our company.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 9

ITEM 1 – ELECTION OF DIRECTORS (continued)

•
Financial expertise. We believe that an understanding of finance is important for our board of directors, and our budgeting processes and financial and strategic transactions require our directors to be financially knowledgeable. In addition, we seek to have a number of directors qualified to serve on our audit and finance committee and at least one director with in-depth knowledge of financial statements and financial reporting processes sufficient to qualify as an audit committee financial expert under applicable regulatory standards.

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Scientific experience. As a biopharmaceutical company that seeks to be a leading innovator, we look for directors with backgrounds in science and technology and in particular the research and development of pharmaceutical products.

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Commitment to company values and goals. We seek directors who are committed to our company and its values and goals and who value the contributions that can be provided by individuals who believe in our company and its prospects for success.

SHAREHOLDER-RECOMMENDED DIRECTOR CANDIDATES

The corporate governance and nominating committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described above under Director Criteria, Qualifications and Experience; Diversity. Shareholders recommending candidates for consideration should submit any pertinent information regarding the candidate, including biographical information and a statement by the proposed candidate that he or she is willing to serve if nominated and elected, by mail to our corporate secretary at our offices at 130 Waverly Street, Cambridge, Massachusetts 02139. If a shareholder wishes to nominate a candidate to be considered for election as a director at the 2013 annual meeting of shareholders using the procedures set forth in our by-laws, the shareholder must follow the procedures described in Other Information—Shareholder Proposals for the 2013 Annual Meeting and Nominations for Director on page 67 of this proxy statement.

MAJORITY VOTE POLICY

Under our by-laws, directors are elected by a plurality of votes. However, our board's policy is that any nominee for director in an uncontested election who receives a greater number of votes "withheld" than votes "for" the nominee's election should promptly tender his or her resignation to the chair of our board following certification of the shareholder vote. Our corporate governance and nominating committee will promptly consider the tendered resignation. Based on all factors it deems in its discretion to be relevant, the committee will recommend that our board either accept or reject the resignation and may recommend that the board adopt measures designed to address any issues perceived to underlie the election results. Our board will then act on the corporate governance and nominating committee's recommendation. We will promptly disclose our board's decision, including, if applicable, the reasons for rejecting the tendered resignation. Any director whose resignation is being considered under this policy will not participate in the corporate governance and nominating committee or board considerations, recommendations or actions with respect to the tendered resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

10 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS – DIRECTOR NOMINEES

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the board of directors to conclude that the director nominee or continuing director should serve on our board of directors at this time.

 DIRECTOR NOMINEES

CLASS II DIRECTORS—PRESENT TERMS EXPIRING IN 2012 AND PROPOSED TERMS TO EXPIRE IN 2015

Jeffrey M. Leiden, M.D., Ph.D.	Chief Executive Officer and President
Age: 56
Director Since: 2009

Dr. Leiden has been our Chief Executive Officer and President since February 1, 2012. He joined us as our CEO Designee in December 2011. We have agreed to elect him to serve as Chair of our Board beginning in May 2012. Dr. Leiden served as our lead independent director from October 2010 through December 2011. Dr. Leiden was a Managing Director at Clarus Ventures, a life sciences venture capital firm, from 2006 until he joined us. Dr. Leiden was President and Chief Operating Officer of Abbott Laboratories, Pharmaceuticals Products Group, and a member of the Board of Directors of Abbott Laboratories from 2001 to 2006. From 1987 to 2000, Dr. Leiden held several academic appointments, including the Rawson Professor of Medicine and Pathology and Chief of Cardiology and Director of the Cardiovascular Research Institute at the University of Chicago, the Elkan R. Blout Professor of Biological Sciences at the Harvard School of Public Health, and Professor of Medicine at Harvard Medical School. He is an elected member of both the American Academy of Arts and Sciences, and the Institute of Medicine of the National Academy of Sciences. Dr. Leiden is a senior advisor to Clarus Ventures. Dr. Leiden was a director and the non-executive Vice Chairman of the Board of Directors of Shire plc, a specialty biopharmaceutical company, from 2006 to January 2012, and was a member of the Board of Directors of Millennium Pharmaceuticals, Inc. from October 2007 until it was acquired in June 2008. Dr. Leiden received his M.D., Ph.D. and B.A. degrees from the University of Chicago.

Skills and Qualifications: Dr. Leiden possesses strong leadership qualities, demonstrated through his service as an executive in the pharmaceutical industry and as a life sciences venture capitalist, and has extensive knowledge of the science underlying drug discovery and development through his experiences as a distinguished physician, scientist and teacher. He also provides our board with in-depth knowledge of our company through the day-to-day leadership of our executive team.

Bruce I. Sachs	Co-lead Independent Director
Age: 52	Chair – Management Development and Compensation Committee
Director Since: 1998	Member – Audit and Finance Committee

Mr. Sachs is a General Partner at Charles River Ventures, a venture capital firm he joined in 1999. In 1998 and 1999, he served as Executive Vice President and General Manager of Ascend Communications, Inc. In 1997 and 1998, Mr. Sachs served as President and Chief Executive Officer of Stratus Computer, Inc. From 1995 to 1997, he served as Executive Vice President and General Manager of the Internet Telecom Business Group at Bay Networks, Inc. From 1993 to 1995, he served as President and Chief Executive Officer at Xylogics, Inc. Mr. Sachs was a director of BigBand Networks, Inc., a network-based platform company, from 2005 through June 2009. Mr. Sachs holds a B.S.E.E. in electrical engineering from Bucknell University, an M.E.E. in electrical engineering from Cornell University and an M.B.A. from Northeastern University.

Skills and Qualifications: Our board believes that Mr. Sachs should serve as a director because of his strong business judgment and financial analytical skills, honed through his experience developing business strategy at a senior management level and his success in building companies and in venture capital. In addition, Mr. Sachs has extensive business leadership experience, including service as a CEO at a technology company, as well as financial expertise.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 11

ITEM 1 – ELECTION OF DIRECTORS – CONTINUING DIRECTORS

CONTINUING DIRECTORS

CLASS III DIRECTORS—TERMS EXPIRING IN 2013

Joshua Boger, Ph.D.
Age: 60	Chair – Science and Technology Committee
Director Since: 1989

Dr. Boger is the founder of Vertex. He was our Chief Executive Officer from 1992 through May 2009. He was our Chair of our Board from 1997 until May 2006 and our President from our inception until December 2000, and from 2005 through February 2009. He was our Chief Scientific Officer from 1989 until May 1992. Prior to founding Vertex in 1989, Dr. Boger held the position of Senior Director of Basic Chemistry at Merck Sharp & Dohme Research Laboratories in Rahway, New Jersey, where he headed both the Department of Medicinal Chemistry of Immunology & Inflammation and the Department of Biophysical Chemistry. Dr. Boger holds a B.A. in chemistry and philosophy from Wesleyan University and M.S. and Ph.D. degrees in chemistry from Harvard University.

Skills and Qualifications: Dr. Boger's qualifications for our board include his extensive industry knowledge and leadership experience. Dr. Boger brings an in-depth knowledge of issues facing our company and our industry as a result of his continued active participation in various industry related organizations, including as the Chair of the Board of Directors of NEHI, a nonprofit, independent health policy institute, his experience founding and leading Vertex and his distinguished career as a scientist.

Terrence C. Kearney
Age: 57	Member – Audit and Finance Committee
Director Since: 2011	Member – Management Development and Compensation Committee

Mr. Kearney served as the Chief Operating Officer of Hospira, Inc., a specialty pharmaceutical and medication delivery company, from April 2006 to January 2011. From April 2004 to April 2006, he served as Hospira's Senior Vice President, Finance, and Chief Financial Officer, and he served as Acting Chief Financial Officer through August 2006. Mr. Kearney served as Vice President and Treasurer of Abbott Laboratories from 2001 to April 2004. From 1996 to 2001, Mr. Kearney was Divisional Vice President and Controller for Abbott's International Division. He received his B.S. in biology from the University of Illinois and his M.B.A. from the University of Denver.

Skills and Qualifications: Our board believes that Mr. Kearney's corporate leadership experience, industry knowledge and financial expertise make him a valuable contributor to our board. He has a practical perspective on the management of global pharmaceutical operations, including commercial, manufacturing and research and development activities, and financial management strategies. He is an "audit committee financial expert" as defined in SEC regulations, with particular experience in matters faced by the audit committee of a company with pharmaceutical product revenues and related expenses.

12 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS – CONTINUING DIRECTORS (continued)

CLASS III DIRECTORS—TERMS EXPIRING IN 2013 (CONTINUED)

Elaine S. Ullian	Co-lead Independent Director
Age: 64	Chair – Corporate Governance and Nominating Committee
Director Since: 1997	Member – Audit and Finance Committee

From 1996 through January 2010, Ms. Ullian served as President and Chief Executive Officer of Boston Medical Center, a private, not-for-profit, 626-bed, academic medical center with a community-based focus. From 1994 to 1996, she served as President and Chief Executive Officer of Boston University Medical Center Hospital. From 1987 to 1994, Ms. Ullian served as President and Chief Executive Officer of Faulkner Hospital. She also serves as a director of Thermo Fisher Scientific Inc. and Hologic, Inc. In addition, Ms. Ullian was a member of the Board of Directors of Valeant Pharmaceuticals, Inc. from 2005 through 2007. Ms. Ullian holds a B.A. in political science from Tufts University and an M.P.H. from the University of Michigan.

Skills and Qualifications: Our board believes that Ms. Ullian brings significant leadership experience acquired as the CEO of large health care providers to our board. She also provides the board with the perspective of providers, payors and patients, for whom our products are intended.

CLASS I DIRECTORS—TERMS EXPIRING IN 2014

Matthew W. Emmens	Executive Chairman
Age: 60
Director Since: 2004

Mr. Emmens became our Executive Chairman on February 1, 2012, and has served as the Chair of our Board since May 2009. Mr. Emmens plans to retire in May 2012 and to step down as Executive Chairman and the Chair of our Board at that time. Mr. Emmens was our Chief Executive Officer from May 2009 through February 2012 and our President from February 2009 through February 2012. Mr. Emmens also serves as the Chairman of the Board of Directors of Shire plc and has been a member of Shire's board since March 2003. From March 2003 to June 2008, Mr. Emmens was also the Chief Executive Officer of Shire. Before joining Shire in 2003, Mr. Emmens served as President of Merck KGaA's global prescription pharmaceuticals business in Darmstadt, Germany. In 1999, he joined Merck KGaA and established EMD Pharmaceuticals, Inc., its United States prescription pharmaceutical business. Mr. Emmens held the position of President and Chief Executive Officer at EMD Pharmaceuticals from 1999 to 2001. Prior to this, Mr. Emmens held various positions, including Chief Executive Officer, at Astra Merck, Inc., as well as several positions at Merck & Co., Inc. Mr. Emmens was a member of the Board of Directors of Incyte Corporation, a drug development company, from 2006 through February 2009. Mr. Emmens received a B.S. in business management from Farleigh Dickinson University.

Skills and Qualifications: Our board believes Mr. Emmens is a valuable contributor to our board due to the in-depth knowledge of our company he has acquired through his recent experiences as our President and CEO, and his extensive experience as both a CEO and board member at numerous pharmaceutical and biotechnology organizations. Mr. Emmens' strong leadership qualities, industry knowledge and financial expertise provide him with the background to counsel both management and his fellow board members about issues facing our company.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 13

ITEM 1 – ELECTION OF DIRECTORS – CONTINUING DIRECTORS (continued)

CLASS I DIRECTORS—TERMS EXPIRING IN 2014 (CONTINUED)

Margaret G. McGlynn
Age: 52	Member – Corporate Governance and Nominating Committee
Director Since: 2011	Member – Science and Technology Committee

Ms. McGlynn has served as the President and Chief Executive Officer of the International AIDS Vaccine Initiative, a global not-for-profit organization whose mission is to ensure the development of safe, effective and accessible HIV vaccines for use throughout the world, since July 2011. Ms. McGlynn served as President, Vaccines and Infectious Diseases of Merck & Co., Inc. from 2005 until 2009. Ms. McGlynn joined Merck in 1983 and served in a variety of marketing, sales and managed care roles. Ms. McGlynn is a member of the Board of Directors of Air Products and Chemicals, Inc., a company specializing in gases and chemicals for industrial uses, and Amicus Therapeutics, Inc., a biopharmaceutical company. She is also a member of the National Industrial Advisory Committee at the University at Buffalo School of Pharmacy and Pharmaceutical Sciences. Ms. McGlynn holds a B.S. in pharmacy and an M.B.A. in marketing from the State University of New York at Buffalo.

Skills and Qualifications: Our board believes that Ms. McGlynn's corporate leadership experience and industry knowledge make her a valuable contributor to our board. Her service as an executive at Merck and her service on the board of Amicus Therapeutics and the board and audit committee of Air Products and Chemicals, Inc. give her a practical understanding of organizational practices valuable to a company at our stage of growth. Her experience in the development of treatments for infectious diseases provides her with a valuable understanding of the scientific issues we face in the drug development process.

Wayne J. Riley, M.D.
Age: 52	Member – Corporate Governance and Nominating Committee
Director Since: 2010	Member – Management Development and Compensation Committee
Member – Science and Technology Committee

Dr. Riley is President and Chief Executive Officer of Meharry Medical College, a position he has held since January 2007. In addition, he holds the academic rank of Professor of Internal Medicine at both Meharry and Vanderbilt University Schools of Medicine, and is also a Senior Health Policy Associate at the Robert Wood Johnson Center for Health Policy at Meharry. From May 2004 to December 2006, Dr. Riley served as a corporate officer and member of the executive management team as Vice President and Vice Dean for Health Affairs and Governmental Relations and Associate Professor of Medicine at Baylor College of Medicine, and Assistant Chief of Medicine at Ben Taub General Hospital, Baylor's primary adult public hospital teaching affiliate. He served as Assistant Dean for Education at Baylor College of Medicine from 2000 to 2004. Dr. Riley is a member of the Board of Directors of Pinnacle Financial Partners, Inc., a financial services holding firm, and HCA Holdings, Inc., a leading operator of hospitals and health facilities. Dr. Riley earned a B.A. from Yale University, an M.P.H. in health systems management from the Tulane University School of Public Health and Tropical Medicine, an M.D. from the Morehouse School of Medicine and an M.B.A. from the Jones Graduate School of Business, Rice University.

Skills and Qualifications: Our board believes Dr. Riley is a valuable contributor to our board due to the corporate leadership skills he has acquired through his experience as the President and CEO of Meharry Medical College and through his prior executive positions at Baylor College of Medicine and Ben Taub General Hospital. As a physician, executive, clinician educator, and public health and health policy expert, he brings a unique perspective on the scientific and medical issues we face in pharmaceutical development and commercialization.

14 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Statement of Corporate Governance Principles, which addresses the role and composition of our board and the functioning of the board and its committees. You can find our governance documents, including our Statement of Corporate Governance Principles, charters for each committee of the board, and our Code of Conduct, on our website www.vrtx.com under "Finances/Investor Info—Corporate Governance—Governance Documents."

 INDEPENDENCE, CHAIR AND CO-LEAD INDEPENDENT DIRECTORS

Our board has determined that six of our nine directors qualify as "independent" under the definition of that term adopted by The Nasdaq Stock Market LLC. These directors are Mr. Kearney, Ms. McGlynn, Dr. Riley, Mr. Sachs, Ms. Ullian and Mr. Winger. Our independent directors generally meet in executive session at each regularly scheduled board meeting.

Mr. Emmens, our Executive Chairman and former CEO, serves as the chair of our board. We have agreed that Dr. Leiden will become the chair of our board after the 2012 annual meeting of shareholders in May, and our employment agreement with Dr. Leiden provides that he will serve as the chair of our board through January 31, 2016. In addition to our board chair, we have two co-lead independent directors, who are elected by the independent directors. Each of the board committees (other than the science and technology committee) is chaired by one of our independent directors.

Our board believes that strong, independent board leadership is a critical aspect of effective corporate governance, and our corporate governance principles require that if the chair is not an independent director, that the independent directors elect a lead independent director. In December 2011, our independent directors elected Mr. Sachs and Ms. Ullian to serve as co-lead independent directors. We believe this structure provides our board independent leadership, while providing the benefit of having our CEO, the individual with primary responsibility for managing our day-to-day operations, chair regular board meetings as we discuss key business and strategic issues. Combined with the co-lead independent directors and experienced and independent committee chairs, this structure provides strong independent oversight of management.

Our co-lead independent directors' responsibilities include:

•
calling and leading regular and special meetings of the independent directors;

•
serving as a liaison between our executive leaders and the independent directors;

•
reviewing the planned dates for regularly scheduled board meetings and the primary agenda items for each meeting; and

•
reviewing with the chair of each board committee agenda items that fall within the scope of the responsibilities of that committee.

BOARD COMMITTEES

Our board has established various committees to assist in discharging its duties: the audit and finance committee, the corporate governance and nominating committee, the management development and compensation committee, or MDCC, and the science and technology committee. Each member of the audit and finance committee, corporate governance and nominating committee and MDCC is an independent director as that term is defined by the SEC and The Nasdaq Stock Market LLC. The primary responsibilities of each of the committees are set forth below, and the committee memberships are provided in the table appearing on page 17.

Each of the committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the committee in carrying out its responsibilities.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 15

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

 RISK MANAGEMENT

Our board of directors discharges its overall responsibility to oversee risk management with a focus on our most significant risks. We face considerable risk related to the commercialization of our approved products, including regulatory risk with respect to our promotional activities and competition from approved drugs and investigational drug candidates that may have product profiles superior to our approved products. We continue to invest significant resources in research programs and early- and mid-stage clinical development programs as part of our strategy to develop drug candidates in therapeutic areas with significant unmet need. With respect to each of our drug development and commercialization programs, we face considerable risk that the program will not ultimately result in a commercially successful pharmaceutical product. Our board and its committees monitor and manage the strategic, compliance and operational risks related to INCIVEK and KALYDECO and our research and development programs through regular board and committee discussions that include presentations to the board and its committees by our executive officers as well as during in-depth short- and long-term strategic reviews held at least annually.

For certain specific risk types, our board of directors has delegated oversight responsibility to board committees as follows:

•
Our audit and finance committee oversees our risk policies and processes related to the quality and integrity of our accounting, auditing and financial reporting practices, including our audited and unaudited financial statements and internal controls. The audit and finance committee focuses on our financial structure and financing strategy and reviews and makes recommendations to our board with respect to liquidity risks. The audit and finance committee also is responsible for addressing risks arising from related party transactions.

•
Our MDCC oversees risks associated with our compensation policies, management resources and structure, succession planning, and management development and selection processes.

•
Our corporate governance and nominating committee oversees risks related to the company's governance structure and litigation exposure.

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to all of our directors and employees, including our chief executive officer and chief financial and accounting officers. Our Code of Conduct is available on our website www.vrtx.com under "Finances/Investor Info—Corporate Governance—Governance Documents." Disclosure regarding any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors or principal executive, financial or accounting officers will be posted on our website or included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

16 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

 BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director	Independence	Board	Audit and Finance	Corporate Governance and Nominating	Management Development and Compensation	Science and Technology	2011 Attendance at Meetings (1)

Joshua Boger		•				Chair	100%

Matthew W. Emmens		Chair					100%

Terrence C. Kearney	✓	•	•		•		100%

Jeffrey M. Leiden		•					100%

Margaret G. McGlynn	✓	•		•		•	100%

Wayne J. Riley	✓	•		•	•	•	100%

Bruce I. Sachs	✓	Co-lead	•		Chair		100%

Elaine S. Ullian	✓	Co-lead	•	Chair			100%

Dennis L. Winger	✓	•	Chair				100%

2011 Meetings		9	9	5	4	2

(1)
Each of our directors is encouraged to attend each meeting of shareholders. Each of our directors who were then members of our board attended our 2011 annual meeting of shareholders.

Audit and Finance Committee

The primary purposes of the audit and finance committee are to (i) assist our board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices; and (ii) review and make recommendations to our board concerning our financial structure and financing strategy.

In addition, our audit and finance committee focuses on the qualitative aspects of our financial reporting to shareholders, on our processes to manage business and financial risk and on compliance with significant applicable legal, ethical and regulatory requirements relating to our financial operations. Our independent registered public accounting firm reports directly to, and is held accountable by, our audit and finance committee in connection with the audit of our annual financial statements and related services. Our audit and finance committee has sole authority over the appointment, compensation and oversight of the work of our independent registered public accounting firm, and where appropriate, the replacement of that firm.

Mr. Kearney and Mr. Winger, the current chair of our audit and financial committee, are "audit committee financial experts" as that term is defined in applicable regulations of the SEC.

The report of the audit and finance committee appears on page 32 of this proxy statement.

Approval of Related Person Transactions. Our audit and finance committee reviews and, if appropriate, recommends for approval or ratification by our board of directors, all transactions with related persons that are required to be disclosed by us pursuant to Item 404(a) of Regulation S-K, except for our transactions related to the employment of executive officers, which are recommended for approval by the MDCC. Our policies and procedures with respect to transactions with related persons are governed by our written Related Party Transaction Policy. Pursuant to this policy, related party transactions include transactions, arrangements or relationships in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% shareholders or their immediate family members, who we refer to as related persons, has a direct or indirect material interest, except where disclosure of such transaction would not be required pursuant to Item 404(a) of Regulation S-K. As appropriate for the circumstances, our audit and finance committee will review and consider the related person's interest in the related party transaction and such other factors as it deems appropriate. Except as follows, since January 1, 2011, we have not entered into any transactions that would have to be disclosed pursuant to Item 404(a) of Regulation S-K.

Transactions with Related Persons. Kenneth S. Boger, our former senior vice president and chief legal officer, is the brother of Dr. Joshua Boger, a member of our board of directors. Mr. Kenneth Boger was an executive officer of the company from 2001 until his retirement in September 2011, and all elements of his compensation, at all times during his employment, were reviewed and approved by our board of directors, except that Dr. Joshua Boger did not participate in any discussions with respect to Mr. Kenneth Boger's compensation. Mr. Kenneth Boger was paid $337,154 in salary in 2011. Mr. Kenneth Boger also received equity grants in 2011 pursuant to our compensation program for

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 17

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

named executive officers described in Compensation Discussion and Analysis—Detailed Discussion below, substantially all of which did not vest prior to his retirement.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee:

•
assists our board of directors in developing and implementing our corporate governance principles;

•
recommends the size and composition of our board and its committees;

•
monitors a process to assess the effectiveness of our board;

•
recommends director compensation;

•
identifies qualified individuals to become members of our board; and

•
recommends director nominations to the full board.

Management Development and Compensation Committee

Our MDCC:

•
recommends to our full board the amount, character and method of payment of compensation of all of our executive officers;

•
provides advice on management's plans for the succession of our executives, including our CEO; and

•
administers our stock and option plans and employee stock purchase plan.

The MDCC has the authority to delegate any of its responsibilities to individual members of the MDCC to the extent deemed appropriate by the MDCC in its sole discretion, but subject always to the general oversight of the board of directors.

See Compensation Discussion and Analysis—Detailed Discussion below for a discussion of the MDCC's role in overseeing executive compensation.

The report of the MDCC appears at page 48 of this proxy statement.

Compensation Committee Interlocks and Insider Participation. Mr. Kearney, Dr. Leiden, Mr. Riley and Mr. Sachs served on the MDCC during 2011. Each member of the MDCC was an independent director while serving on the MDCC during 2011. With the exception of Dr. Leiden, who resigned as a member of the MDCC upon becoming an employee in December 2011, no member of our board of directors who was a member of our MDCC at any time during 2011 has ever been one of our employees or officers. No member of our board of directors who was a member of our MDCC at any time during 2011 has ever been a party to a transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K prior to becoming a member of our MDCC. During 2011, none of our executive officers served as a member of the board of directors or compensation committee of the board of directors, or performed the equivalent functions, of any entity that has one or more executive officers serving as a member of our board or the MDCC.

Science and Technology Committee

Our science and technology committee discharges our board's responsibilities relating to the oversight of our investment in pharmaceutical research and development. In furtherance of that oversight function, the science and technology committee:

•
reviews and assesses our current and planned research and development programs and technology initiatives from a scientific perspective;

•
assesses the capabilities of our key scientific personnel and the depth and breadth of our scientific resources;

•
provides strategic advice to our board regarding emerging science and technology issues and trends; and

•
periodically reviews our patent portfolio and strategy.

18 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

DIRECTOR COMPENSATION

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals. Dr. Leiden, our chief executive officer and president, has not received any additional compensation for his service on the board since he became an executive officer in December 2011, and his compensation as a non-employee director in 2011 is included in the Compensation and Equity Tables section below.

Compensation Program

Our current compensation program for our independent directors is set forth in the following table:

Compensation Element	Compensation Amounts – Adopted Effective June 1, 2011

Cash
Annual Cash Retainer		$50,000
Annual Committee Chair Retainer	Audit and Finance Committee	$25,000
	Corporate Governance and Nominating Committee	$20,000
	Management Development and Compensation Committee	$20,000
	Science and Technology Committee	$12,500
Annual Committee Retainer (non-Chair)		$ 5,000
Annual Lead Independent Director Retainer (for each Co-lead)		$25,000
Equity
Initial Equity Grant	Option to purchase 30,000 shares of common stock. These options vests quarterly over a four-year period from the date of grant.
Annual Equity Retainer	Option to purchase 20,000 shares of common stock granted on June 1 of each year. These options are fully-vested upon the date of grant.
Co-lead Independent Director Annual Grant	Option to purchase 2,500 shares of common stock granted on June 1 of each year. These options are fully-vested upon the date of grant.

We adjusted our non-employee director compensation program in the first half of 2011 to simplify the compensation program, and we expect to continue to periodically review and may adjust our non-employee director compensation program in the future. The June 1, 2011 adjustment to our non-employee director compensation program (i) did not affect our non-employee directors' equity compensation, (ii) increased the annual retainers payable for service on our board and its committees and (iii) eliminated the payment of fees for attendance at board and committee meetings.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 19

DIRECTOR COMPENSATION (continued)

Summary 2011 Compensation

Director	Fees Earned or Paid in Cash	Option Awards(1)	Total

Joshua Boger	$53,125	$515,892	$569,017
Terrence C. Kearney (initially elected May 17, 2011)	$32,500	$1,334,853	$1,367,353
Margaret G. McGlynn (initially elected May 12, 2011)	$36,250	$1,338,876	$1,375,126
Wayne J. Riley	$54,208	$515,892	$570,100
Bruce I. Sachs	$57,750	$515,892	$573,642
Elaine S. Ullian	$65,625	$515,892	$581,517
Dennis L. Winger	$62,166	$515,892	$578,058
Stuart J. M. Collinson (retired May 12, 2011)	$13,123	$—	$13,123
Eugene H. Cordes (retired May 12, 2011)	$14,498	$—	$14,498
(1)
The amounts set forth under the caption "Option Awards" in the table above represent the grant-date fair value for financial statement reporting purposes of the equity awards granted during 2011. Our methodology, including underlying estimates and assumptions, for calculating these values is set forth in Note M to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 22, 2012.

2011 Equity Grants

Option Grant	Date	Shares	Exercise Price	Grant-Date Fair Value

Annual Non-employee Director Retainer	June 1, 2011	20,000	$53.85	$515,892
Initial Grant – Margaret G. McGlynn	May 12, 2011	30,000	$57.27	$822,984
Initial Grant – Terrence C. Kearney	May 17, 2011	30,000	$56.99	$818,961

Outstanding Equity

As of December 31, 2011, our non-employee directors had outstanding stock options to purchase our common stock as follows:

Director	Exercisable Options	Total Outstanding Options

Joshua Boger	1,926,453	1,926,453
Terrence C. Kearney	23,750	50,000
Margaret G. McGlynn	23,750	50,000
Wayne J. Riley	29,375	50,000
Bruce I. Sachs	120,000	120,000
Elaine S. Ullian	120,000	120,000
Dennis L. Winger	56,875	70,000

As of December 31, 2011, Dr. Boger held 9,505 shares of unvested restricted stock, which vested in full on February 7, 2012.

20 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

ITEM 2 – AMENDMENT TO OUR STOCK AND OPTION PLAN TO ADD 3.0 MILLION SHARES

Our board of directors believes that our broad-based equity compensation program is essential to attract, retain and motivate people with the necessary talent and experience and to provide additional incentive to achieve our short- and long-term business objectives. We are requesting that our shareholders approve an increase in the number of authorized shares under our Amended and Restated 2006 Stock and Option Plan of 3,000,000 shares.

In February 2012, our board amended our Amended and Restated Stock and Option Plan, or 2006 Plan, subject to shareholder approval, by increasing the number of shares of common stock authorized for issuance under the 2006 Plan by 3,000,000 shares. We believe that our equity compensation program has been fundamental to our success over the last several years, and that the requested additional 3,000,000 shares, which would represent less than 1.5% of our outstanding common stock, are necessary in order to continue our equity compensation program and to attract and retain the right employees to achieve our short- and long-term business objectives.

Broad-Based Equity Compensation Program

Since the company's inception, we have compensated all employees using a mix of cash and equity. Our broad-based equity program has allowed us to conserve cash while motivating our employees to act in the company's and shareholders' interests. We believe it is important that all of our employees approach their jobs with a long-term perspective and are motivated to build value for the company and its shareholders.

Our 2006 Plan provides opportunities for ownership of shares of our common stock through stock option grants, restricted stock grants and other stock-based awards that in each case vest over time or on the basis of achievement of performance objectives. Our equity compensation program rewards both past and future performance. The number of shares each employee is awarded on an annual basis is based on the employee's performance rating for the prior year, with higher performance levels rewarded with more shares. The future value of stock options is performance-based because it is tied directly to stock price increases over time, such that stock options have value only if the stock price increases. Similarly, the value of restricted stock is tied directly to the price of our stock over time.

The majority of the equity grants made under the 2006 Plan are awarded to our non-executive employees. The following table reflects the distribution of the grants that we awarded to employees across all levels of the company under our annual equity compensation program for 2011, consisting of our mid-year grants made in July 2011 and year-end grants made in February 2012, and excluding new-hire grants.

The mix of cash and equity compensation is more heavily weighted toward equity for employees at higher levels, making a greater portion of compensation performance-based for our CEO and other executives. The stock option/restricted stock mix of our equity grants to all of our executives is weighted significantly towards options, and most restricted stock grants to our executives provide for accelerated vesting only if pre-specified company performance objectives are achieved.

We believe that the level of awards under our equity compensation program, which has resulted in the net issuance of equity awards of between approximately 1.8% and 2.8% of our outstanding common stock annually for the last three years (as described below), is appropriate and reasonable at this stage of the company's evolution. We regularly review our compensation programs in light of the market for talented employees in our industry and our business and financial profile and will continue to do so in the future.

Gross vs. Net Aggregate Annual Equity Awards

Our total equity grants in each of the last three years have represented between 2.7% and 3.5% of our total outstanding shares of common stock per year on a gross basis, and between 1.8% and 2.8% of our total outstanding shares of common stock per year on a net basis. In determining the "net annual award" percentages, we

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 21

ITEM 2 – AMENDMENT TO OUR STOCK AND OPTION PLAN TO ADD 3.0 MILLION SHARES (continued)

subtract awards that are cancelled or forfeited from the total number of shares awarded as equity compensation in a calendar year. We believe that this is a more appropriate way of looking at shareholder dilution than the "gross annual award" percentage, because shares underlying awards that do not vest or are forfeited do not result in any dilution to our shareholders.

The following table shows our net equity grants during 2009, 2010 and 2011 and the percentage of our outstanding common stock as of the end of each such year represented by such grants.

	2009(1)	2010	2011

	(in thousands, except percentages)
Options Granted	6,085	4,621	5,754
Options Cancelled	1,281	1,694	2,005
Net Options Granted	4,804	2,927	3,749
Restricted Stock Granted	951	846	1,185
Restricted Stock Repurchased	236	98	269
Net Restricted Stock Granted	715	748	916
Total Shares Granted	7,036	5,467	6,939
Total Outstanding Shares	199,955	203,523	209,304
Total Equity Granted, percentage of total outstanding shares	3.5%	2.7%	3.3%
Total Equity Granted, net of cancellations and terminations	5,519	3,675	4,665
Net Equity Granted, percentage of total shares outstanding	2.8%	1.8%	2.2%
(1)
Includes (a) options to purchase an aggregate of 949,000 shares of our common stock and (b) restricted stock awards of an aggregate of 154,129 shares of common stock that were awarded to Mr. Emmens and Ms. Wysenski as sign-on equity grants in 2009. Also includes options to purchase 990,000 shares of common stock that were issued in October 2009 as supplemental retention grants to key executives with specific responsibilities for the approval and launch of INCIVEK.

Outstanding Equity Awards

As of March 19, 2012, options to purchase an aggregate of 22,970,144 shares were outstanding under our stock and option plans. Based on historical data regarding employee exercise behavior, we estimate that options granted in the last three years will remain outstanding for an average of approximately 6 years from the grant date, which is longer than the period disclosed by eight out of nine of our comparator companies. Additional information regarding our comparator companies is available under the heading Compensation Decision-making Process—Analysis of Compensation Practices of Comparator Companies.

Total Shareholder Return

Shareholders and third parties providing advice with respect to proxy solicitations for equity plan share increases may consider various measures of "total shareholder return" in their evaluation. These measures tend to reflect stock price performance on a "snapshot" basis, usually as of the end of a calendar year, which can distort stock performance measures for companies that experience significant volatility in their stock price. Our stock price ranged from $26.50 to $58.87 in 2011 and from $13.84 to $58.87 over the last four years. Under these circumstances, we believe that the underlying strength of our business and the performance of our stock is better reflected in the following table, which shows the average daily closing price of our common stock during 2008, 2009, 2010 and 2011.

Average Daily Closing Price of Common Stock
for the Year Ended December 31,

Submission of Amendment and Shares Available for Future Awards

We are submitting this amendment to our shareholders as required under applicable rules of The Nasdaq Stock Market LLC and to ensure (i) favorable federal income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, for any grants of incentive stock options that we may make under our 2006 Plan and (ii) continued eligibility under Rule 162(m) of the Code to receive a federal income tax deduction with respect to compensation earned upon exercise of options under our 2006 Plan.

As of March 19, 2012, there were 5,138,260 shares remaining available for award under our 2006 Plan. No additional awards may be granted under our other stock and option plans.

As of March 19, 2012, options to purchase an aggregate of 20,147,237 shares having a weighted-average exercise price of $36.68 and a weighted-average term before expiration of 7.85 years were outstanding under our 2006 Plan, and

22 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

ITEM 2 – AMENDMENT TO OUR STOCK AND OPTION PLAN TO ADD 3.0 MILLION SHARES (continued)

options to purchase an aggregate of 2,822,907 shares having a weighted-average exercise price of $22.77 and a weighted-average term before expiration of 2.57 years were outstanding under our other stock and option plans. Also on March 19, 2012, there were outstanding an aggregate of 2,143,897 unvested shares of restricted stock and shares subject to restricted stock units granted under our 2006 Plan.

On April 5, 2012, the last sales price for our common stock on the Nasdaq Global Select Market was $40.04 per share.

Key Provisions of our 2006 Plan

Our 2006 Plan includes a number of provisions designed to serve shareholders' interests and facilitate effective corporate governance, including the following:

•
No Stock Option Repricing/Exchange: The 2006 Plan does not permit the repricing of stock options or the exchange of underwater options for cash or other awards without shareholder approval.

•
No Discounted Awards: Awards having an exercise price will not be granted with an exercise price less than the fair market value on the date of grant.

•
No "Evergreen" Provision: The 2006 Plan does not contain an "evergreen" or similar provision. The 2006 Plan fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock.
•
No Reload Rights: Stock options granted under the 2006 Plan do not contain provisions entitling participants to automatic grants of additional stock options in connection with the exercise of the original option.

•
Limitation on Reuse of Shares: Shares that are delivered to, or withheld by, the company under an award may not be reissued under the 2006 Plan. Shares may be delivered or withheld in connection with the exercise of stock options or the payment of required withholding taxes.

•
Limitation on Number of "Full Value" Awards: The 2006 Plan limits the number of shares that may be granted on or after May 15, 2008 as any type of award other than a stock option award to 20%.

•
Independent Committee: As it relates to our employees, the 2006 Plan is governed by the MDCC, which consists of "outside directors" within the meaning of Section 162(m) of the Code, "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act, and "independent directors" as defined by The Nasdaq Stock Market LLC.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 23

ITEM 2 – AMENDMENT TO OUR STOCK AND OPTION PLAN TO ADD 3.0 MILLION SHARES (continued)

 SUMMARY OF AMENDED AND RESTATED 2006 STOCK AND OPTION PLAN

A summary of the principal features of our 2006 Plan are set forth below. A copy of our 2006 Plan, including Amendment No. 4, which would become effective upon shareholder approval of this proposal, is attached to this proxy statement as Appendix A.

Administration by the MDCC and Eligibility for Participation

The 2006 Plan is administered by our board of directors or any committee to which it delegates all or a part of its administrative responsibilities under the 2006 Plan. Our board of directors has delegated the administration of the 2006 Plan to the MDCC. Subject to the provisions of the 2006 Plan, the MDCC has the authority to determine the persons to whom awards under the 2006 Plan will be granted, the number of shares to be covered by each award, the exercise price per share and the manner of exercise, and the terms and conditions upon which awards are granted, to accelerate the vesting or extend the date of exercise of any installment of any award, and to interpret the provisions of the 2006 Plan. Awards may be granted under the 2006 Plan to our employees, including officers and directors who are employees, and to our consultants, advisors and non-employee directors. As of March 19, 2012, we and our subsidiaries had 2,032 employees and seven non-employee directors eligible to participate in the 2006 Plan. The number of consultants and advisors eligible for awards under our 2006 Plan varies from time to time.

Description of Awards

The 2006 Plan provides for the award of stock options, stock grants, and other stock-based awards. The 2006 Plan also provides that on or after May 15, 2008 only 20% of shares available—including shares that become available through the cancellation of outstanding options or through the repurchase of restricted stock at cost—may be granted as any type of award other than a stock option award.

Shares of common stock reserved for awards granted under the 2006 Plan that lapse or are canceled or forfeited are added back to the share reserve available for future awards. However, if we were to permit shares of common stock to be delivered to us to pay the exercise price of a stock option or withheld to fund the payment of taxes, those shares would not be added back to the share reserve available for future awards.

Stock Options

Stock options granted under the 2006 Plan may be awarded as either incentive stock options within the meaning of Section 422 of the Code, referred to as ISOs, or as non-qualified options. Stock options provide award recipients with the right, subject to the terms and conditions that are specified in connection with the option grant, to purchase a specified number of shares of our common stock at a specified exercise price. Only our employees are eligible to receive ISOs. The maximum value of shares of common stock—determined at the time of grant—that may be subject to ISOs that become exercisable by an employee in any one year is limited to $100,000.

Stock options granted under the 2006 Plan may not be granted with an exercise price that is less than the fair market value of our common stock on the date of grant, which is defined under the 2006 Plan as the average of the highest and lowest quoted selling prices on such date. ISOs may not be granted with an exercise price that is less than 110% of fair market value in the case of employees or officers holding 10% or more of our voting stock. ISOs granted under the 2006 Plan must expire not more than ten years from the date of grant, and not more than five years from the date of grant in the case of ISOs granted to an employee or officer holding 10% or more of our voting stock. No participant may be granted options and stock-based awards in any calendar year for more than 700,000 shares, subject to adjustment for stock splits and similar recapitalizations.

Stock options granted under the 2006 Plan are exercisable during the optionholder's lifetime only by the optionholder and are not transferable except by the laws of descent and distribution or pursuant to qualified domestic relations orders or Title I of the Employee Retirement Income Security Act or as otherwise determined by the MDCC provided such transfer is not for value.

24 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

ITEM 2 – AMENDMENT TO OUR STOCK AND OPTION PLAN TO ADD 3.0 MILLION SHARES (continued)

The 2006 Plan provides specifically for stock option grants to non-employee directors under our director compensation program. Each non-employee director serving in office on June 1 of any year is granted a fully vested non-qualified stock option to purchase a specified number of shares determined from time to time by our board of directors. Currently, each non-employee director receives an option to purchase 20,000 shares of our common stock on June 1. The chair of our board, if the chair is an independent director, or the lead independent director(s), if the chair is not an independent director, receive(s) an additional option grant on June 1, in each case at an exercise price equal to 100% of the fair market value per share of our common stock on the date of grant. Currently, the additional option grants to our co-lead independent directors are for 2,500 shares of common stock. These options are fully exercisable immediately and have a term of ten years.

The 2006 Plan permits the MDCC to determine the manner of payment of the exercise price of options. Such methods include payment by cash or check, or, at the discretion of the MDCC, by means of a broker assisted "cashless exercise," delivery to us of shares of our common stock, any combination of such methods or any other lawful means approved by the MDCC, other than delivery of a promissory note.

Stock Grants

A stock grant is an award of shares of common stock. Stock grants may be issued subject to restrictions on transfer and vesting requirements, as determined by the MDCC. Vesting requirements may take the form of our lapsing right to repurchase the stock from the award recipient, based on either continued employment for specified time periods or on the attainment of specified business performance goals set by our board of directors or the MDCC. Subject to the transfer restrictions and our repurchase rights, if any, the grantee will have all rights with respect to unvested shares of common stock issued under a stock grant as are possessed by our other shareholders, including all voting and dividend rights.

Stock-Based Awards

The 2006 Plan provides that the MDCC may grant other stock-based awards, including share grants based upon specified conditions, the grant of securities convertible into shares, or the grant of stock appreciation rights, phantom stock awards or stock units, in each case upon terms and conditions established by the MDCC.

Adjustments in the Event of Stock Dividends, Stock Splits, Recapitalizations or Reorganizations

The number of shares subject to stock rights and other terms applicable to such rights will be equitably adjusted if we issue a stock dividend, or in the event of a stock split, recapitalization or reorganization. In addition, in the event of certain consolidations or acquisitions or a sale of substantially all of our assets, either (i) the MDCC or the entity assuming our obligations under the 2006 Plan shall make appropriate provision for the continuation of all outstanding stock rights under the 2006 Plan or grant replacement stock rights on an equitable basis as determined by the MDCC or the relevant entity, or (ii) the vesting of all outstanding and unvested stock rights under the 2006 Plan will be accelerated and such stock rights will become fully exercisable immediately prior to such consolidation, acquisition or sale.

Effective Date, Amendment and Expiration

The 2006 Plan originally was adopted by our board of directors on March 29, 2006 and will terminate on March 28, 2016. Our board of directors may terminate or amend the 2006 Plan at any time, subject to shareholder approval under certain circumstances as provided in the 2006 Plan. No amendment or termination of the 2006 Plan will adversely affect the rights provided in any award made under the 2006 Plan prior to the plan amendment or termination. Neither our board of directors nor the MDCC has the authority to reduce the exercise price of any stock option after the date of grant, except in the case of an equitable adjustment required under the 2006 Plan. No award may be made under the 2006 Plan after the plan expiration date. Awards made prior to expiration of the plan may extend beyond the plan expiration date.

U.S. Federal Income Tax Consequences

The discussion of federal income tax consequences that follows is based on an analysis of the Code as currently in effect, existing law, judicial decisions and administrative regulations and rulings, all of which are subject to change, and is applicable to optionees who are U.S. taxpayers.

Non-Qualified Stock Options. Options that are designated as non-qualified options are not intended to qualify for treatment under Section 422 of the Code. Options otherwise qualifying as ISOs, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, also will be treated as options that are not ISOs.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 25

ITEM 2 – AMENDMENT TO OUR STOCK AND OPTION PLAN TO ADD 3.0 MILLION SHARES (continued)

A non-qualified option ordinarily will not result in income to the optionee or a deduction for us for tax purposes at the time of grant. Instead, the optionee will recognize compensation income at the time of exercise of a non-qualified option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option exercise price. Any compensation income may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee's compensation income.

An optionee's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Incentive Stock Options. ISOs are intended to qualify for treatment under Section 422 of the Code. An ISO does not result in taxable income to the optionee or a deduction for us at the time it is granted or exercised, provided that the optionee does not dispose of the shares acquired pursuant to the option either within two years after the date of grant of the option or within one year after the shares are issued, referred to as the ISO holding period. However, the difference between the fair market value of the shares on the date of exercise and the option exercise price will be an item of tax preference that is included in alternative minimum taxable income. Upon disposition of the shares after the expiration of the ISO holding period, the optionee generally will recognize long-term capital gain or loss based on the difference between the disposition proceeds and the option exercise price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option exercise price. Any additional gain realized on the disposition normally will constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

Stock Grants. With respect to stock grants that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance generally will result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee generally must recognize ordinary income equal to the fair market value of the shares received at the time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which the grantee previously paid tax. The grantee must file any such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

Amounts of future grants under the 2006 Plan are not currently determinable because awards under the 2006 Plan will be granted at the sole discretion of the MDCC, or other delegated persons, and we cannot determine at this time either the persons who will receive future awards under the 2006 Plan or the amount or types of any such awards.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED 2006 STOCK AND OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE BY 3,000,000 SHARES. THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY ON THIS MATTER IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

26 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

ITEM 2 – AMENDMENT TO OUR STOCK AND OPTION PLAN TO ADD 3.0 MILLION SHARES (continued)

 EQUITY COMPENSATION PLAN INFORMATION

The following table provides aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2011. We are required under applicable SEC rules to disclose in this table the number of shares remaining available for issuance under our 2006 Plan as of December 31, 2011. Accordingly, the figures in the table below do not reflect the annual equity grants made to our employees under the 2006 Plan in February 2012. As of March 19, 2012, there were 5,138,260 shares remaining available for award under our 2006 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)

Equity Compensation Plans Approved by Shareholders (1)	19,884,933	$35.37	9,113,560
Equity Compensation Plans Not Approved by Shareholders (2)	1,037,924	$12.38	0

Total	20,922,857	$34.23	9,113,560

(1)
These plans consist of our 2006 Plan and our Employee Stock Purchase Plan, and awards granted under our 1996 Stock and Option Plan for which we obtained shareholder approval.

(2)
This category consists of certain options issued under our 1996 Stock and Option Plan for which we were not required to and did not obtain shareholder approval.

Please refer to Note L, "Preferred Stock, Common Stock and Equity Plans," to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 22, 2012, for a description of the material features of the 1996 Stock and Option Plan.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 27

ITEM 3 – AMENDMENT TO OUR EMPLOYEE STOCK PURCHASE PLAN

Our board of directors believes that our employee stock purchase plan provides an important employee benefit that helps us attract and retain employees and encourage their participation in and commitment to our business and financial success. We are requesting that our shareholders approve an increase in the number of authorized shares under our Employee Stock Purchase Plan of 2,500,000 shares.

The Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan, or ESPP, was adopted by our board of directors in 1992, and has been approved by the shareholders. Under the ESPP, eligible employees have the right to purchase our common stock through payroll deductions, on a tax-favored basis in compliance with Section 423 of the Code. As of March 19, 2012, approximately 2,032 employees were eligible to participate in the ESPP and there were approximately 482,000 shares available for future issuances under the ESPP. The ESPP does not contain an "evergreen" provision or similar provision that increases the number of shares available for future grants.

In February 2012, our board of directors amended our ESPP, subject to shareholder approval, by increasing the number of shares of common stock authorized for issuance under the ESPP by 2,500,000 shares.

SUMMARY OF EMPLOYEE STOCK PURCHASE PLAN

The ESPP is administered by the MDCC, which has the power to construe and interpret the ESPP and to determine all questions that arise under the ESPP. A copy of the ESPP, as proposed to be amended, is attached to this proxy statement as Appendix B.

Because participation in the ESPP is voluntary and employees may withdraw from the ESPP at any time during a purchase period without penalty, the benefits to be received by any particular person or group are not determinable by us at this time.

Individuals are eligible to participate in the ESPP if they are employed on an offering date, they are regularly employed by us for more than 20 hours a week and for more than five months in a calendar year and they do not own five percent or more of our outstanding common stock. If we receive requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees.

An eligible employee authorizes payroll deductions in an amount not less than 1% nor greater than 15% of his or her "eligible earnings" (i.e., regular base pay, not including overtime pay, bonuses, employee benefit plans or other additional payments) for each full payroll period in the offering period.

We make two offerings to purchase common stock under the ESPP each year, one on May 15 and one on November 15. The ESPP provides that each offering period extends either for twelve months, or, if an employee so elects within the 30-day period prior to the six-month anniversary of the offering date, for six months. Each twelve-month offering period consists of two six-month purchase periods.

The price at which an employee may purchase common stock under the ESPP is 85% of the lower of (i) the average of the highest and lowest quoted selling prices of the common stock on the day an offering period commences, and (ii) the average of the highest and lowest quoted selling prices on the day the purchase period ends.

If a participating employee voluntarily resigns or is terminated by us prior to the last day of an offering period, the employee receives a refund of contributions made through their last date of employment.

Our board of directors may at any time terminate or amend the ESPP. However, our board may not amend the ESPP if any such amendment would increase the number of shares of common stock reserved under the ESPP without approval of our shareholders or take such other action that would cause the ESPP to not comply with Section 423 of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summarizes the U.S. federal income tax consequences that generally will arise with respect to purchases under the ESPP and with respect to the sale of common stock acquired under the ESPP.

Tax Consequences to Participants

The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. In general, an employee will not recognize U.S. taxable income upon enrolling in the ESPP or upon purchasing shares of common stock. Instead, if an employee sells common stock acquired under the ESPP for an amount that exceeds the purchase price, then the employee will recognize taxable income in an amount equal to the excess of the sale price of the common stock over the purchase price, partially as ordinary income and partially as capital gain, depending upon the date of the sale. If the employee sells the

28 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

ITEM 3 – AMENDMENT TO OUR EMPLOYEE STOCK PURCHASE PLAN (continued)

common stock more than one year after acquiring it and more than two years after the applicable offering date, and the sale price of the common stock is higher than the purchase price, then the employee will recognize ordinary income in an amount equal to the lesser of (i) 85% of the fair market value of the common stock on the offering date; and (ii) the excess of the sale price of the common stock over the purchase price. The balance of the income will be treated as long-term capital gain. If the sale price of the common stock is less than the price at which the employee purchased the common stock, then the employee will recognize long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the common stock.

If the employee sells the common stock within one year after acquiring it or within two years after the offering date, which is referred to as a Disqualifying Disposition, then the employee will recognize as ordinary compensation income an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the purchase price plus either (i) capital gain in an amount equal to the excess of the sale price of the common stock over the fair market value of the common stock on the date that it was purchased, or (ii) capital loss in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the sale price of the common stock.

Tax Consequences to Vertex

The offerings of common stock under the ESPP will have no tax consequences to us. Moreover, in general, neither the purchase nor the sale of common stock acquired under the ESPP will have any federal income tax consequences to us except that we will be entitled to a compensation deduction with respect to any ordinary compensation income recognized by an employee upon making a Disqualifying Disposition.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR ESPP TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE BY 2,500,000 SHARES. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY ON THIS MATTER IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 29

ITEM 4 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit and finance committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2012 and is requesting that our shareholders ratify this selection at the 2012 annual meeting of shareholders.

ENGAGEMENT OF ERNST & YOUNG LLP

Ernst & Young LLP has been our independent auditor since 2005. A new lead audit partner is designated at least every five years to provide a fresh perspective and a new lead audit partner was designated for the 2010 audit.

In determining whether to reappoint our independent registered public accounting firm, our audit and finance committee considers the quality of its discussions with and the performance of the lead audit partner, the audit team assigned to our account and the overall strength and reputation of the firm.

EFFECT OF VOTE

We are not required to have shareholders ratify the selection Ernst & Young LLP. If our shareholders do not ratify the selection, our audit and finance committee will reconsider the selection of Ernst & Young LLP for the ensuing fiscal year, but may determine that continued retention of Ernst & Young LLP is in our company's and our shareholders' best interests. Even if the appointment is ratified, the audit and finance committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our company's and our shareholders' best interests.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following is a summary and description of fees for services provided by Ernst & Young LLP in 2011 and 2010.

Service	2011	2010

Audit fees	$1,512,927	$1,074,619
Audit-related fees	632,354	88,895
Tax fees	966,903	614,545
All other fees:	1,995	112,229
Total	$3,114,179	$1,890,288

"Audit fees" represented the aggregate fees for professional services rendered for the audit of our annual consolidated financial statements, and our internal controls over financial reporting, for the reviews of the consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, for statutory audits of our international operations, consents, preparation of comfort letters and providing consents with respect to registration statements.

"Audit-related fees" consisted principally of fees for accounting consultations.

"Tax fees" consisted of fees related to tax compliance, worldwide tax planning and tax advice.

"All other fees" consisted of licensing fees paid to Ernst & Young LLP for access to its proprietary accounting research database and fees related to real estate services.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012. THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY ON THIS MATTER IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

30 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

ITEM 4 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (continued)

AUDIT AND FINANCE COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Our audit and finance committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Prior to the engagement of the firm for each year's audit, management submits to our audit and finance committee for approval a description of services expected to be rendered during that year for each of the following four categories of services and a budget for those services in the aggregate.

•
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only our independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, consents and attestation services.

•
Audit-related services are for assurance and related services that traditionally are performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, special procedures required to meet certain regulatory requirements and consultation regarding financial accounting and/or reporting standards.

•
Tax services include all services performed by the independent registered public accounting firm's tax personnel except those services specifically related to the audit of our financial statements, and include fees in the areas of tax compliance, tax planning and tax advice.

•
All other fees are those associated with services not captured in the three preceding categories.

Prior to the engagement of our independent registered public accounting firm, our audit and finance committee pre-approves these services by category of service. The fees are budgeted and our audit and finance committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, our audit and finance committee requires that we obtain its specific pre-approval for these services.

The audit and finance committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to our audit and finance committee at its next scheduled meeting.

All of the services set forth above in the categories "audit-related fees," "tax fees" and "all other fees" were pre-approved and none were approved by our audit and finance committee pursuant to Rule 2-01(c)(7)(i)(C), which relates to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 31

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors (the "Audit Committee") of Vertex Pharmaceuticals Incorporated (the "Company"), which consists entirely of directors who meet the independence and experience requirements of the Securities and Exchange Commission and The Nasdaq Stock Market LLC, has furnished the following report:

The Audit Committee assists the Company's Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, compliance with legal and regulatory requirements related to financial reporting and the quality of internal and external audit processes. The Audit Committee's roles and responsibilities are set forth in a written charter, which is available on the Company's website www.vrtx.com under "Finances/Investor Info—Corporate Governance—Governance Documents." Among its duties, the Audit Committee is responsible for recommending to the Company's Board of Directors that the Company's financial statements be included in the Company's Annual Report on Form 10-K. As a basis for that recommendation, the Audit Committee engaged in the following activities. First, the Audit Committee discussed with Ernst & Young LLP ("Ernst & Young"), the Company's independent registered public accounting firm for 2011, those matters that Ernst & Young is required to communicate to and discuss with the Audit Committee by the Public Company Accounting Oversight Board (United States) Auditing Standard AU Section 380 (The Auditor's Communication With Those Charged With Governance), which included information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with Ernst & Young the firm's independence, and received from Ernst & Young the written disclosures and the letter concerning independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence). This discussion and disclosure informed the Audit Committee of Ernst & Young's relationships with the Company and was designed to assist the Audit Committee in considering Ernst & Young's independence. Finally, the Audit Committee reviewed and discussed, with Ernst & Young and with the Company's management, the Company's audited consolidated balance sheet at December 31, 2011, and the Company's consolidated statements of operations, shareholders' equity, comprehensive income (loss) and noncontrolling interest, and cash flows for the year ended December 31, 2011, including the notes thereto.

Management of the Company is responsible for the consolidated financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During 2011, management tested and evaluated the Company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company's internal control over financial reporting, which the Audit Committee reviewed. The Audit Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission, as well as Ernst & Young's Reports of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K. The latter reports relate to Ernst & Young's audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

Based on the discussions with Ernst & Young concerning the audit, the independence discussions, and the discussions with the Company's management and Ernst & Young concerning the consolidated financial statements, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Company's Board of Directors that the consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. This report is provided by the following independent directors, who comprise the Audit Committee:

Dennis L. Winger (Chair)
Terrence C. Kearney
Bruce I. Sachs
Elaine S. Ullian

32 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

ITEM 5 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Our compensation program is intended to attract, retain and motivate talented, experienced leaders and reward our executive officers for the achievement of short- and long-term strategic and operational goals, while at the same time we seek to avoid encouraging inappropriate or excessive risk-taking. Our board and the MDCC believe that our executive compensation program is effective in closely aligning the interests of our executive officers with the interests of our shareholders and paying for performance.

As described in the Business Highlights and Compensation Highlights on pages 3 and 4 of this proxy statement, we believe that our compensation program has been and will continue to be successful in attracting and retaining the right executive team during this critical phase of our company's evolution. Our compensation program for our named executive officers was supported by 97% of the "Say-on-Pay" advisory votes cast by shareholders at our 2011 annual meeting of shareholders. Based on the success of our compensation program and after consideration of last year's "Say-on-Pay" advisory vote, we made no material modifications to our executive compensation program in 2011.

Our executive compensation program, including our performance and the compensation earned by our named executive officers, is discussed in greater detail in the Compensation Discussion and Analysis section beginning on page 34 of this proxy statement. In that section, we discuss our executive compensation program and policies and explain the compensation decisions relating to our named executive officers for 2011. In addition, the compensation tables and related narratives, which begin on page 49 of this proxy statement, provide additional information regarding the compensation received by our named executive officers in 2011.

We are presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our 2011 executive compensation program by voting for or against the following resolution:

  RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section, the compensation tables and the related narrative executive compensation disclosures contained in this proxy statement.

While the vote on this resolution is advisory in nature, and therefore will not bind us to take any particular action, our MDCC and board intend to consider carefully the shareholder vote resulting from the proposal in making future decisions regarding our executive compensation program.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE RESOLUTION SET FORTH ABOVE. THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY ON THIS MATTER IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

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COMPENSATION DISCUSSION AND ANALYSIS –
EXECUTIVE SUMMARY

Our exceptional business success in 2011 was made possible by our ability to attract, motivate and retain talented and experienced individuals across all areas of our business, including our named executive officers:

  Matthew W. Emmens, our Executive Chairman (who served as our Chair, CEO and President during 2011)

  Dr. Jeffrey M. Leiden, who became our CEO and President in February 2012

  Ian F. Smith, our Executive Vice President and Chief Financial Officer

  Dr. Peter Mueller, our Executive Vice President, Global Research and Development, and Chief Scientific Officer

  Nancy J. Wysenski, our Executive Vice President and Chief Commercial Officer

Compensation Philosophy. We believe that our compensation program has been and will continue to be successful in attracting and retaining the right executive team during this critical phase of our company's evolution. Our compensation program for our named executive officers was supported by 97% of the "Say-on-Pay" advisory votes cast by shareholders at our 2011 annual meeting of shareholders. Based on the success of our compensation program and after consideration of last year's "Say-on-Pay" advisory vote, we made no material modifications to our executive compensation program in 2011.

Our philosophy is that the compensation paid to executives should closely align the interests of our executive officers with the interests of our shareholders. Our compensation programs are intended to attract, retain and motivate talented, experienced leaders and reward our executive officers for the achievement of short- and long-term strategic and operational goals, while at the same time seeking to avoid encouraging inappropriate or excessive risk taking. We link pay to performance by rewarding achievement of pre-determined goals through an annual cash bonus program and by awarding significant grants under our 2006 Plan that generally vest over time.

Our executive officers' total compensation is comprised of a mix of base salary, annual cash incentives and long-term equity incentive awards that include both time-based stock options and performance-based restricted stock awards, and reflect a balance of elements so that a significant portion is performance-contingent, to better align our executives' financial interests with the interests of our shareholders. As illustrated by the chart to the right, 91% of the total compensation in 2011 for Mr. Emmens was annual cash bonus and equity compensation, both of which are incentive-based.

2011 Performance. We had a very successful year in 2011. We awarded annual cash bonuses and equity grants at above-target levels for our named executive officers to reward them for 2011 performance, including achievement of pre-established goals as follows:

  •
  We obtained approval for and successfully launched INVICEK;

  •
  We completed the registration program and submitted regulatory approval applications for KALYDECO in the United States and the European Union;

  •
  We advanced multiple earlier-stage clinical development programs;

  •
  We became a cash-flow positive company beginning in the third quarter of 2011; and

  •
  We established an international commercial organization in anticipation of the potential approval of KALYDECO in the United States and abroad, and a global compliance program to support our commercial operations.

34 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS –
EXECUTIVE SUMMARY (continued)

2011 Compensation Summary. Our named executive officers' total compensation for 2011 as determined under the rules of the SEC is set forth in the following table under the caption "Total Compensation." To supplement this information, we have included a column entitled "Total Realized Compensation," which subtracts the grant-date fair value of equity awards granted in 2011 and substitutes the actual value realized on the exercise of stock options and the vesting of restricted stock awards during 2011.

Named Executive Officer	Individual Rating	Salary	Annual Cash Bonus	Grant-Date Fair Value of 2011 Equity Awards	Total Compensation	Total Realized Compensation

Matthew W. Emmens	Leading/Exemplary	$1,163,068	$3,019,587	$9,174,409	$13,358,534	$5,474,628
Ian F. Smith	Leading	$523,535	$425,493	$2,383,057	$3,344,580	$2,105,394
Jeffrey M. Leiden	Not rated	$50,000	$—	$10,575,220	$10,717,661	$142,441
Peter Mueller	Leading/Exemplary	$581,534	$525,146	$2,818,437	$3,937,612	$5,998,814
Nancy J. Wysenski	Leading/Exemplary	$503,004	$454,230	$2,383,057	$3,352,768	$1,116,761

For more information regarding our named executive officers' compensation as calculated under SEC rules, see the narrative and notes accompanying the Summary Compensation Table set forth beginning on page 49. For more information regarding the calculation of "Total Realized Compensation" see the narrative accompanying the Total Realized Compensation Table on page 51.

Executive Employment Contracts. In 2011, in anticipation of Mr. Emmens' retirement in May 2012, we implemented a CEO succession plan and recruited Dr. Leiden to become our CEO and President. We entered into an employment contract with Dr. Leiden on terms that are consistent with our compensation philosophy and principles, and that we believe provide proper incentives and rewards for the achievement of short- and long-term company objectives. Our employment contracts with each of our named executive officers provide for severance and change-of-control payments because we believe that they are a fair and effective way to allow our executives to maintain focus on our business in the face of market and other volatility in our industry.

Independent Decision-making Practices. Our compensation decision-making practices are designed to ensure the integrity of our compensation decisions and to ensure that the decision makers act independently and on the basis of complete and relevant information. All compensation decisions are adopted by our full board of directors on the basis of recommendations from the MDCC (except that neither Mr. Emmens nor Dr. Leiden participates in decisions with respect to his own compensation). The MDCC routinely reviews compensation information from companies it chooses as comparators, as well as industry surveys; refers to tally sheets that provide information about the total compensation of each executive officer and the effect of any compensation decision on that total; considers information compiled for it by its independent compensation consultant, Meridian Compensation Partners, when requested on a periodic basis; and reviews all other information it deems relevant.

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COMPENSATION DISCUSSION AND ANALYSIS –
DETAILED DISCUSSION

DETAILED DISCUSSION AND ANALYSIS

Elements of Annual Compensation

The elements of our annual executive compensation program are base salary, annual cash bonus, equity awards in the form of stock option and restricted stock grants, and benefits available to all our employees, including health insurance, matching payments under our 401(k) plan and payment of life insurance premiums. Each year we review the balance of the elements of our executive compensation program to ensure that they are appropriately designed in light of our goals of aligning the program with our shareholders' interests, the competitive environment and our business strategy. In 2011, our CEO's total compensation was comprised of 9% base salary, 23% performance-based cash bonus and 68% unvested equity awards.

Base Salary

The MDCC recommends base salaries for each of our executive officers on the basis of a market analysis, on a position-by-position basis. Annually, the MDCC reviews tables showing a comparison of each executive's prior year base salary and bonus opportunity, at the target level, to salaries and bonuses reported for executives with similar responsibilities at specified comparator companies. For a discussion of our practices in selecting comparator companies, the identity of our comparator companies and our use of comparative compensation data, see the discussion below under the heading Compensation Decision-making Process—Analysis of Compensation Practices of Comparator Companies. We do not benchmark to a particular level of compensation relative to compensation levels at the comparator companies, but rather make a subjective judgment about where each executive should fall in comparison with executives with similar responsibilities at the comparator companies, taking into account the executive's general level of experience and capability, the significance of his or her job responsibilities to achievement of our business strategy and company goals, and general performance over time, including demonstration of the values and desirable behaviors under our core values program. On the basis of that information, and taking into consideration the executive's base salary for the previous year, the MDCC independently recommends an appropriate salary for each executive officer, subject to final approval by our board of directors.

In February 2011, the MDCC recommended and the board approved a 3% increase in the named executive officers' base salaries to account for increases in the cost-of-living, with the intention of further reviewing base salary levels later in the year when relevant executive compensation data from comparator companies for the prior year became available. In July 2011, the MDCC conducted such a review of the base salaries for the named executive officers and decided to make no further adjustments. In December 2011, we offered and Dr. Leiden agreed to a starting base salary of $1,000,000. See Other-Than-Annual Compensation Arrangements—CEO Transition for a discussion of the decisions relative to Dr. Leiden's compensation in connection with recruiting him to become our CEO and President. In February 2012, the MDCC recommended and the board approved a 3% cost-of-living base salary increase for the named executive officers, resulting in base salaries for 2012 as follows: Mr. Emmens, $1,202,000; Mr. Smith, $541,059; Dr. Mueller, $601,000; and Ms. Wysenski, $519,841.

Performance-Based Elements of Compensation—Annual Cash Bonus and Equity Awards

Two of the principal elements of our executive compensation program—annual cash bonus and annual equity grants—are awarded in amounts determined on the basis of annual performance. The cash bonus is determined based on a formula that incorporates the executive's base salary, target bonus and separate company-wide and individual performance ratings. Annual equity award amounts are determined on the basis of the executive's individual performance rating.

36 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS –
DETAILED DISCUSSION (continued)

Annual Company Performance Rating

At the beginning of each year, our board of directors, in consultation with our chief executive officer, establishes company-wide goals for that year. Our performance against these goals is the most important factor considered by the board in assessing our corporate performance, but our board also considers other relevant factors at its discretion. At year-end, the board assigns a company performance rating intended to reflect performance at one of the following levels:

Company Rating	Level of Company Performance

Leading	Exceptional performance across our business, including successful execution of our business plan, achievement of a very high proportion of our performance goals and the absence of significant business setbacks.
Strong	A high level of performance, in which a substantial majority of performance goals were met and our business plan for the year was achieved.
Building
Failure to successfully implement a substantial portion of the annual performance goals for any reason, including a failure by management to execute our business plan, whether or not due to events outside our control.
Not Building	Unacceptable and disappointing performance. Significant improvement required and expected.

Although the directors discuss and analyze our performance as a group, each director makes his or her own judgment about which factors are important, and how to weight those factors in reaching a conclusion.

2011 Company Rating

The company rating for performance in 2011 was "leading." For 2011, the board of directors set company goals and assigned relative weights that reflected our operational, strategic and financial objectives for the year. Our 2011 weighted goals and the year-end score assigned by the board are set forth in the following table:

Goal	Weight	2011 Performance Score

Marketed and Approval Stage Products • Successfully launch INCIVEK upon FDA approval and progress activities aimed at identifying and treating the U.S. HCV patient population • Progress KALYDECO towards NDA submission and commercial launch	60%	60%
Research & Development • Continue execution of therapeutic improvement plans for HCV and CF • Progress Phase 2b readiness activities for rheumatoid arthritis and epilepsy • Maintain high research productivity for pipeline expansion and growth	25%	25%
Financial Stability • Maintain financial strength to enable the INCIVEK launch and sustain research and development investment, while appropriately balancing our capital structure	5%	5%
Organizational Development & Capability • Ensure capability is in place to launch marketed and approval-stage products, invest in leadership/manager effectiveness towards ensuring a productive and sustainable work environment and secure space for expansion	5%	5%
Compliance Program • Complete the design and implementation of company-wide processes and systems to support applicable laws and regulations, and to reinforce activities consistent with company values and standards	5%	5%
Total	100%	100%

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COMPENSATION DISCUSSION AND ANALYSIS –
DETAILED DISCUSSION (continued)

On the basis of the company's "leading" rating for 2011, our board assigned a company performance factor for our executives of 150%. In its analysis, the board considered the following:

Goal – Marketed and Approval Stage Products

INCIVEK (telaprevir)

We obtained approval from the FDA for INCIVEK in May 2011 and successfully launched INCIVEK in direct competition with Merck & Co., Inc.'s VICTRELIS. Our commercial organization was well prepared to execute our launch strategy, and we shipped supplies of INCIVEK to pharmacies within three days of its approval. Our success in launching INCIVEK is demonstrated by the chart to the right, which compares the net product revenues we received from sales of INCIVEK in North America in 2011 to the Merck's worldwide net revenues from sales of VICTRELIS in 2011.

As a result of our successful launch of INCIVEK (telaprevir), together with the approval and launch of telaprevir in Europe, where it is marketed under the brand name INCIVO™ by our collaborator Janssen Pharmaceutica, N.V., our total annual revenues increased by 884% in 2011 as compared to 2010.

KALYDECO (ivacaftor)

We submitted a new drug application to the FDA for KALYDECO in October 2011 and launched KALYDECO in the United States after receiving marketing approval from the FDA in January 2012. The FDA approved KALYDECO after an approximately three-month review period, making it one of the fastest approvals ever by the FDA. In connection with announcing KALYDECO's approval, an FDA Commissioner referred to KALYDECO as "an excellent example of the promise of personalized medicine—targeted drugs that treat patients with a specific genetic makeup." We submitted a marketing authorization application for KALYDECO in October to the European Medicines Agency, which agreed in December 2011 to an accelerated assessment of KALYDECO in the European Union.

    On the basis of these accomplishments and consistent with the MDCC's recommendation, the board assigned the company a score of 60% (out of 60%) for our marketed and approval stage products goal.

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COMPENSATION DISCUSSION AND ANALYSIS –
DETAILED DISCUSSION (continued)

Goal – Research & Development—In 2011, we advanced each of our clinical development programs. These programs included programs focused on the development of all-oral, interferon-free regimens for the treatment of HCV infection; monotherapy and combination treatment regimens involving KALYDECO that could expand the group of patients with cystic fibrosis who can benefit from our medicines; VX-509 for the treatment of rheumatoid arthritis; and VX-787 for the treatment of influenza A. In 2011, we initiated first-in-human clinical trials for VX-787, ALS-2158 and ALS-2200, and advanced additional pre-clinical research programs.

    On the basis of these accomplishments and consistent with the MDCC's recommendation, the board assigned the company a score of 25% (out of 25%) for our research and development goal.

Goal – Financial Stability—In the first half of 2011, we effectively managed our capital structure to support the launch of INCIVEK and maintained a strong cash position during the initial launch period. Beginning in the third quarter of 2011, we generated earnings as a cash-flow positive company. Our cash, cash equivalents and marketable securities at the end of each quarter in 2011 were as follows:

We are strongly positioned for 2012, with over $950 million in cash, cash equivalents and marketable securities at the end of 2011 and expected cash flows in 2012 from sales of INVICEK and KALYDECO and royalties on sales of INCIVO.

    On the basis of these accomplishments and consistent with the MDCC's recommendation, the board assigned the company a score of 5% (out of 5%) for our financial stability goal.

Goal – Organizational Development & Capability—In 2011, we completed the build-out of our commercial organization in the United States and Canada to support the INCIVEK launch and post-launch activities, expanded our European operations to support the potential launch of KALYDECO outside the United States and focused on enhancing our leadership and managerial effectiveness. In May 2011, we entered into a lease for two buildings under construction on Fan Pier in Boston, Massachusetts that will allow us to consolidate our Massachusetts operations into a single headquarters upon their completion.

    On the basis of these accomplishments and consistent with the MDCC's recommendation, the board assigned the company a score of 5% (out of 5%) for our organizational development and capabilities goal.

Goal – Compliance Program—In 2011, we successfully passed all pre-approval inspections and implemented the key systems and processes required to successfully launch INVICEK and to prepare for the launch of KALYDECO, including systems and processes related to the promotion of pharmaceutical products, communications, government pricing, patient safety, internal controls, business continuity and disaster recovery.

    On the basis of these accomplishments and consistent with the MDCC's recommendation, the board assigned the company a score of 5% (out of 5%) for our compliance program goal.

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COMPENSATION DISCUSSION AND ANALYSIS –
DETAILED DISCUSSION (continued)

Annual Cash Bonus

The annual cash bonus paid to each of the executive officers is calculated by multiplying the executive officer's target bonus by both the company performance factor and the individual performance factor, in accordance with the following formula:

Target Bonus			x	Performance Factors			=	Cash Bonus

Base Salary (at year end)	×	Individual Incentive Target (expressed as a percentage of base salary)	×	Company Performance Factor (expressed as a percentage of the target bonus)	×	Individual Performance Factor (expressed as a percentage of the target bonus)	=	Annual Cash Bonus Award

Target Bonus/Individual Incentive Targets

Individual incentive targets are assigned on the basis of responsibility level, and are higher for positions of greater responsibility. Thus, a greater portion of annual cash compensation is contingent on performance for our executives than for our other employees, reflecting our policy that a significant portion of executive compensation should be performance-based.

For 2011, the individual incentive targets (expressed as a percentage of base salary) for the named executive officers (excluding Dr. Leiden) are shown in the table to the right:

Position	2011 Individual Incentive Target

Chief Executive Officer	115%
Executive Vice President	40%

The individual incentive targets were established, and are reviewed annually, by the MDCC based on available data about comparator company compensation. As a result of its review in 2011, the MDCC concluded that the aggregate cash compensation—base salary plus target bonus—was in the appropriate range for each of the executive officers, and made no change to the individual incentive targets for 2011 from the prior year.

Performance Factors

The MDCC determines each executive's annual bonus amount by multiplying his or her target bonus by performance factors based on both the company performance rating and the individual performance rating for the completed year. These adjustments allow for payouts significantly above the target bonus in a year where both the individual executive and Vertex significantly exceed performance expectations, and awards significantly below the target bonus in years in which Vertex and/or the executive falls short of performance expectations.

  •
  Company Performance Factors.  When our board of directors assigns a performance rating for the completed year, it also assigns a company performance factor for executives from within a pre-specified range of company performance factors. These possible company ratings and corresponding company performance factor ranges are set forth in the table to the right:

Company Rating	Company Performance Factor

Not Building	0%-25%
Building	0%-80%
Strong	80%-120%
Leading	120%-150%

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COMPENSATION DISCUSSION AND ANALYSIS –
DETAILED DISCUSSION (continued)

  •
  Individual Performance Factors.  The possible individual ratings and corresponding individual performance factor ranges for our executive officers are set forth in the table to the right:

Individual Rating	Individual Performance Factor

Not Building	0%
Building	50%-80%
Strong	80%-120%
Leading	120%-150%
Leading/Exemplary	150%

The MDCC evaluates executives' individual performances on a "results-based, values-tempered" basis, which takes into account not only "what" was accomplished, but "how" it was accomplished. The results-based component evaluates the executive officer's performance in his or her individual role and as a leader of our company in achieving our objectives. The possible individual results-based performance ratings are "not building," "building," "strong" or "leading," with standards comparable to the company ratings set forth in the table above. The values-tempered component of the individual evaluations builds upon our three company core values: "innovation is our lifeblood;" "fearless pursuit of excellence;" and "we wins." Under our Values Into Practice program, we expect all employees to demonstrate our company core values in all aspects of job performance. We further expect that our executives will be stewards of our core values, and the performance ratings assigned to them incorporate our board's assessment of the strength of their leadership with respect to, and demonstration of, values-based behavior. This evaluation results in ratings of "not demonstrating," "living the values" or "exemplary demonstration." The possible individual performance ratings under this program are as set forth in the following table:

Results Evaluation

Values Evaluation	Not Building	Building	Strong	Leading
Exemplary Demonstration	[Not Possible]	Strong	Leading	Leading/Exemplary
Living the Values	Not Building	Building	Strong	Leading
Not Demonstrating	Not Building	Not Building	Building	[Not Possible]

The 2011 results-based rating recommendation for each named executive officer is the combined result of the committee members' observations and review of the officer's role in the accomplishment of the corporate goals, and factors and recommendations provided to the MDCC by our chief executive officer made on the basis of his independent assessment of each executive officer's performance. The MDCC and Mr. Emmens discussed the recommendations at length, on both an individual-by-individual basis, and on a comparative basis. Upon completion of these discussions, the MDCC finalized its recommendation for the results-based rating for each executive, taking into account Mr. Emmens' recommendations, factors considered in the discussions, and the opinions of committee members based on the executive's contributions and the members' interactions with the executive. When considering the more subjective values-based rating, the MDCC also discussed Mr. Emmens' recommendations, giving them greater weight than for the results-based rating, because the values-based rating is pertinent to the executive's daily interactions in carrying out his or her duties, and the MDCC believes that, in his role as CEO, Mr. Emmens had greater visibility than the committee members into the quality of these interactions. Taking into account all of the factors raised in the discussion and the assigned performance rating, the MDCC assigns an individual performance factor for each named executive officer within the ranges set forth above.

2011 Individual Ratings and Individual Performance Factors for Named Executive Officers

Noting the company's "leading" rating for 2011, and the corresponding company performance factor of 150%, and upon the MDCC's recommendation, the board of directors similarly rated Mr. Emmens' leadership in achieving this success in 2011 as "leading." With respect to the values component, the board of directors believes that Mr. Emmens is an exceptional leader who exhibits exemplary values-based behavior, and accordingly assigned Mr. Emmens a values-based rating of "exemplary demonstration."

The MDCC recommended results-based and values-based ratings for each of Mr. Smith, Dr. Mueller and Ms. Wysenski to the board of directors. Dr. Leiden joined us in December 2011 and thus was ineligible for bonus or equity awards on account of 2011 performance. The MDCC recommended and the board of directors approved a results-based rating of "leading" for Mr. Smith, based principally on the performance of Mr. Smith's finance and accounting, real estate and

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COMPENSATION DISCUSSION AND ANALYSIS –
DETAILED DISCUSSION (continued)

information systems groups in achieving our corporate goals, particularly with respect to maintaining financial strength through the launch of our first product, and supporting that launch and our other initiatives. The MDCC recommended and the board of directors approved a results-based rating of "leading" for Dr. Mueller, noting that he led his organization in obtaining timely approval of INCIVEK and KALYDECO in the United States, ensuring that each product was ready to ship in quantities to meet demand upon approval, and successfully advancing drug candidates for the treatment of HCV infection, cystic fibrosis, rheumatoid arthritis and epilepsy and bringing three new compounds into our drug development pipeline. The MDCC recommended and the board of directors approved a results-based rating of "leading" for Ms. Wysenski, who was responsible for building and managing the commercial organization that successfully launched INCIVEK in direct competition with Merck's VICTRELIS, generating approximately $950 million in net product revenues between approval in May 2011 and the end of calendar 2011, as well as preparing for the earlier-than-anticipated U.S. approval of KALYDECO in January 2012. With respect to values-based evaluation, the MDCC recommended that each of Dr. Mueller and Ms. Wysenski be rated "exemplary demonstration" and Mr. Smith be rated "living the values" on the basis of their demonstrated values-based behavior.

On the basis of the factors described above, the board of directors approved, upon the MDCC's recommendation, results-based and values-based ratings, individual performance factors and annual bonus awards for each of the named executive officers eligible for year-end bonus awards on account of 2011 performance, as set forth in the table below.

	Results—Based Rating	Values—Based Rating	2011 Overall Performance Rating	Individual Performance Factor	2011 Annual Bonus

Matthew W. Emmens	Leading	Exemplary Demonstration	Leading/Exemplary	150%	$3,019,587
Ian F. Smith	Leading	Living the Values	Leading	135%	$425,493
Peter Mueller	Leading	Exemplary Demonstration	Leading/Exemplary	150%	$525,146
Nancy J. Wysenski	Leading	Exemplary Demonstration	Leading/Exemplary	150%	$454,230

Annual Equity Awards

Equity awards are granted under our 2006 Plan to all eligible employees, including the named executive officers, for the purpose of creating a link between compensation and shareholder return, and to provide the named executive officers and employees with the opportunity to develop and maintain a significant stock ownership position in our company that will act through delayed vesting as an incentive for the employee to remain employed by us. The number of shares awarded increases with increased responsibility and with higher year-end individual performance ratings. All annual stock option awards are granted with an exercise price equal to the fair market value on the date of grant, which under our 2006 Plan is determined by averaging the high and low price of our common stock on the date of grant, and vest quarterly over four years. Accordingly, the intrinsic value of any stock option grant is proportional to both the increase in fair market value of the stock between grant and exercise, and to the increasing number of vested shares over time.

Each of the named executive officers is eligible annually for a combined grant of stock options and restricted stock, in amounts recommended by the MDCC and ultimately determined by the board of directors during the annual performance review process. We grant stock options in part as a retention tool, progressively rewarding an executive for time-in-service. Stock options also serve to motivate executives to achieve company successes that are aligned with shareholder interests, because stock options have realizable value only if the value of our common stock increases after the grant date. Generally, our board of directors has awarded a mid-year equity grant at its regularly scheduled summer meeting. At this time, our board makes equity awards to all eligible employees, including executive officers, in an amount that is 50% of the number of shares for which the employee would be eligible assuming a "strong" performance. This grant is considered part of the annual equity award related to performance in that year. Upon completion of the individual's annual performance evaluation early in the following year each employee typically receives a second option award. At that time, we determine the aggregate number of shares to be awarded on the basis of the employee's individual performance rating for the entire year then subtract the amount granted in the mid-year award and award the balance. Additional information regarding our equity grant practices is set forth under the heading Compensation Decision-making Process—Equity Grant Practices.

Our executive officers also are eligible for a performance-accelerated restricted stock, or PARS, award after the year-end performance review. Restricted stock grants serve as a retention tool and are designed to reward performance. These grants have value that is not limited, as is the case with stock options, to any increase over the prevailing stock price on the date of grant. Restricted stock grants are linked to performance because they are more valuable if the stock price increases and they vest sooner if the performance-based accelerators are achieved. All restricted stock awards made to our named executive

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COMPENSATION DISCUSSION AND ANALYSIS –
DETAILED DISCUSSION (continued)

officers under our annual program are issued at par value, or $0.01, and vest on the fourth anniversary of the grant date, subject to accelerated vesting for certain performance-based factors. In February 2012, when the 2011 performance review was finalized, the board of directors awarded restricted stock grants to each of the eligible named executive officers that vest on the fourth anniversary of the grant date, subject to accelerated vesting of half of the shares (i) upon the achievement of $4.0 billion of cumulative net product revenues and royalty revenues recognized after May 23, 2011; or (ii) if we and/or our collaborator complete enrollment in a pivotal clinical trial in each of two distinct disease indications other than HCV or CF for drug candidates that we control. The vesting accelerates on the remaining half of the shares if we receive written filing confirmation from the FDA for an NDA that we submit for an all-oral HCV treatment regimen. These "performance accelerators" were tailored to reflect the company's long-range operational and strategic objectives and to reward future success upon their achievement.

For 2011 performance, the named executive officers (excluding Dr. Leiden) were eligible for equity grants, based on their ratings, in the amounts below:

	Building		Strong		Leading		Leading and Exemplary
	Restricted Stock	Stock Options	Restricted Stock	Stock Options	Restricted Stock	Stock Options	Restricted Stock	Stock Options

Chief Executive Officer	22,027	165,200	31,467	236,000	39,334	295,000	47,201	354,000
Executive Vice President	6,767	50,750	9,667	72,500	12,084	90,625	14,501	108,750

In 2011, the MDCC reviewed the equity grant opportunities for our executive officers as set forth above, and concluded that they are appropriate in light of the company's executive compensation and philosophy as stated above. Equity awards made to the named executive officers in 2011 included an award in February 2011, on the basis of 2010 performance, and a mid-year award of 50% of the stock options for which the executive would be eligible (as described in the table above) if the executive's year-end rating was "strong." The final equity awards made to the named executive officers eligible for year-end equity awards on account of 2011 performance were made in February 2012, on the basis of the performance ratings set forth above.

The total equity awards made to each of the named executive officers for 2011 performance are as follows:

	2011 Individual Performance Rating	Stock Options Awarded in July 2011	Stock Options Awarded in February 2012	Total Stock Options Awarded for 2011 Performance	Restricted Stock Awarded in February 2012 for 2011 Performance

Matthew W. Emmens	Leading/Exemplary	118,000	236,000	354,000	47,201
Ian F. Smith	Leading	36,250	54,375	90,625	12,084
Jeffrey M. Leiden	Not rated	Not eligible	Not eligible	Not eligible	Not eligible
Peter Mueller	Leading/Exemplary	36,250	72,500	108,750	14,501
Nancy J. Wysenski	Leading/Exemplary	36,250	72,500	108,750	14,501

Benefits

Our executives are eligible to participate in all benefits programs on the terms made generally available to our employees, including medical insurance, dental insurance, payment of life insurance premiums, disability coverage, and participation in our employee stock purchase plan. Our retirement benefits are limited to a defined contribution—a 401(k)—plan, in which our named executive officers are eligible to participate, subject to all applicable limitations under the plan. We make matching contributions to the 401(k) plan, which are made in the form of fully vested unitized interests in a Vertex common stock fund, and are subject to certain limitations. The formula for determining the amount of our matching contributions is the same for our named executive officers as for our other employees (and are subject to the same statutory maximum), but the actual contributions made to the accounts of our named executive officers are at the top end of the range, due generally to the executives' higher salaries and correspondingly higher cash contribution levels. We do not provide any other retirement benefits to our executive officers.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS –
DETAILED DISCUSSION (continued)

Other-Than-Annual Compensation Arrangements

Employment Agreements and Post-Termination Compensation and Benefits

The initial compensation terms for newly hired members of our executive team are the result of negotiations between us, in consultation with the MDCC and our board, and the executive being recruited. Accordingly, the initial employment terms for each of the named executive officers vary significantly because they take into account both our interests and the executive's interests under the circumstances at the time of negotiation, and depend on the level of job responsibility, the market for the executive's services, the value of other opportunities then available to the executive and similar considerations. Executives who join us from other companies may sacrifice potential bonuses and/or equity payouts, and may request compensation elements of similar value. More experienced individuals may seek higher compensation than individuals who are still establishing their careers. We seek to balance the need to be competitive in a competitive market against the need for the executive's compensation to be comparable with the executive's peers at the company. In general, each newly hired executive team member enters into an employment agreement and a change of control agreement and is awarded a stock option grant and a restricted stock grant, and in some cases a cash sign-on bonus, reimbursement of moving expenses, and other benefits. We also enter into employment and change of control agreements with executives who are promoted to our executive team, on the basis of standard terms and conditions that have been established by our board of directors for such circumstances. We have entered into agreements providing for severance and change-of-control payments with each of the members of our executive team, including all of the named executive officers, because we believe that they are a fair and effective way to allow our executives to maintain focus on our business in the face of market and other volatility in our industry.

In general, each employment arrangement provides for cash severance and continuation of certain employee benefits in the event that an executive's employment is terminated without cause or is terminated by the executive for good reason. We use a "double trigger" with respect to benefits that are to be provided in connection with a change of control. A change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability or by the executive for good reason during a specified period before or after a change of control. We believe a "double trigger" benefit maximizes shareholder value because it prevents a windfall to executives in the event of a change of control in which the executive retains significant responsibility as defined in his or her individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control that may put their jobs at risk.

In addition to the benefits that only accrue in connection with a change of control, our agreements with certain of the named executive officers provide benefits if we terminate their employment with us without cause or they terminate their employment with us for good reason, as such terms are defined in the applicable agreement with the executive officer. A further discussion of the terms and projected payments under each of these agreements is set forth below under the heading Employment Contracts and Change of Control Arrangements.

Supplemental Grants of Equity Compensation

On an occasional basis, the MDCC has recommended that our board of directors make an additional, off-cycle equity award to an executive officer or group of officers in order to achieve one or more of the objectives of our executive compensation program. Supplemental grants generally are made on an ad hoc basis, when warranted in the judgment of the MDCC and our board. In 2011, our board of directors determined that the existing compensation and awards paid to the named executive officers were sufficient to achieve the objectives of our compensation program, and did not make any supplemental awards to our named executive officers. We cannot predict if the board will make additional supplemental grants in the future, or characterize the likely size and/or terms of any such grants.

CEO Transition

In 2011, our board implemented its CEO succession plan upon learning from Mr. Emmens that he intends to retire upon expiration of his employment agreement with us on May 22, 2012. The board chose Dr. Jeffrey M. Leiden, who has been a member of our board since 2009, upon its belief that Dr. Leiden's personal and leadership qualities, as well as his extensive experience in the pharmaceutical and biotechnology industries, including as the president and chief operating officer at Abbott Laboratories, where he had responsibility for running Abbott's global pharmaceuticals business and helped launch multiple breakthrough medicines, as well as clinical experience in academia as a practicing cardiologist and molecular biologist, and financial and business experience he acquired as a managing director of a life sciences venture capitalist firm, uniquely position him to lead our company from commercialization of our first pharmaceutical product to achieving our vision of

44 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS –
DETAILED DISCUSSION (continued)

becoming a global biopharmaceutical company with industry-leading capabilities in the research, development, manufacture and commercialization of innovative drugs that provide substantial benefits to patients with serious diseases.

Upon its selection of Dr. Leiden, the board asked the MDCC to negotiate employment and compensation terms with Dr. Leiden. The MDCC's objective was to fairly compensate Dr. Leiden for both the value he brings to our company as well as the opportunities he has forfeited, while remaining consistent with our stated compensation philosophy, principles and existing program. Dr. Leiden's compensation includes only those elements available to our other executive officers; namely, base salary, annual bonus opportunity and annual equity compensation opportunity, in each case at levels appropriate to Dr. Leiden's stature in the industry and extensive experience. The employment agreement provides for a base salary of $1,000,000 and a target bonus of 120%. The MDCC also agreed to award Dr. Leiden three equity grants—a stock option award for 458,108 shares that will vest quarterly over four years, representing his initial equity grant; a restricted stock award for 50,017 shares that will vest upon completion of three years of service to the company, to serve as a retention tool intended to incentivize Dr. Leiden to remain employed by the company; and a restricted stock award for 133,378 shares to induce Dr. Leiden to join the company and surrender equity compensation that he otherwise would have been entitled to in his position as Managing Director of Clarus Ventures. The latter restricted stock award will vest in portions only upon completion of specified performance objectives, including goals relating to approval and launch of KALYDECO in international markets, attainment of a pre-specified market share for INCIVEK in the United States, expansion of the KALYDECO label to include additional indications, an NDA filing for an all-oral HCV treatment regimen and initiation of a pivotal clinical trial in an indication other than HCV or CF. A summary of the key terms of Dr. Leiden's employment agreement is set forth under the heading Employment Contracts and Change of Control Arrangements.

In establishing compensation terms for Dr. Leiden's agreement, the MDCC considered the advice of its independent compensation consultant, Meridian Compensation Partners, and considered levels of CEO compensation at our comparator companies. The MDCC also consulted with both in-house and outside legal counsel.

To facilitate the transition from Mr. Emmens' to Dr. Leiden's leadership as our CEO, the company entered into a transition agreement with Mr. Emmens to allow Dr. Leiden to join the company in December 2011 upon approval of his employment agreement by the board, and to step into the CEO and President role in February 2012, while Mr. Emmens stayed on as our Executive Chairman.

Compensation Decision-making Process

Role of MDCC and Chief Executive Officer in Setting Executive Compensation

The MDCC has responsibility for overseeing the design, development and implementation of the compensation program for our chief executive officer and other named executive officers. The MDCC evaluates the performance of our chief executive officer and recommends to our board for its approval all compensation elements and amounts to be awarded to our chief executive officer. Our chief executive officer does not participate in board decisions relating to his compensation.

The MDCC also assesses the performance of the other executive officers and recommends their compensation elements and amounts to our board. Our chief executive officer and our senior vice president, human resources, assist the MDCC in reaching compensation recommendations with respect to executive officers, including the named executive officers other than the chief executive officer. The other named executive officers do not play a role in their own compensation determination. Our board makes all final compensation decisions with respect to our executive officers.

Role of Compensation Consultant

Neither the company nor the MDCC has a standing contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. Occasionally, the MDCC has engaged compensation consultants to provide information about comparator companies' compensation practices. In advance of its July 2011 meeting, the MDCC instructed Meridian Compensation Partners to conduct an analysis of all elements of compensation paid to our executive team, including our named executive officers, compared to similar elements paid to similarly situated executives at companies in our comparator group and to provide a written report and presentation of findings at the July 2011 MDCC meeting. This information was used as described under the headings Executive Summary, Detailed Analysis and Discussion—Elements of Annual Compensation—Performance-Based Elements of Compensation—Annual Cash Bonus and Equity Awards and Compensation Decision-making Process—Analysis of Compensation Practices of Comparator Companies. In late 2011 the MDCC engaged Meridian Compensation Partners to provide assistance with respect to Dr. Leiden's compensation and other contractual terms in his employment agreement.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 45

COMPENSATION DISCUSSION AND ANALYSIS –
DETAILED DISCUSSION (continued)

Analysis of Compensation Practices of Comparator Companies

In order to make judgments about elements of executive compensation on a competitive basis, we consider information about the compensation practices of a representative group of companies with whom we compete for executive talent. We select companies for this comparator group on the basis of similarity of industry, innovation-based business model, risk profile, annual operating expense level, number of employees and market capitalization. We review and revise the list of companies on a regular basis. In May 2011, the MDCC derived the comparator company group for 2011-2012, making changes from the prior group to account for developments affecting a number of the comparator companies and to recognize the potential for commercialization of our drug candidates.

As a result of this analysis, and on the basis of the criteria listed above, the MDCC selected the comparator companies set forth below, for 2011-2012.

Comparator Group—2011-2012

Alexion Pharmaceuticals, Inc.
Biogen Idec Inc.
Celgene Corporation
Dendreon Corporation
Elan Corporation, plc
Gilead Sciences, Inc.
Human Genome Sciences, Inc.
Shire plc
United Therapeutics Corporation

The MDCC does not strictly benchmark executive compensation awards against comparator company compensation. We do look at comparator company information to confirm that our compensation practices and the result of applying our policies and programs in general results in compensation levels that are competitive with those of the comparator companies. In addition, the MDCC reviews broader industry specific executive compensation surveys published by Radford, Mercer SIRS and Towers Watson.

Interdependence of Elements and Tally Sheets

The elements of our compensation program operate independently from one another, except that an adjustment to an executive's base salary level also will result in a corresponding change in the executive's cash bonus opportunity, and potentially, any severance or change of control payments.

Any time the MDCC evaluates an amount to award or pay for a specific compensation element, we provide a tally sheet that sets forth all elements of the executive's compensation, including salary, cash bonus, value of equity compensation, the dollar value to the executive and cost to us of all personal benefits, and the actual projected payout obligations under potential severance and change of control scenarios. The tally sheet shows the impact of the proposed award or payment on each compensation element and on the executive's aggregate compensation. The purpose of the tally sheets is to assist the MDCC in establishing and administering an overall executive compensation program that is fair and reasonable both to our executives and to our shareholders. The tally sheets contain categories of information similar to those provided under the heading Compensation and Equity Tables. However, because the tally sheets are used by the MDCC in connection with forward looking compensation decisions, we often provide different values in the tally sheets than are reported in these tables. In particular, the tally sheets use more current market prices and use different assumptions regarding the timing and circumstances of any event that could result in a severance payment. The review of tally sheets does not result in specific awards. Rather, the tally sheets provide background information for the MDCC to use in considering one or more components of compensation. Each committee member uses the tally sheets as he or she determines when making compensation decisions. The MDCC also uses the tally sheets, together with other resources, to make a determination each year that the aggregate compensation for each named executive is reasonable and not excessive.

While the tally sheets include information about the current and projected value of each executive's inventory of outstanding vested and unvested equity awards, we believe it is inconsistent with our compensation philosophy to give this "accumulated wealth" weight in setting current executive compensation levels. The value of an executive's equity inventory is largely a function of prior performance, in terms of the size of the grants, the duration of the executive's tenure with us, and the performance of our common stock during that tenure. The inventory also can be significantly affected by whether a particular executive has disposed of equity compensation items in the past or still retains ownership of them. We do not believe that reducing the amount of an executive's current compensation on account of wealth accumulated for prior performance would be consistent with our compensation objectives of retaining, motivating and rewarding our executives.

46 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS –
DETAILED DISCUSSION (continued)

Tax Considerations

We would like our compensation program to be reasonably cost and tax effective. To the extent consistent with our other goals, we seek to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that we believe are in the best interests of the company and our shareholders. The approach does not always result in full tax deductibility.

Equity Grant Practices

The exercise price for each stock option awarded to our executive officers under our equity compensation program is equal to the fair market value of our common stock on the date of grant, which under our 2006 Plan is the average of the high and low price for our common stock on the date of grant. Our board generally grants employee options two times per year, on the date of its mid-summer meeting, usually in July, and on the date of its first meeting of each new year, usually in late January or early February. Supplemental equity grants, if any, are made at scheduled MDCC meetings at the time when the MDCC determines they are appropriate in order to meet the objectives of our compensation program. Board and committee meetings generally are scheduled at least a year in advance, and scheduling decisions are made without regard to anticipated earnings or other major announcements by the company.

In general, newly hired employees, including executive officers, are granted options and/or restricted stock effective on the first day of employment, with the options having an exercise price set at the average of the high and low price for our common stock on the employment start date. The employees' start dates are scheduled without regard to anticipated earnings or other major announcements by the company.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 47

MANAGEMENT DEVELOPMENT AND COMPENSATION
COMMITTEE REPORT

The Management Development and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and its discussions with management, the Management Development and Compensation Committee recommended to Vertex's Board of Directors that the Compensation Discussion and Analysis be included in Vertex's proxy statement for its 2012 annual meeting of shareholders and incorporated by reference into Vertex's Annual Report on Form 10-K for the year ended December 31, 2011. This report is provided by the following directors who comprise the Management Development and Compensation Committee:

Bruce I. Sachs (Chair)
Terrence C. Kearney
Wayne J. Riley

48 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

COMPENSATION AND EQUITY TABLES

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation earned by our chief executive officer, our chief financial officer and our other three most highly compensated executive officers in 2011. We refer to these officers collectively as our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Matthew W. Emmens	2011	$1,163,068	$—	$1,830,927	$7,343,482	$3,019,587	$1,470	$13,358,534
Chair, President	2010	$1,129,192	$—	$1,842,727	$8,998,774	$2,931,638	$9,829	$14,912,160
& CEO (1)	2009	$1,002,693	$—	$4,498,687	$10,699,406	$2,846,251	$231,121	$19,278,158
Ian F. Smith	2011	$523,535	$—	$468,738	$1,914,319	$425,493	$12,495	$3,344,580
EVP & Chief Financial	2010	$491,220	$—	$471,759	$1,688,073	$459,000	$12,429	$3,122,481
Officer	2009	$479,250	$—	$405,297	$7,803,839	$403,245	$12,405	$9,104,036
Jeffrey M. Leiden	2011	$50,000	$—	$3,497,678	$7,077,542	$—	$92,441	$10,717,661
CEO Designee (1)
Peter Mueller	2011	$581,534	$—	$562,494	$2,255,943	$525,146	$12,495	$3,937,612
EVP, Global Research and	2010	$564,596	$—	$566,119	$2,046,867	$509,850	$12,495	$3,699,927
Development, & Chief Scientific	2009	$538,029	$—	$405,297	$7,803,839	$495,000	$12,421	$9,254,586
Officer
Nancy J. Wysenski	2011	$503,004	$—	$468,738	$1,914,319	$454,230	$12,477	$3,352,768
EVP & Chief Commercial	2010	$474,192	$—	$—	$611,693	$426,300	$35,097	$1,547,282
Officer	2009	$31,846	$25,000	$793,800	$9,295,540	$—	$32,028	$10,178,214
(1)
Dr. Leiden joined us in December 2011 as our CEO Designee and became our President and CEO in February 2012. Mr. Emmens resigned as our CEO and President on February 1, 2012, and is serving as our Executive Chairman from that date until his retirement on May 22, 2012.

Stock Awards and Options Awards

Pursuant to applicable SEC rules the grant-date fair values of the equity awards granted in February 2011 for 2010 performance are included in 2011 compensation. Equity awards granted in February 2012 for 2011 performance are not reflected in the Summary Compensation Table above and will be included as 2012 compensation in next year's proxy statement.

The amounts set forth under the captions "Stock Awards" and "Option Awards" in the table above represent the grant-date fair value of awards for financial statement reporting purposes granted during the applicable fiscal year. Our methodology for determining the grant-date fair value, including underlying estimates and assumptions for calculating these values, is set forth in Note M to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 22, 2012.

The amount set forth above for Dr. Leiden under the caption "Stock Awards" includes the grant-date fair value of (i) a December 14, 2011 restricted stock award of 50,017 shares that vests on December 14, 2014, and (ii) a December 14, 2011 performance-vesting restricted stock award of 133,378 shares that is subject to vesting upon the attainment of certain performance conditions, as described under the heading Outstanding Equity Awards at Fiscal Year-End for 2011 below. The grant-date fair value of the performance-vesting restricted stock award was $1,998,669. We determined that as of the date of the grant it was probable, as defined under applicable accounting guidance, that 50% of the performance conditions would be achieved and assigned a grant-date fair value based on this evaluation. We would have assigned a grant-date fair value of $3,997,339 to this restricted stock award if we had determined that as of the date of the grant it was probable that 100% of the performance conditions would be achieved.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 49

COMPENSATION AND EQUITY TABLES (continued)

Non-Equity Incentive Plan Compensation—Cash Bonus

The amounts set forth under the caption "Non-Equity Incentive Plan Compensation" in the table above represent cash bonuses for 2011, 2010 and 2009 performance, each of which was paid in the first quarter of the subsequent year. The cash bonus awards to the named executive officers for 2011 performance, other than Dr. Leiden, who was not eligible, were determined as follows:

	2011 Base Salary Level	Individual Incentive Target	2011 Target Bonus		Company Performance Factor	Individual Performance Factor	2011 Performance Bonus

Matthew W. Emmens	$1,166,990	× 115%	= $	1,342,039	× 150%	× 150%	= $	3,019,587
Ian F. Smith	$525,300	× 40%	= $	210,120	× 150%	× 135%	= $	425,493
Peter Mueller	$583,495	× 40%	= $	233,398	× 150%	× 150%	= $	525,146
Nancy J. Wysenski	$504,700	× 40%	= $	201,880	× 150%	× 150%	= $	454,230

All Other Compensation

The amounts set forth under the caption "All Other Compensation" in the table for 2011 consist of:

	401(k) Match	Life Insurance Premiums	Board Compensation (1)	Other (2)	Total

Matthew W. Emmens	$—	$1,470	$—	$—	$1,470
Ian F. Smith	$11,025	$1,470	$—	$—	$12,495
Jeffrey M. Leiden	$—	$900	$71,541	$20,000	$92,441
Peter Mueller	$11,025	$1,470	$—	$—	$12,495
Nancy J. Wysenski	$11,025	$1,452	$—	$—	$12,477
(1)
Board Compensation consists of fees paid for board service while Dr. Leiden was a non-employee director.

(2)
Other consists of reimbursement of certain expenses incurred by Dr. Leiden in the negotiation of his employment agreement with the company.

OPTION EXERCISES AND STOCK VESTED FOR 2011

The following table sets forth the value realized by our named executive officers from options to purchase common stock exercised by the named executive officers during 2011 and shares of restricted stock that vested during 2011. The value realized per share for options is based on the difference between the exercise price and the fair market value of the shares of common stock on the date the options were exercised. The value realized on vesting of restricted stock awards is based on the fair market value of the shares on the vesting date.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Matthew W. Emmens	—	$—	23,601	$1,290,503
Ian F. Smith	—	$—	24,168	$1,143,871
Jeffrey M. Leiden	—	$—	—	$—
Peter Mueller	106,500	$3,669,659	25,377	$1,209,980
Nancy J. Wysenski	—	$—	5,000	$147,050

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COMPENSATION AND EQUITY TABLES (continued)

 TOTAL REALIZED COMPENSATION TABLE

To supplement the SEC-required disclosure in the Summary Compensation Table set forth above, we have included the additional table below, which shows "Total Realized Compensation" representing the total compensation realized by each named executive officer in each of the years shown. Total compensation as calculated under SEC rules, as shown in the Summary Compensation Table, includes several items that are driven by accounting assumptions, which are not necessarily reflective of compensation actually realized by the named executive officers in a particular year. The amounts reported in the Total Realized Compensation column differ substantially from the amounts reported in the Total compensation column required under SEC rules and are not a substitute for those Total amounts. Total Realized Compensation represents: (1) Total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant-date fair value of restricted stock awards and stock option awards (as determined under applicable SEC and accounting rules and reflected in the Stock Awards column and Option Awards column), plus (3) the value realized in the applicable year from the vesting of restricted stock and exercises of stock options (calculated in the same manner as for the Option Exercises and Stock Vested for 2011 table on page 50).

Name	Year	Salary	Annual Cash Bonus	All Other Compensation	Value Realized from Vesting of Restricted Stock	Value Realized from Stock Options	Total Realized Compensation

Matthew W. Emmens	2011	$1,163,068	$3,019,587	$1,470	$1,290,503	$—	$5,474,628
Chair, President & CEO	2010	$1,129,192	$2,931,638	$9,829	$—	$—	$4,070,659
	2009	$1,002,693	$2,846,251	$231,121	$—	$—	$4,080,065
Ian F. Smith	2011	$523,535	$425,493	$12,495	$1,143,871	$—	$2,105,394
EVP & CFO	2010	$491,220	$459,000	$12,429	$1,267,233	$—	$2,229,882
	2009	$479,250	$403,245	$12,405	$1,051,010	$959,782	$2,905,692
Jeffrey M. Leiden	2011	$50,000	$—	$92,441	$—	$—	$142,441
CEO Designee
Peter Mueller	2011	$581,534	$525,146	$12,495	$1,209,980	$3,669,659	$5,998,814
EVP, Global Research &	2010	$564,596	$509,850	$12,495	$1,267,233	$475,698	$2,829,872
Development, & CSO	2009	$538,029	$495,000	$12,421	$1,075,460	$390,425	$2,511,335
Nancy J. Wysenski	2011	$503,004	$454,230	$12,477	$147,050	$—	$1,116,761
EVP and Chief	2010	$474,192	$426,300	$35,097	$163,250	$—	$1,098,839
Commercial Officer	2009	$31,846	$—	$57,028	$—	$—	$88,874

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 51

COMPENSATION AND EQUITY TABLES (continued)

 GRANTS OF PLAN-BASED AWARDS DURING 2011

The following table provides information with respect to grants of awards to each of our named executive officers during 2011:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (shares)
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Option Awards: Number of Securities Underlying Options (shares)	Exercise or Base Price of Option Awards (per share)	Closing Price of Stock on Grant Date (per share)	Grant-Date Fair Value of Stock and Option Awards

Matthew W.		$0	$1,342,039	$3,019,587
Emmens	2/3/2011					47,201					$1,830,927
	2/3/2011							236,000	$38.80	$38.80	$4,448,175
	7/13/2011							118,000	$51.75	$51.49	$2,895,307
Ian F.		$0	$210,120	$472,770
Smith	2/3/2011					12,084					$468,738
	2/3/2011							54,375	$38.80	$38.80	$1,024,871
	7/13/2011							36,250	$51.75	$51.49	$889,448
Jeffrey M.
Leiden	12/14/2011					50,017					$1,499,009
	12/14/2011				0	66,689	133,378				$1,998,669
	12/14/2011							458,108	$29.98	$30.54	$6,497,163
	6/1/2011							22,500	$53.85	$53.02	$580,379
Peter		$0	$233,398	$525,146
Mueller	2/3/2011					14,501					$562,494
	2/3/2011							72,500	$38.80	$38.80	$1,366,495
	7/13/2011							36,250	$51.75	$51.49	$889,448
Nancy J.		$0	$201,880	$454,230
Wysenski	2/3/2011					12,084					$468,738
	2/3/2011							54,375	$38.80	$38.80	$1,024,871
	7/13/2011							36,250	$51.75	$51.49	$889,448

The amounts in the "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" column represent the minimum (threshold), target and maximum amounts that our named executive officers were eligible for pursuant to our 2011 annual cash bonus program. Dr. Leiden was not eligible for a cash bonus for 2011 performance. Actual amounts paid to each of the named executive officers under this plan for 2011 performance are set forth in the Summary Compensation Table above.

The amounts in the "Estimated Future Payouts Under Equity Incentive Plan Awards—Target" column for Mr. Emmens, Mr. Smith, Dr. Mueller and Ms. Wysenski represent the number of shares of restricted stock granted to these named executive officers in 2011. These restricted stock awards were made in February 2011 on account of the executives' performances in 2010. Each of these restricted stock grants is characterized as a PARS award, which is subject to time-based vesting on the fourth anniversary of the grant date, subject to acceleration as described under the heading Outstanding Equity Awards at Fiscal Year-End for 2011 below.

The amounts in the "Estimated Future Payouts Under Equity Incentive Plan Awards" columns for Dr. Leiden represent the new hire restricted stock awards granted to him in December 2011. Dr. Leiden's restricted stock award of 50,017 shares vests on December 14, 2014. Dr. Leiden's restricted stock award of 133,378 shares is characterized as a performance-vesting restricted stock award, with the shares vesting upon the achievement of certain performance conditions as described under the heading Outstanding Equity Awards at Fiscal Year-End for 2011 below. The amounts set forth for Dr. Leiden in the "Threshold," "Target" and "Maximum" columns for this performance-vesting restricted stock award represent the number of shares that will vest if 0%, 50% and 100%, respectively, of the performance conditions are achieved.

In accordance with our stock and option plans, the exercise prices for the stock options granted to our named executive officers during 2011 were equal to the average of the high and the low prices of our common stock on the grant date. As a result, in 2011 the exercise prices of options granted to our named executive officers were higher than the grant-date closing price of our common stock for our July 13, 2011 grants and for the June 1, 2011 grant to Dr. Leiden, and lower than the grant-date closing price of our common stock for the December 14, 2011 grant to Dr. Leiden. The exercise price of options granted to our named executive officers was equal to the grant-date closing price of our common stock for the February 3, 2011 grants. In the future, we expect that options will continue to be granted with exercise prices equal to the average of the high and low prices of our common stock on the grant date, and that as a result the exercise prices are likely to be different from the closing price of our common stock on the grant date. Each stock option granted on February 3, 2011 and July 13, 2011 set forth in the table above, and the December 14, 2011 grant to Dr. Leiden, was granted subject to vesting in 16 quarterly installments during the first four years of its ten-year term. The June 1, 2011 grant to Dr. Leiden was a non-employee director grant that vested in full on June 1, 2011.

52 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

COMPENSATION AND EQUITY TABLES (continued)

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2011

The following table provides information with respect to outstanding equity awards held by each of our named executive officers on December 31, 2011, based on the closing price of $33.21 per share of our common stock on December 30, 2011 (the last day of trading in 2011):

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (shares) (1)	Number of Securities Underlying Unexercised Options Unexercisable (shares) (1)	Option Exercise Price (per share)	Option Expiration Date (2)(3)	Number of Shares or Units of Stock That Have Not Vested (shares)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (shares)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Matthew W.	Restricted Stock
Emmens					134,129	(4)	$4,454,424
					23,600	(5)	$783,756
					47,201	(6)	$1,567,545
	Stock Options
	20,000	0	$9.16	7/22/2014
	10,000	0	$13.32	5/31/2015
	20,000	0	$28.40	5/31/2018
	20,000	0	$29.84	5/31/2017
	377,437	171,563	$33.55	2/4/2019
	36,875	81,125	$33.82	7/13/2020
	20,000	0	$34.32	5/31/2016
	44,250	191,750	$38.80	2/2/2021
	154,875	199,125	$39.05	2/3/2020
	7,375	110,625	$51.75	7/12/2021

Ian F.	Restricted Stock
Smith					9,667	(7)	$321,041
					6,042	(5)	$200,655
					12,084	(6)	$401,310
	Stock Options
	6,187	0	$10.41	2/2/2015
	7,875	0	$17.16	7/19/2015
	33,984	2,266	$18.93	2/6/2018
	36,250	0	$28.84	7/11/2017
	29,453	6,797	$32.16	7/23/2018
	120,000	180,000	$33.00	10/21/2019
	20,391	15,859	$33.28	7/15/2019
	37,383	16,992	$33.55	2/4/2019
	11,328	24,922	$33.82	7/13/2020
	36,250	0	$35.35	7/19/2016
	73,500	0	$35.64	2/1/2016
	54,375	0	$36.30	1/23/2017
	10,195	44,180	$38.80	2/2/2021
	23,789	30,586	$39.05	2/3/2020
	2,265	33,985	$51.75	7/12/2021
Jeffrey M.	Restricted Stock
Leiden					50,017	(8)	$1,661,065
								133,378	(9)	$4,429,483
	Stock Options
	0	458,108	$29.98	12/13/2021
	16,875	13,125	$34.05	7/5/2019
	20,000	0	$34.24	5/31/2020
	1,527	0	$34.39	12/14/2020
	22,500	0	$53.85	5/31/2021

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 53

COMPENSATION AND EQUITY TABLES (continued)

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (shares) (1)	Number of Securities Underlying Unexercised Options Unexercisable (shares) (1)	Option Exercise Price (per share)	Option Expiration Date (2)(3)	Number of Shares or Units of Stock That Have Not Vested (shares)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (shares)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Peter	Restricted Stock
Mueller					14,501	(7)	$481,578
					7,250	(5)	$240,773
					14,501	(6)	$481,578
	Stock Options
	3,300	0	$11.27	10/6/2014
	100,000	0	$16.32	7/14/2013
	60,968	4,532	$18.93	2/6/2018
	36,250	0	$28.84	7/11/2017
	29,453	6,797	$32.16	7/23/2018
	120,000	180,000	$33.00	10/21/2019
	20,391	15,859	$33.28	7/15/2019
	37,383	16,992	$33.55	2/4/2019
	11,328	24,922	$33.82	7/13/2020
	36,250	0	$35.35	7/19/2016
	73,500	0	$35.64	2/1/2016
	54,375	0	$36.30	1/23/2017
	13,593	58,907	$38.80	2/2/2021
	31,718	40,782	$39.05	2/3/2020
	2,265	33,985	$51.75	7/12/2021
Nancy J.	Restricted Stock
Wysenski					10,000	(10)	$332,100
					12,084	(6)	$401,310
	Stock Options
	11,328	24,922	$33.82	7/13/2020
	10,195	44,180	$38.80	2/2/2021
	50,000	50,000	$39.70	12/8/2019
	120,000	180,000	$39.70	12/8/2019
	2,265	33,985	$51.75	7/12/2021

(1)
Unvested stock options are vesting in 16 quarterly installments during the first four years of their ten-year terms subject to the following exceptions: the October 22, 2009 grants to Mr. Smith and Dr. Mueller that expire on October 21, 2019, and the December 9, 2009 grant of 300,000 shares to Ms. Wysenski that expires on December 8, 2019, 40% of which vested on May 23, 2011 upon FDA approval of INCIVEK and the remaining 60% of which vested on January 18, 2012 upon the achievement of specified sales levels of INCIVEK.

(2)
The option expiration dates listed above reflect the final expiration date for each of the listed options. If the named executive officer's service with us is terminated, the options would expire, subject to certain exceptions, three months after the termination of service.

(3)
Mr. Emmens' options expiring in 2014 through 2018, and Dr. Leiden's options expiring in 2019 and 2020, and on May 31, 2021, which were granted in connection with service as non-employee directors, have ten-year terms and will not expire as a result of a termination of service.

(4)
This restricted stock award vested in full on February 5, 2012.

(5)
Each of these awards vested in full on January 18, 2012 upon the achievement of specified sales levels of INCIVEK.

(6)
Each of these restricted stock awards is a PARS award, which is subject to time-based vesting on February 3, 2015, the fourth anniversary of grant, subject to acceleration of vesting upon the achievement of specified performance objectives. Half of the shares of each award vested on January 18, 2012, upon the achievement of specified sales levels of INCIVEK. Vesting of the other half of the shares is subject to acceleration if (i) we receive written filing confirmation from the FDA for an NDA that we submit for an HCV treatment regimen that includes both INCIVEK and VX-222; (ii) we administer the first dose to a patient in the United States in a pivotal clinical trial for a drug candidate for which we have United States commercialization rights, in an indication that is not HCV infection or CF; or (iii) we achieve greater than $2.0 billion of aggregate INCIVEK net sales in the United States during the 18-month period commencing on the date of the first commercial INCIVEK sale in the United States.

(7)
Each of these awards vested in full on February 7, 2012.

(8)
This restricted stock award vests on December 14, 2014.

(9)
This restricted stock award is a performance-vesting restricted stock award. On the date of the first board of directors meeting in 2013: (i) 33,344 of the shares will vest if, prior to December 31, 2012, VX-770 is approved for marketing by the applicable regulatory authorities and sold commercially in the United States and one additional country; and (ii) 33,345 of the shares will vest if INCIVEK is at or above a specified market share level for all HCV protease inhibitors during 2012. On the date of the 2014 annual meeting of shareholders: (a) 22,229 of the shares will vest if, prior to December 31, 2013, VX-770 is approved for marketing in either the United States or the European Union for CF patients with a CFTR mutation other than a gating mutation; (b) 22,230 of the shares will vest if, prior to March 31, 2014, we submit an NDA for an all-oral HCV treatment regimen; and (c) 22,230 of the shares will vest if, prior to December 31, 2013, we administer the first dose to a patient in a pivotal clinical trial conducted by us or a collaborator that is designed to evaluate one of our drug candidates as a treatment for an indication other than HCV infection or CF.

(10)
This restricted stock award vests in four annual installments from the date of the grant and will vest in full on December 9, 2013.

54 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

SUMMARY OF TERMINATION AND CHANGE OF
CONTROL BENEFITS

SUMMARY OF TERMINATION AND CHANGE OF CONTROL BENEFITS

The amounts shown in the following table are calculated based on the amounts that would have been payable by us had the named executive officer experienced an employment termination on December 31, 2011.

	Voluntary Termination or Retirement/ Termination for Cause	Separate From a Change of Control Involuntary Termination Other Than for Cause/ Termination by Executive With Good Reason	In Connection With a Change of Control Involuntary Termination Other Than for Cause/ Termination by Executive for Good Reason	Death or Disability

Matthew W. Emmens
Cash Severance Benefits	$—	$6,783,130	$8,037,644	$3,019,587
Continuation of Employee Benefits	—	29,455	29,455	—
Accelerated Vesting of Stock Options	—	0	0	—
Accelerated Vesting of Restricted Stock	—	5,630,091	6,805,725	—

Total	$—	$12,442,676	$14,872,824	$3,019,587
Ian F. Smith
Cash Severance Benefits	$—	$945,540	$945,540	$577,830
Continuation of Employee Benefits	—	19,637	19,637	—
Accelerated Vesting of Stock Options	—	39,495	77,295	39,495
Accelerated Vesting of Restricted Stock	—	733,078	923,006	658,455

Total	$—	$1,737,750	$1,965,478	$1,275,780
Jeffrey M. Leiden
Cash Severance Benefits	$—	$4,400,000	$6,578,000	$—
Continuation of Employee Benefits	—	28,600	28,600	—
Accelerated Vesting of Stock Options	—	554,882	1,479,689	1,479,689
Accelerated Vesting of Restricted Stock	—	3,875,807	6,090,548	2,240,546

Total	$—	$8,859,289	$14,176,837	$3,720,235
Peter Mueller
Cash Severance Benefits	$—	$816,893	$1,050,291	$—
Continuation of Employee Benefits	—	19,637	29,455	—
Accelerated Vesting of Stock Options	—	—	109,654	—
Accelerated Vesting of Restricted Stock	—	—	1,203,929	—

Total	$—	$836,530	$2,393,329	$—
Nancy J. Wysenski
Cash Severance Benefits	$—	$706,580	$908,460	$—
Continuation of Employee Benefits	—	19,619	19,619	—
Accelerated Vesting of Stock Options	—	—	0	—
Accelerated Vesting of Restricted Stock	—	—	733,410	—

Total	$—	$726,199	$1,661,489	$—

These amounts do not include any life insurance payments or disability insurance payments that the executive or the executive's estate may receive under existing insurance policies. The assumptions underlying the calculations in the following tables include:

•
the value of each share subject to an option to purchase common stock that would be accelerated in the circumstances described below equals $33.21 per share (the closing price on the last trading day of 2011), minus the exercise price per share;
•
the value of each share of restricted stock for which our repurchase right would lapse in the circumstances described below equals $33.21 per share (the closing price on the last trading day of 2011);
•
appropriate provision for the continuation of all then-outstanding options would be made in connection with a change of control;
•
our board of directors would elect not to pay a pro rata portion of an executive's target bonus for the year of termination in cases where the executive's employment is terminated voluntarily by the executive (for any reason, including retirement) or for cause, consistent with our policy that cash bonuses are payable only to employees who are otherwise eligible and who remain employed by us on the date of bonus payment, typically in February of the next year;
•
our board of directors would have assigned the same 2011 individual and company performance ratings on December 31, 2011 as they assigned in the first quarter of 2012; and
•
50% of the shares of Dr. Leiden's December 14, 2011 performance-vesting restricted stock award of 133,378 shares would vest in the future.

The actual amounts that the named executive officers could receive in the future as a result of a termination of employment would likely differ materially from the amounts set forth above as a result of, among other things, changes in our stock price, changes in their base salary, target bonus amounts and actual bonus amounts, and the vesting and grants of additional equity awards.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 55

EMPLOYMENT CONTRACTS AND
CHANGE OF CONTROL ARRANGEMENTS

We have entered into agreements and maintain plans that will require us to provide to our named executive officers cash compensation, benefits and/or acceleration of the vesting of equity awards in the event of termination of employment under specified circumstances. The following summary descriptions of our employment contracts and change of control agreements containing severance provisions with our named executive officers are qualified by the complete terms and conditions set forth in each of the agreements. In addition to the agreements described below, outstanding options granted under our stock and option plans provide that, in the event of certain changes of control, either appropriate provision for the continuation of all then-outstanding options must be made, or the vesting of those options will be accelerated and they will become fully exercisable immediately prior to such change of control. As described below, the benefits that are to be provided in connection with a change of control are subject to a "double trigger." A change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability or by the executive for good reason during a specified period before or after a change of control.

Matthew W. Emmens

The terms and conditions of Mr. Emmens' employment are governed by a written employment contract, which was entered into in February 2009 and expires on May 22, 2012, and a transition agreement, which was entered into on December 14, 2011. Mr. Emmens' employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, Mr. Emmens has agreed not to engage in specified competitive activities for 18 months after his employment with us terminates. In accordance with the transition agreement, Mr. Emmens resigned as our Chief Executive Officer and President effective February 1, 2012, and began serving as our Executive Chairman. Mr. Emmens' last day of employment with the company will be May 22, 2012. We expect that he will continue to serve his term as a Class I director, which expires at our annual meeting of shareholders in 2014.

If Mr. Emmens' employment is terminated by us without cause or he terminates his employment for good reason, he would be entitled to receive:

Severance Payment:	A)	150% of the sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro-rated bonus for the year in which the termination occurs based on the annual bonus he would have earned for the year in which the termination occurs
Options:	Vesting of outstanding options that would have otherwise vested in the 18 months following termination
Restricted Stock:	Vesting in full of each outstanding restricted stock award that would have otherwise vested in the 18 months following the termination and the vesting of 50% of each outstanding restricted stock award that would have otherwise vested more than 18 months following the termination
Employee Benefits:	Continuation of certain employee benefits for up to 18 months

If Mr. Emmens' employment is terminated by us without cause or he terminates his employment for good reason within two years after a change of control of Vertex, he would instead receive:

Severance Payment:	A)	200% of the sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro-rated bonus for the year in which the termination occurs based on the annual bonus he would have earned for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock awards
Employee Benefits:	Continuation of certain employee benefits for up to 18 months

Under the employment agreement, as amended by the transition agreement, Mr. Emmens would have the right to terminate his employment for good reason upon the occurrence of any of the following events without Mr. Emmens' consent:

•
a material breach of the employment agreement by us, including a material reduction in base salary or target bonus; or

56 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

EMPLOYMENT CONTRACTS AND
CHANGE OF CONTROL ARRANGEMENTS (continued)

•
the relocation of the office to which he is assigned to a place 35 or more miles away from Cambridge, Massachusetts and such relocation is not at his request or is other than in connection with a change in location of our principal executive offices.

In addition, if there is a change of control and a resulting change in Mr. Emmens' reporting relationship, without his consent, such that he is reporting to an executive officer of a parent entity, rather than to the board of directors of our company (or a successor corporation) or to the board of directors of a parent thereof, any material erosion of Mr. Emmens' independent authority shall in itself constitute good reason for termination; provided that (a) such termination for good reason occurs within two years of such change of control and (b) the fact that there has been a change in his reporting relationship shall not itself constitute an erosion of his independent authority.

Under Mr. Emmens' employment agreement a change of control shall be deemed to have occurred if:

•
any person or group, as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing more than 50% of the combined voting power of our outstanding securities, having the right to vote in the election of directors; or

•
all or substantially all our business or assets are sold or disposed of, or we or our subsidiary combines with another company pursuant to a merger, consolidation, or other similar transaction (subject to exceptions set forth in the agreement, including transactions in which our shareholders immediately prior to such merger or consolidation continue to own at least a majority of our outstanding voting securities or the outstanding voting securities of the surviving entity immediately after the merger or consolidation).

If Mr. Emmens' employment is terminated as a result of a death or disability, Mr. Emmens would receive a pro-rated bonus for the year in which the termination occurs based on the annual bonus he would have earned for the year in which the termination occurs.

Pursuant to his transition agreement, if Mr. Emmens is asked by our board of directors to resign from service as a director of the company prior to the expiration of his current term in 2014, he will do so, but any options and restricted stock awards that are outstanding at the time of such resignation will continue to vest in accordance with the terms of each award through the date of our annual meeting of shareholders in 2014, when his term as a Class I director would otherwise have expired.

Ian F. Smith

The terms and conditions of Mr. Smith's employment are governed by a written employment contract, which was entered into in 2001, amended and restated in 2004 and amended in 2008. Mr. Smith's employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, Mr. Smith has agreed not to engage in specified competitive activities for a period of one year after the termination of his employment with us.

If Mr. Smith's employment is terminated without cause, or if he terminates his employment with us of his own initiative for good reason or we do not renew his agreement, other than in connection with a change of control as described below, he would be entitled to receive:

Severance Payment:	A)	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Vesting of outstanding options that otherwise would have vested in the 18 months following termination
Restricted Stock:	Vesting of each outstanding restricted stock award that would otherwise have vested in the 18 months following the termination, treating each award that vests other than ratably (such as PARS awards as described on page 42 of this proxy statement) as if it vests ratably over the term of the grant
Employee Benefits:	Continuation of certain employee benefits for up to 12 months

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 57

EMPLOYMENT CONTRACTS AND
CHANGE OF CONTROL ARRANGEMENTS (continued)

If we terminate Mr. Smith's employment without cause or he terminates his employment with us for good reason on a date within the 90 days prior to or the 12 months after a change of control he would be entitled to receive:

Severance Payment:	A)	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock awards
Employee Benefits:	Continuation of certain employee benefits for up to 12 months
Tax Benefits:	Additional payments required to compensate him if payments made under the employment agreement result in certain adverse tax consequences including excise taxes under Section 4999 of the Code

If Mr. Smith's employment is terminated as a result of his death or disability, he or his estate and/or beneficiaries would receive six months of severance pay, a pro rata portion of his target bonus for the year in which the termination occurred and 12 months acceleration of outstanding stock options and restricted stock awards.

Under the employment agreement, Mr. Smith would have the right to terminate his employment for good reason upon the occurrence of the following events without Mr. Smith's consent:

•
he is assigned to any duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties and responsibilities associated with his positions and offices on the date of the agreement, provided that such reassignment of duties or responsibilities is not due to his disability or performance, or is at his request;

•
he suffers a reduction in the authorities, duties and responsibilities associated with his positions and offices on the date of the agreement, on the basis of which he makes a determination in good faith that he can no longer carry out those positions or offices in the manner contemplated on the date the agreement was entered into, provided that any such reduction of duties or responsibilities is not due to his disability or performance, or is at his request;

•
his base salary is decreased;

•
his office location as assigned to him by us is relocated 35 or more miles from Cambridge, Massachusetts; or

•
in the event of a change of control, failure of any successor to assume the obligations and liabilities of the employment agreement.

Under Mr. Smith's employment agreement cause means:

•
he is convicted of a crime involving moral turpitude;

•
he commits a material breach of any provision of his employment agreement; or

•
in carrying out his duties, he acts or fails to act in a manner which is determined, in the sole discretion of our board, to be (A) willful gross neglect or (B) willful gross misconduct resulting, in either case, in material harm to us unless such act, or failure to act, was believed by him, in good faith, to be in our best interests.

Under Mr. Smith's employment agreement a change of control shall be deemed to have occurred if:

•
any person or group as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing 51% or more of the combined voting power of our outstanding securities, having the right to vote in the election of directors;

•
a majority of our board during any 12-month period is replaced at a meeting of our board or at a meeting of our shareholders with individuals other than individuals nominated or approved by a majority of the disinterested directors (as such term is defined in the employment agreement);

•
all or substantially all of our business is disposed of pursuant to a merger, consolidation or other transaction (subject to exceptions set forth in the agreement) in which we are not the surviving corporation or we are materially or completely liquidated; or

58 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

EMPLOYMENT CONTRACTS AND
CHANGE OF CONTROL ARRANGEMENTS (continued)

•
we combine with another company and are the surviving corporation but, immediately after the combination, our shareholders hold, directly or indirectly, less than 50% of the total outstanding securities of the combined company having the right to vote in the election of directors.

Jeffrey M. Leiden

The terms and conditions of Dr. Leiden's employment are governed by a written employment contract, which was entered into on December 14, 2011 and expires on January 31, 2016, provided that, if Dr. Leiden's employment with us extends beyond the contract expiration date, certain provisions providing for severance benefits upon a "not-for-cause" employment termination by the company survive the contract expiration. Dr. Leiden's employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, Dr. Leiden has agreed not to engage in specified competitive activities for 18 months after his employment with us terminates.

If Dr. Leiden's employment is terminated by us without cause or he terminates his employment for good reason, he would be entitled to receive:

Severance Payment:	A)	200% of the sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro-rated bonus for the year in which the termination occurs based on his target bonus for the year in which the termination occurs
Options:	Outstanding options unvested on the date of termination shall be subject to continued vesting for an additional 18 months following termination
Restricted Stock:	A)	Vesting in full of each outstanding restricted stock award, excluding his initial cliff-vesting restricted stock award and his initial performance-vesting restricted stock award, that would have otherwise vested in the 18 months following the termination
	B)	Vesting in full of his initial cliff-vesting restricted stock award
	C)	Unvested shares of his initial performance-vesting restricted stock award shall continue to be subject to the vesting terms for the period following the date of termination until the last date on which vesting under the performance-vesting restricted stock award is possible
Employee Benefits:	Continuation of certain employee benefits for up to 18 months

If Dr. Leiden's employment is terminated by us without cause or he terminates his employment for good reason within two years after a change of control of Vertex, he would instead be entitled to receive:

Severance Payment:	A)	299% of the sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro-rated bonus for the year in which the termination occurs based on his target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock awards, including his initial cliff-vesting restricted stock award and initial performance-vesting restricted stock award
Employee Benefits:	Continuation of certain employee benefits for up to 18 months

Severance payments to Dr. Leiden in connection with a change of control may be reduced to increase their value to Dr. Leiden if such payments would be subject to an excise tax under Section 4999 of the Code. Dr. Leiden's employment agreement does not provide for a so-called Section 4999 excise tax "gross-up."

Under the employment agreement, Dr. Leiden would have the right to terminate his employment for good reason upon the occurrence of any of the following events without Dr. Leiden's consent:

•
our failure to elect Dr. Leiden as chair of the board of directors after the 2012 annual meeting of shareholders, or to continue Dr. Leiden in the positions of president, chief executive officer and, once elected, chair of the board of directors at any time during the term of the employment agreement;

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 59

EMPLOYMENT CONTRACTS AND
CHANGE OF CONTROL ARRANGEMENTS (continued)

•
a material adverse change in his duties, authority and/or responsibilities that, taken as a whole, effectively constitutes a demotion;

•
a material breach of the employment agreement by us, including a material reduction in base salary or target bonus; or

•
the relocation of the office to which he is assigned to a place 35 or more miles away from Cambridge, Massachusetts or Fan Pier, Boston, Massachusetts and such relocation is not at his request or is other than in connection with a change in location of our principal executive offices.

In addition, if there is a change of control and a resulting change in Dr. Leiden's reporting relationship, without his consent, such that he is reporting to an executive officer of a parent entity, rather than to the board of directors of our company (or a successor corporation) or to the board of directors of a parent thereof, any material erosion of Dr. Leiden's independent authority shall in itself constitute good reason for termination; provided that (a) such termination for good reason occurs within two years of such change of control and (b) the fact that there has been a change in Dr. Leiden's reporting relationship shall not itself constitute an erosion of his independent authority.

Under Dr. Leiden's employment agreement a change of control shall be deemed to have occurred if:

•
any person or group, as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing more than 50% of the combined voting power of our outstanding securities, having the right to vote in the election of directors; or

•
all or substantially all our business or assets are sold or disposed of, or we or our subsidiary combines with another company pursuant to a merger, consolidation, or other similar transaction (subject to exceptions set forth in the agreement, including transactions in which our shareholders immediately prior to such merger or consolidation continue to own at least a majority of our outstanding voting securities or the outstanding voting securities of the surviving entity immediately after the merger or consolidation).

If Dr. Leiden's employment is terminated as a result of a death or disability, he or his estate and/or beneficiaries would be entitled to receive:

•
a pro-rated bonus for the year of termination;

•
full vesting of his new-hire stock option grant and vesting of options that would have vested during the 12 months following termination;

•
for each restricted stock award that vests proportionally over time, vesting of all shares that would have vested in the 12 months following the termination;

•
for each restricted stock award that cliff-vests on a specified date, vesting of shares pro-rata over time on a daily basis from the date of grant through the date of termination; and

•
continued vesting of his initial performance-vesting restricted stock award, subject to the vesting terms for the period following the date of termination until the last date on which vesting under the performance-vesting restricted stock award is possible.

Peter Mueller

Employment Agreement

The terms and conditions of Dr. Mueller's employment are governed by a written employment contract, which was entered into in February 2008 and amended and restated in February 2010. His employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, Dr. Mueller has agreed not to engage in specified competitive activities for a period of one year after the termination of his employment with us.

60 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

EMPLOYMENT CONTRACTS AND
CHANGE OF CONTROL ARRANGEMENTS (continued)

Under his employment agreement, if (i) Dr. Mueller's employment is terminated without cause or (ii) he terminates his employment with us for good reason within 30 days of the event giving rise to his right to terminate for good reason, subject to notice and cure provisions, he would be entitled to receive:

Severance Payment:	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
Employee Benefits:	Continuation of certain employee benefits for up to 12 months

Under the employment agreement, Dr. Mueller would have the right to terminate his employment for good reason upon the occurrence of the following events without his consent:

•
his base salary is decreased, unless such reduction is part of an across-the-board proportionate reduction in the salaries of our senior management team; or

•
the office to which he is assigned is relocated to a place 35 or more miles away and such relocation is not at his request or with his prior agreement (and other than in connection with a change in location of our principal executive offices).

Under the employment agreement, cause means:

•
he is convicted of a crime involving moral turpitude;

•
he commits a material breach of any provision of the agreement not involving the performance or nonperformance of duties; or

•
in carrying out his duties, Dr. Mueller acts or fails to act in a manner that is determined, in the sole discretion of our board, after written notice of any such act or failure to act and a reasonable opportunity to cure the deficiency has been provided to Dr. Mueller, to be (A) willful gross neglect or (B) willful gross misconduct resulting, in either case, in material harm to us unless such act, or failure to act, was believed by him, in good faith, to be in our best interests.

Change of Control Agreement

We have a change of control agreement with Dr. Mueller, which was entered into in March 2003 and amended in February 2008 and December 2008, and amended and restated in February 2010. Under this agreement, if we terminate Dr. Mueller's employment without cause on a date within the 90 days prior to or the 12 months after a change of control or he terminates his employment within 30 days of an event giving rise to a right to terminate for good reason, subject to notice and cure provisions, and the event occurs on a date within the 90 days prior to or the 12 months after a change of control, he would be entitled to receive:

Severance Payment:	A)	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock awards
Employee Benefits:	Continuation of certain employee benefits for up to 18 months

Under the change of control agreement, Dr. Mueller would have the right to terminate his employment for good reason upon the occurrence of the following events without his consent:

•
he is assigned to material duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties and responsibilities associated with his position and office immediately prior to the change of control, provided, that such reassignment of duties or responsibilities is not for cause, due to his disability or at his request;

•
he suffers a material reduction in the authorities, duties or job title and responsibilities associated with his position and office immediately prior to the change of control, on the basis of which he makes a good faith determination that he can no longer carry out his position or office in the manner contemplated before the change of control (provided that such reduction in authorities, duties, or job title and responsibilities is not for cause, due to his disability or at his request);

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 61

EMPLOYMENT CONTRACTS AND
CHANGE OF CONTROL ARRANGEMENTS (continued)

•
his base salary is decreased to a level below his base salary in effect immediately prior to the change of control;

•
our principal offices, or the location of the office to which he is assigned at the time the agreement was entered into, is relocated to a place 35 or more miles away; or

•
following a change of control, our successor fails to assume our obligations under the change of control agreement.

Under the change of control agreement, cause means:

•
he is convicted of a felony crime of moral turpitude;

•
he willfully refuses or fails to follow a lawful directive or instruction of our board or the individual to whom he reports provided that he received prior written notice of the directive or instruction that he failed to follow and, provided further, that we, in good faith, give him 30 days to correct any problems, and further provided if he corrects the problem he may not be terminated for cause in that instance;

•
he commits willful gross negligence, or willful gross misconduct, resulting in either case in material harm to us, unless such act, or failure to act, was believed by him, in good faith, to be in our best interests; or

•
he violates any of our policies made known to him regarding confidentiality, securities trading or inside information.

Under the change of control agreement, change of control means:

•
any person or group as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing more than 50% of the combined voting power of our outstanding securities having the right to vote in the election of directors; or

•
all or substantially all of our business or assets are sold or disposed of, or we or one of our subsidiaries combines with another company pursuant to a merger, consolidation, or other similar transaction, other than (i) a transaction solely for the purpose of reincorporating us or one of our subsidiaries in a different jurisdiction or recapitalizing or reclassifying our stock; or (ii) a merger or consolidation in which our shareholders immediately prior to such merger or consolidation continue to own at least a majority of the outstanding securities of the surviving entity immediately after the merger or consolidation.

Nancy J. Wysenski

Employment Agreement

The terms and conditions of Ms. Wysenski's employment are governed by a written employment contract, which was entered into in December 2009. Her employment agreement provides that she is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, Ms. Wysenski has agreed not to engage in specified competitive activities for a period of one year after the termination of her employment with us.

Under her employment agreement, if (i) Ms. Wysenski's employment is terminated without cause or (ii) she terminates her employment with us for good reason within 90 days of the event giving rise to her right to terminate for good reason, subject to notice and cure provisions, she would be entitled to receive:

Severance Payment:	The sum of her (i) base salary at the time of termination and (ii) target bonus for the year in which her employment is terminated
Employee Benefits:	Continuation of certain employee benefits for up to 12 months

Under the employment agreement, Ms. Wysenski would have the right to terminate her employment for good reason upon the occurrence of the following events without her consent:

•
her base salary is decreased, or the target levels under our target bonus program or equity compensation program are reduced, unless each or any such reduction is part of an across-the-board proportionate reduction in the salaries, target bonuses or target equity compensation of our senior executives;

62 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

EMPLOYMENT CONTRACTS AND
CHANGE OF CONTROL ARRANGEMENTS (continued)

•
the office to which she is assigned is relocated to a place 35 or more miles away and such relocation is not at her request or with her prior agreement (and other than in connection with a change in location of our principal executive offices); or

•
her duties are materially diminished to an extent that results in either (i) her no longer being an officer, as such term is defined in Rule 16a-1(f) promulgated under the Exchange Act; or (ii) her ceasing to be a member of our executive management team.

Under the employment agreement, cause means:

•
Ms. Wysenski is convicted of a crime involving moral turpitude;

•
she willfully refuses or fails to follow a lawful directive or instruction of our board of directors or the individual to whom she reports, provided that we shall have given her prior written notice of the directive or instruction that she failed to follow, and provided further that we shall have given her, in good faith, 30 days to correct such failure and that if she corrects such failure, any termination of her employment on account of such failure shall not be treated as a termination of employment for cause;

•
she violates any of our policies made known to her regarding confidentiality, securities trading or insider information; or

•
she, in carrying out her duties, commits (A) willful gross negligence or (B) willful gross misconduct resulting, in either case, in material harm to us unless such act, or failure to act, was believed by her, in good faith, to be in our best interests.

Change of Control Agreement

We have a change of control agreement with Ms. Wysenski, which was entered into in December 2009. Under this agreement, if we terminate Ms. Wysenski's employment without cause on a date within the 90 days prior to or the 12 months after a change of control or she terminates her employment within 30 days of an event giving rise to a right to terminate for good reason, subject to notice and cure provisions, and the event occurs on a date within the 90 days prior to or the 12 months after a change of control, she would be entitled to receive:

Severance Payment:	A)	The sum of her (i) base salary at the time of termination and (ii) target bonus for the year in which her employment is terminated
	B)	A pro rata portion of her target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock:	Full vesting of all outstanding restricted stock grants
Employee Benefits:	Continuation of certain employee benefits for up to 12 months

Under the change of control agreement, Ms. Wysenski would have the right to terminate her employment for good reason upon the occurrence of the following events without her consent:

•
her base salary is decreased;

•
the office to which she is assigned is relocated to a place 35 or more miles away;

•
her duties are materially diminished to an extent that results in either (i) her no longer being an officer, as such term is defined in Rule 16a-1(f) promulgated under the Exchange Act; or (ii) her ceasing to be a member of our executive management team; or

•
following a change of control, our successor fails to assume our obligations under the change of control agreement and her employment agreement.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 63

EMPLOYMENT CONTRACTS AND
CHANGE OF CONTROL ARRANGEMENTS (continued)

Under the change of control agreement, cause has the same meaning as in her employment agreement and change of control means:

•
any person or group as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act becomes the beneficial owner, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of securities representing more than 50% of the combined voting power of our outstanding securities having the right to vote in the election of directors; or

•
all or substantially all of our business or assets are sold or disposed of, or we or one of our subsidiaries combines with another company pursuant to a merger, consolidation, or other similar transaction, other than (i) a transaction solely for the purpose of reincorporating us or one of our subsidiaries in a different jurisdiction or recapitalizing or reclassifying our stock; or (ii) a merger or consolidation in which our shareholders immediately prior to such merger or consolidation continue to own at least a majority of the outstanding securities of the surviving entity immediately after the merger or consolidation.

64 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 19, 2012, by:

  •
  each shareholder known by us to be the beneficial owner of more than 5% of our common stock on that date;

  •
  each of our directors;

  •
  each named executive officer; and

  •
  all directors, nominees and executive officers as a group.

Name and Address	Shares Beneficially Owned (1)	Percentage of Total (2)

FMR LLC (3)	19,383,629	9.2%
82 Devonshire Street
Boston, MA 02109
BlackRock, Inc.	18,601,907	8.8%
40 East 52nd Street
New York, NY 10022
Capital World Investors (4)	12,816,838	6.1%
333 South Hope Street
Los Angeles, CA 90071
Janus Capital Management LLC (5)	12,538,563	5.9%
151 Detroit Street
Denver, CO 80206
Prudential Financial, Inc. (including investments managed by Jennison Associates LLC) (6)	10,731,780	5.1%
751 Broad Street
Newark, NJ 07102
Joshua Boger (7)	2,870,688	1.3%
Matthew W. Emmens (7)	1,109,038	*
Terrence C. Kearney (7)	27,500	*
Jeffrey M. Leiden (7)	279,278	*
Margaret G. McGlynn (7)	27,500	*
Wayne J. Riley (7)	33,125	*
Bruce I. Sachs (7)	301,210	*
Elaine S. Ullian (7)	125,265	*
Dennis L. Winger (7)	28,375	*
Ian F. Smith (7)	756,482	*
Peter Mueller (7)	1,015,489	*
Nancy J. Wysenski (7)	436,824	*
All directors, nominees and executive officers as a group (17 persons) (7)	7,900,920	3.6%

*
Less than 1%

(1)
Beneficial ownership of shares for purposes of this proxy statement is determined in accordance with applicable SEC rules and includes shares of common stock as to which a person has or shares voting power and/or investment power, including dispositive power. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Information with respect to persons other than directors and executive officers is based solely upon Schedules 13G and amendments thereto filed with the SEC in the first quarter of 2012.

(2)
Percentage ownership is based on 210,784,155 shares of common stock outstanding on March 19, 2012.

(3)
Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 19,018,300 shares. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC, provides investment advisory services to individuals and beneficially owns 365,329 shares of our common stock.

(4)
Capital World Investors is a division of Capital Research and Management Company.

(5)
Janus Capital Management LLC provides investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients. In its role as investment adviser or sub-advisor to these companies and clients, Janus Capital may be deemed to be the beneficial owner of 11,387,963 shares, including 1,150,600 shares managed by INTECH Investment Management, an investment adviser in which Janus Capital has a direct 94.5% ownership stake.

(6)
Prudential Financial, Inc. may be deemed to be the beneficial owner of the shares that are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries, including its

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT (continued)

  wholly-owned subsidiary Jennison Associates LLC, and/or other affiliates. Jennison Associates LLC provides investment advice to several investment companies, insurance separate accounts and institutional clients. In its role as an investment advisor to these companies, Jennison may be deemed to be the beneficial owner of 10,479,739 shares.

(7)
Includes shares that may be acquired upon the exercise of options exercisable within 60 days after March 19, 2012 and unvested shares of restricted stock as of March 19, 2012, as follows:

	Stock Options Exercisable Within 60 Days of March 19, 2012	Unvested Shares of Restricted Stock March 19, 2012
Joshua Boger	1,926,453	—
Matthew W. Emmens	897,437	70,801
Terrence C. Kearney	27,500	—
Jeffrey M. Leiden	93,283	183,395
Margaret G. McGlynn	27,500	—
Wayne J. Riley	33,125	—
Bruce I. Sachs	120,000	—
Elaine S. Ullian	120,000	—
Dennis L. Winger	21,875	—
Ian F. Smith	727,406	18,126
Peter Mueller	862,886	21,751
Nancy J. Wysenski	400,430	30,543
All directors, nominees and executive officers as a group (17 persons)	6,013,588	396,904

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, officers and persons who are beneficial owners of more than 10% of our common stock to file with the SEC reports of their ownership of our securities and of changes in that ownership. To our knowledge, based upon a review of copies of reports filed with the SEC with respect to the fiscal year ended December 31, 2011 and written representations by our directors and officers that no other reports were required with respect to their transactions, all reports required to be filed under Section 16(a) by our directors and officers and persons who were beneficial owners of more than 10% of our common stock were timely filed.

66 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

OTHER INFORMATION

 OTHER MATTERS

The 2012 annual meeting of shareholders is called for the purposes set forth in the notice. Our board of directors does not know of any other matters to be considered by the shareholders at the annual meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the annual meeting and that are not known to our board at the date this proxy statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING AND NOMINATIONS FOR DIRECTOR

In order to be considered for inclusion in the proxy statement for our 2013 annual meeting of shareholders, shareholder proposals must be received by us no later than December 14, 2012. If we do not receive notice of a matter to be considered for presentation at the 2013 annual meeting of shareholders by February 27, 2013, our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal without including information regarding the proposal in our proxy materials. Proposals should be sent to the attention of our corporate secretary at our offices at 130 Waverly Street, Cambridge, Massachusetts 02139.

Shareholder nominations for election to our board of directors at the 2013 annual meeting of shareholders may be submitted to our corporate secretary no later than February 15, 2013, and must include:

•
the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•
a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•
the other information regarding each nominee proposed by the shareholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
•
the consent of each nominee to serve on our board of directors if so elected.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

Generally, shareholders who have questions or concerns should contact our investor relations department at (617) 444-6100. However, any shareholder who wishes to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions, in writing, in care of our corporate secretary, to our offices at 130 Waverly Street, Cambridge, Massachusetts 02139. Under procedures approved by our board, including a majority of our independent directors, all substantive communications shall be reviewed by our corporate secretary and forwarded or reported to the chair of the corporate governance and nominating committee, the independent directors and/or our full board, as deemed appropriate, with the exception of those communications relating to ordinary or routine business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you write or call our corporate secretary at the following address or phone number: 130 Waverly Street, Cambridge, Massachusetts 02139, telephone (617) 444-6100. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

SOLICITATION

We will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this proxy statement. We have retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $10,000. Proxies also may be solicited by our directors and employees by mail, by telephone, in person or otherwise. Employees will not receive additional compensation for solicitation efforts. In

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | 67

OTHER INFORMATION (continued)

addition, we will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of common stock and to obtain voting instructions from the beneficial owners. We will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

AVAILABILITY OF MATERIALS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 has been filed with the SEC and provides additional information about us. It is available on the internet at www.vrtx.com and is available in paper form (other than exhibits thereto) to beneficial owners of our common stock without charge upon written request to Investor Relations, 130 Waverly Street, Cambridge, Massachusetts 02139. In addition, it is available to holders of record of our common stock at www.envisionreports.com/vrtx and to beneficial holders of our common stock at www.edocumentview.com/vrtx.

68 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN

VERTEX PHARMACEUTICALS INCORPORATED
AMENDED AND RESTATED 2006 STOCK and OPTION PLAN

1.     DEFINITIONS

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Vertex Pharmaceuticals Incorporated Amended and Restated 2006 Stock and Option Plan, have the following meanings:

Administrator means the Board of Directors and/or a committee of the Board of Directors to which the Board of Directors has delegated power to act on its behalf in administering this Plan in whole or in part.

Affiliate means a corporation that, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Common Stock means shares of the Company's common stock, $.01 par value.

Company means Vertex Pharmaceuticals Incorporated, a Massachusetts corporation.

Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the "valuation date") on the securities market where the Common Stock is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Administrator) on which there were sales. If there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Administrator in its sole discretion. The Fair Market Value as determined in this paragraph shall be rounded down to the next lower whole cent if the foregoing calculation results in fractional cents.

ISO means an option intended to qualify as an incentive stock option under Code Section 422.

Non-Employee Director means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

Non-Qualified Option means an option that is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, Non-Employee Director, consultant or advisor of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" and a Participant's permitted transferees where the context requires.

Participant's Survivors means a deceased Participant's legal representatives and/or any person or persons who acquires the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

Plan means this Vertex Pharmaceuticals Incorporated Amended and Restated 2006 Stock and Option Plan, as amended from time to time.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Section 3 of the Plan. The Shares subject to Stock Rights granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan with respect to a Stock Right, in such form as the Administrator shall approve.

Stock-Based Award means a grant by the Company under the Plan of an equity award or equity-based award that is not an Option or Stock Grant.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | A-1

APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN (continued)

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan as an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

2.     PURPOSES OF THE PLAN

The Plan is intended to encourage ownership of Shares by Employees, Non-Employee Directors and certain consultants and advisors to the Company in order to attract such persons, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of Stock Rights to Employees, Non-Employee Directors, consultants and advisors of the Company.

3.     SHARES SUBJECT TO THE PLAN

The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 13,902,380 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan. The number of Shares subject to this Plan shall be reduced, share for share, by the number of shares underlying Stock Rights, if any, that are granted under the Company's 2007 New Hire Stock and Option Plan after March 17, 2008.

If an Option granted hereunder ceases to be outstanding, in whole or in part (other than by exercise), or if the Company shall reacquire (at no more than its original issuance price) any Shares issued pursuant to a Stock Grant, or if any Stock Right expires or is forfeited, cancelled or otherwise terminated or results in any Shares not being issued, the unissued Shares that were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan; provided that, the following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares that are not issued or delivered as a result of the net settlement of an outstanding Stock- Based Award or Option and (ii) Shares that the Company acquires from a Participant for a price that is more than the original issuance price of the Share, including any Share acquired by the Company to fund employee payroll tax withholding obligations on a Stock Grant or Shares applied to payment of the exercise price for an Option.

After May 14, 2008, the number Shares that may be subject to or delivered pursuant to any form of Stock Right other than an Option shall not exceed 20% of the aggregate of (A) the number of Shares available as to which Stock Rights may be granted under this Plan on May 15, 2008 (taking in account the Shares added on such date, but which amount does not include those 536,625 Shares as to which the Company granted Options on February 7, 2008, subject to obtaining subsequent shareholder approval of such Options) and (B) any Shares that again become available for issuance on or after May 15, 2008 pursuant to the preceding paragraph.

4.     ADMINISTRATION OF THE PLAN

The Administrator shall administer the Plan. Subject to the provisions of the Plan, the Administrator is authorized to:

  a.
  Interpret the provisions of the Plan and of any Stock Right or Stock Agreement and to make all rules and determinations that it deems necessary or advisable for the administration of the Plan;

  b.
  Determine which Employees, Non-Employee Directors, consultants and advisors of the Company and its Affiliates shall be granted Stock Rights;

  c.
  Determine the number of Shares and exercise price for which a Stock Right shall be granted;

  d.
  Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

  e.
  In its discretion, accelerate:

  (i)
  the date of exercise of any installment of any Option; provided that the Administrator shall not, without the consent of the Option holder accelerate the exercise date of any installment of any Option granted to any Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Section 20) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 6.2.3; or

  (ii)
  the date or dates of vesting of Shares, or lapsing of Company repurchase rights with respect to any Shares, under any Stock Rights; and

A-2 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN (continued)

  f.
  In its discretion, extend the exercise date for any Option;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs (unless the holder of any such Option otherwise agrees). Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is other than the Board of Directors.

The Administrator may employ attorneys, consultants, accountants or other persons, and the Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Company, all Participants, and all other interested persons. No member or agent of the Administrator shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or grants hereunder. Each member of the Administrator shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members of the Administrator may have as directors or otherwise under the by-laws of the Company, or any agreement, vote of stockholders or disinterested directors, or otherwise.

5.     ELIGIBILITY FOR PARTICIPATION

The Administrator shall, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of execution of the Stock Agreement evidencing such Stock Right. ISOs may be granted only to Employees. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in other grants of Stock Rights.

6.     TERMS AND CONDITIONS OF OPTIONS

6.1    General.    Each Option shall be set forth in writing in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. Each Stock Agreement shall state the option price (per share) of the Shares covered by each Option, the number of Shares to which it pertains, the date or dates on which it first is exercisable and the date after which it may no longer be exercised (subject to Sections 11, 12 and 13 of this Plan). Option rights may accrue or become exercisable in installments over a period of time, or upon the achievement of certain conditions or the attainment of stated goals or events. The Option Price per share of Shares covered by an Option (including both ISOs and Non-Qualified Options) shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date of grant.

6.2    ISOs.    Each Option intended to be an ISO shall be issued only to Employees. In addition to the minimum standards set forth in Section 6.1, ISOs shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

  6.2.1    ISO Option Price.    In addition to the limitation set forth in Section 6.1, the Option price per share of the Shares covered by each ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

  6.2.2    Term of ISO.    Each ISO shall expire not more than ten (10) years from the date of grant; provided, however, that an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate shall expire not more than five (5) years from the date of grant.

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APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN (continued)

  6.2.3    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which ISOs granted under this Plan and any other plan of the Company or its Affiliate become exercisable for the first time by a Participant during any calendar year shall not exceed the aggregate threshold for ISOs established by the Code ($100,000 as of March 22, 2006). To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Option.

6.3    Non-Employee Directors' Options.    Each Non-Employee Director, upon first being elected or appointed to the Board of Directors, shall be granted a Non-Qualified Option to purchase that number of Shares as shall be established for such Option grants from time to time by the Board of Directors. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of the Option, (ii) have a term of ten (10) years, and (ii) shall become cumulatively exercisable in sixteen (16) equal quarterly installments, upon completion of each full quarter of service on the Board of Directors after the date of grant. In addition, on June 1 of each year, each Non-Employee Director shall be granted a Non-Qualified Option to purchase that number of Shares as shall be established for such Option grants from time to time by the Board of Directors. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of such Option, (ii) have a term of ten (10) years, and (iii) be exercisable in full immediately on the date of grant. Any director entitled to receive an Option grant under this Section may elect to decline the Option. If a Non-Employee Director ceases to be any of an Employee, Non-Employee Director, consultant or advisor of the Company, Options granted under this Section 6.3 shall remain exercisable to the extent such Options are exercisable on the date of such termination of service, for their full term, and the provisions of Sections 11 and 13 below shall not apply to any such Options.

6.4    Limitation on Number of Options Granted.    Notwithstanding anything in this Plan to the contrary, no Participant shall be granted an aggregate of Options and/or Stock-Based Awards under this Plan in any calendar year for more than an aggregate of 600,000 Shares (subject to adjustment pursuant to Section 17 to the extent consistent with Section 162(m) of the Code).

7.     TERMS AND CONDITIONS OF STOCK GRANTS

Each Stock Grant shall be set forth in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Agreement shall be in the form approved by the Administrator, with such changes and modifications to such form as the Administrator, in its discretion, shall approve with respect to any particular Participant or Participants. The Stock Agreement shall contain terms and conditions that the Administrator determines to be appropriate and in the best interest of the Company; provided, however, that the purchase price per share of the Shares covered by each Stock Grant shall not be less than the par value per Share. Each Stock Agreement shall state the number of Shares to which the Stock Grant pertains and the terms of any right of the Company to reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, and any restrictions on the transferability of such Shares.

8.     TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS

The Administrator shall have the right to grant other Stock-Based Awards having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Agreement shall be in a form approved by the Administrator and shall contain terms and conditions that the Administrator determines to be appropriate.

9.     EXERCISE OF OPTIONS AND ISSUANCE OF SHARES

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Section for the Shares as to which the Option is being exercised, and upon compliance with any other conditions set forth in the Stock Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Stock Agreement.

Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check acceptable to the Administrator, or (b) at the discretion of the Administrator, (i) through delivery of shares of Common Stock not subject to any restriction under any plan and having a Fair Market Value equal as of the date of exercise to the cash exercise price of the Option, (ii) in accordance with a cashless exercise program established with a

A-4 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN (continued)

securities brokerage firm, and approved by the Company, (iii) by any other means (excluding, however, delivery of a promissory note of the Participant) that the Administrator determines to be consistent with the purpose of this Plan and applicable law, or (iv) by any combination of the foregoing. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then as soon as is reasonably practicable deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). It is expressly understood that the Company may delay the delivery of the Shares in order to comply with any law or regulation that requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

10.   ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder or as approved by the Administrator in its discretion and set forth in the applicable Stock Agreement, provided, however, that the Administrator shall not approve any transfer of a Stock Right for consideration. Except as provided in the preceding sentence or as otherwise permitted under a Stock Agreement, a Stock Right shall be exercisable, during the Participant's lifetime only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

11.   EFFECT ON STOCK RIGHTS OF TERMINATION OF SERVICE

11.1     Except as otherwise provided in the applicable Stock Agreement or as otherwise provided in Sections 12 or 13, if a Participant ceases to be an Employee, Non-Employee Director, consultant or advisor with the Company and its Affiliates (for any reason other than termination for "cause," or death) (a "Termination of Service") before the Participant has exercised all Stock Rights, the Participant may exercise any Stock Right granted to him or her to the extent that the Stock Right is exercisable on the date of such Termination of Service. Any such Stock Right must be exercised within three months after the date of the Participant's Termination of Service, unless otherwise provided in the applicable Stock Agreement, but in no event after the expiration of the term of the Stock Right.

11.2     The provisions of this Section, and not the provisions of Section 14, shall apply to a Participant who subsequently dies after the Termination of Service; provided, however, that in the case of a Participant's death within three (3) months after the Termination of Service, the Participant's Survivors may exercise the Stock Right within one (1) year after the date of the Participant's death, but in no event after the date of expiration of the term of the Stock Right.

11.3     Notwithstanding anything herein to the contrary, if subsequent to a Participant's Termination of Service, but prior to the exercise of a Stock Right, the Administrator determines that, either prior or subsequent to the Participant's Termination of Service, the Participant engaged in conduct which would constitute "cause" (as defined in Section 12), then such Participant shall forthwith cease to have any right to exercise any Stock Right. Stock Rights that consist of Shares issued under Stock Grants for which any restrictions on transfer or Company repurchase right shall have lapsed, shall be deemed for all purposes to have been "exercised."

11.4     Absence from work with the Company or an Affiliate because of temporary disability or a leave of absence for any purpose, shall not, during the period of any such absence in accordance with Company policies, be deemed, by virtue of such absence alone, a Termination of Service, except as the Administrator may otherwise expressly provide.

11.5     Except as required by law or as set forth in a Participant's Stock Agreement, Stock Rights granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director, consultant or advisor of the Company or any Affiliate.

12.   EFFECT ON STOCK RIGHTS OF TERMINATION OF SERVICE FOR "CAUSE"

Except as otherwise provided in a Participant's Stock Agreement or as otherwise agreed in writing by the Administrator, if a Participant's service with the Company or an Affiliate is terminated for "cause," all outstanding and unexercised (vested or unvested) Stock Rights will immediately be forfeited as of the time the Participant is notified that his or her service is terminated for "cause." Stock Rights that consist of Shares issued under Stock Grants for which any restrictions on transfer or

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APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN (continued)

Company repurchase right shall have lapsed, shall be deemed for all purposes to have been "exercised." For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company and its Affiliates, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of cause will be conclusive on the Participant and the Company. "Cause" is not limited to events that have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination of service. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of a Stock Right, that either prior or subsequent to the Participant's termination of service the Participant engaged in conduct which would constitute "cause," then the right to exercise any Stock Right shall be forfeited as set forth in this Section 12. Any definition in an agreement between a Participant and the Company or an Affiliate which contains a conflicting definition of "cause" for termination of service and which is in effect at the time of such termination of service shall supersede the definition in this Plan with respect to that Participant.

13.   EFFECT ON STOCK RIGHTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR, CONSULTANT OR ADVISOR

Except as otherwise provided in a Participant's Stock Agreement, in the event of death of a Participant while the Participant is an Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate, any Stock Rights granted to such Participant may be exercised by the Participant's Survivors to the extent exercisable but not exercised on the date of death. Any such Stock Right must be exercised within one (1) year after the date of death of the Participant but in no event after the date of expiration of the term of the Stock Right, notwithstanding that the decedent might have been able to exercise the Stock Right as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, Non-Employee Director, consultant or advisor.

14.   RIGHTS AS A STOCKHOLDER

No Participant to whom a Stock Right (other than a Stock Grant) has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Right, except after due exercise thereof and/or tender of the full purchase price for the Shares being purchased pursuant to such exercise. The provisions of this Section 14 shall not be applicable to Shares issued pursuant to Stock Grants, provided that the Participant shall have tendered the purchase price therefore, notwithstanding the existence of stock transfer restrictions on or a Company repurchase right with respect to such Shares.

15.   EMPLOYMENT OR OTHER RELATIONSHIP

Nothing in this Plan or any Stock Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, or to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

16.   DISSOLUTION OR LIQUIDATION OF THE COMPANY

Upon the dissolution or liquidation of the Company (other than in connection with a transaction subject to the provisions of Section 17.2), all Stock Rights granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Stock Right to the extent that such Stock Right is exercisable as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Stock Agreement.

17.   ADJUSTMENTS

Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder that have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise

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APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN (continued)

specifically provided in the Stock Agreement or in any employment agreement between a Participant and the Company or an Affiliate:

17.1    Stock Dividends and Stock Splits.    If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock subject to or deliverable upon the exercise of a Stock Right shall be appropriately increased or decreased, and appropriate adjustments shall be made in the purchase price per Share to reflect such event. The number of Shares subject to Options to be granted to Non-Employee Directors pursuant to Section 6.3 and the number of Shares subject to the limitation in Section 6.4 shall also be proportionately adjusted upon the occurrence of such events.

17.2    Consolidations or Mergers.    In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets (any of the foregoing, an "Acquisition"), all then outstanding Stock Rights (excluding any Shares subject to Stock Grants as to which all Company repurchase rights shall have lapsed) shall terminate unless assumed pursuant to clause (i) below; provided that either (i) the Administrator shall provide for the surviving or acquiring entity or an affiliate thereof to assume the outstanding Stock Rights or grant replacement stock rights in lieu thereof, any such replacement to be upon an equitable basis as determined by the Administrator, or (ii) if there is no such assumption or substitution, all outstanding Stock Rights shall become immediately and fully exercisable and all Company repurchase rights with respect to Stock Rights shall lapse, in each case immediately prior to the Acquisition, notwithstanding any restrictions or vesting conditions set forth therein.

17.3    Recapitalization or Reorganization.    In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 17.2 above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising a Stock Right shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Stock Right prior to such recapitalization or reorganization.

17.4    Adjustments to Stock Grants and Stock-Based Awards.    Upon the happening of any of the events described in Sections 17.1, 17.2 or 17.3, any outstanding Stock-Based Award and the Shares subject to any Stock Grant, vested or unvested, shall be appropriately adjusted to reflect the events described in such Sections. The Administrator shall determine the specific adjustments to be made under this Section 17.4.

17.5    Modification of ISOs.    Notwithstanding the foregoing, any adjustments made pursuant to Section 17.1, 17.2 or 17.3 with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

18.   ISSUANCES OF SECURITIES

Except as expressly provided herein, no issuance (including for this purpose the delivery of shares held in treasury) by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

19.   FRACTIONAL SHARES

No fractional share shall be issued under the Plan and the person exercising any Stock Right shall receive from the Company cash in lieu of any such fractional share equal to the Fair Market Value thereof.

20.   CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS: TERMINATION OF ISOs

Any Options granted under this Plan that do not meet the requirements of the Code for ISOs shall automatically be deemed to be Non-Qualified Options without further action on the part of the Administrator. The Administrator, at the written request

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APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN (continued)

of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portion thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

21.   WITHHOLDING

If any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("FICA") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of a Stock Right, the lapsing of a Company repurchase right or a Disqualifying Disposition (as defined in Section 22), the Company may withhold from the Participant' compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Administrator (and permitted by law). For purposes hereof, the Fair Market Value of any shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding. In no event shall shares be withheld from any award in satisfaction of tax withholding requirements in an amount that exceeds the statutory minimum amount of tax withholding required.

22.   NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a "Disqualifying Disposition" of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (as defined in Section 424(c) of the Code) of such Shares before the later of (a) two years from the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO. If the Employee has died before such Shares are sold, the notice provisions of this Section 22 shall not apply.

23.   EFFECTIVE DATE; TERMINATION OF THE PLAN

This Plan shall be effective on March 29, 2006, the date of its adoption by the Board of Directors, subject to approval by the shareholders of the Company. The Plan will terminate on March 28, 2016. The Plan also may be terminated at an earlier date by vote of the Board of Directors. Termination of this Plan will not affect any Stock Rights granted or Stock Agreements executed prior to the effective date of such termination.

24.   AMENDMENT OF THE PLAN; AMENDMENT OF STOCK RIGHTS

The Plan may be amended by the stockholders of the Company by affirmative vote of a majority of the votes cast at a meeting of the stockholders at which a quorum is present. The Plan also may be amended by the Board of Directors or the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator that the Administrator determines is of a scope that requires stockholder approval shall be subject to stockholder approval. No modification or amendment of the Plan shall adversely affect a Participant's rights under a Stock Right previously granted to the Participant, without such Participant's consent.

In its discretion, the Administrator may amend any term or condition of any outstanding Stock Right, provided: (i) such term or condition is not prohibited by the Plan; (ii) if the amendment is adverse to the Participant, such amendment shall be made

A-8 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN (continued)

only with the consent of the Participant or the Participant's Survivors, as the case may be; and (iii) any such amendment of any ISO shall be made only after the Administrator determines whether such amendment would constitute a "modification" of any Stock Right which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO (in which case, the Participant's or Participant's Survivors' consent to such amendment shall be required). Notwithstanding the foregoing, the Administrator shall not have the authority to reduce the exercise price of any Option after the date of grant, except for adjustments permitted under Section 17 of this Plan.

25.   GOVERNING LAW

This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | A-9

APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN (continued)

AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED
VERTEX PHARMACEUTICALS INCORPORATED
2006 STOCK AND OPTION PLAN

Effective February 5, 2009, the Amended and Restated Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan (the "Plan") is hereby amended as follows:

Section 6.4 of the Plan is deleted in its entirety and the following is substituted therefor:

6.4    Limitation on Number of Shares Granted.    Notwithstanding anything in this Plan to the contrary, no Participant shall be granted an aggregate of Options and/or Stock-Based Awards under this Plan in any calendar year for more than an aggregate of 700,000 Shares (subject to adjustment pursuant to Section 17 to the extent consistent with Section 162(m) of the Code).

A-10 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN (continued)

AMENDMENT NO. 2
TO THE
AMENDED AND RESTATED
VERTEX PHARMACEUTICALS INCORPORATED
2006 STOCK AND OPTION PLAN

Effective May 14, 2009, the Amended and Restated Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan (the "Plan") is hereby amended as follows:

The first paragraph of Section 3 of the Plan is deleted in its entirety and the following is substituted therefor:

The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 21,602,380 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | A-11

APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN (continued)

 AMENDMENT NO. 3
TO THE
AMENDED AND RESTATED
VERTEX PHARMACEUTICALS INCORPORATED
2006 STOCK AND OPTION PLAN

Effective May 13, 2010, the Amended and Restated Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan (the "Plan") is hereby amended as follows:

The first paragraph of Section 3 of the Plan is deleted in its entirety and the following is substituted therefor:

The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 33,602,380 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan.

A-12 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

APPENDIX A – AMENDED AND RESTATED 2006
STOCK AND OPTION PLAN (continued)

 AMENDMENT NO. 4
TO THE
AMENDED AND RESTATED
VERTEX PHARMACEUTICALS INCORPORATED
2006 STOCK AND OPTION PLAN

Effective May 16, 2012, the Amended and Restated Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan (the "Plan") is hereby amended as follows:

The first paragraph of Section 3 of the Plan is deleted in its entirety and the following is substituted therefor:

The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 36,602,380 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement | A-13

APPENDIX B – EMPLOYEE STOCK PURCHASE PLAN

 VERTEX PHARMACEUTICALS INCORPORATED
EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated)

ARTICLE 1
PURPOSE AND DEFINITIONS

SECTION 1.1.    PURPOSE.    The purpose of the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan is to provide employees with an opportunity to purchase Common Stock in the Company through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company through stock ownership.

SECTION 1.2.    DEFINITIONS.    Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

  (a)
  "BENEFICIARY" with respect to a Participant, means the beneficiary designated by the Participant under the group term life insurance plan maintained by the Company or such other beneficiary as may be designated by a Participant for purposes of this Plan.

  (b)
  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

  (c)
  "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time, and references thereto shall include the valid Treasury regulations issued thereunder.

  (d)
  "COMMITTEE" means the Management Development and Compensation Committee of the Board of Directors or such other committee of the Board of Directors designated by the Board of Directors to administer the Company's equity compensation plans.

  (e)
  "COMMON STOCK" means shares of the $.01 par value common stock of the Company and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 3.4.

  (f)
  "COMPANY" means Vertex Pharmaceuticals Incorporated or any successor by merger, purchase, or otherwise.

  (g)
  "COMPENSATION" means the cash compensation received by an Employee for services, including pre-tax employee compensation made to the Company's 401(k) savings plan, but not including overtime or bonuses.

  (h)
  "EFFECTIVE DATE" means July 1, 1992.

  (i)
  "ELECTION" means an election by a Participant to terminate an Offering Period on the first Purchase Date of such Offering Period, which election shall be made within such Offering Period and prior to such First Purchase Date and shall be in writing on a form furnished by the Company for such purpose and shall be made by having such Participant complete, sign and file such form with the Company in the manner prescribed by the Company.

  (j)
  "EMPLOYEE" means any person who receives a regular stated compensation from the Company or a Subsidiary other than a pension, severance pay, retainer, or fee under contract.

  (k)
  "FAIR MARKET VALUE" of a Share of Common Stock on a particular date shall be the average of the highest and lowest quoted selling prices on such date (the "valuation date") on the securities market where the Common Stock of the Company is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. In the event that there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Committee in its sole discretion. The Fair Market Value as determined in this paragraph shall be rounded down to the next lower whole cent if the foregoing calculation results in fractional cents.

  (l)
  "OFFERING" means the offering of shares of Common Stock to Participants pursuant to this Plan.

  (m)
  "OFFERING DATE" means each May 15 and November 15. If any such date shall fall other than on a business day, then the Offering Date shall be the next succeeding business day.

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APPENDIX B – EMPLOYEE STOCK PURCHASE PLAN (continued)

  (n)
  "OFFERING PERIOD" means either (i) the period from an Offering Date through the second Purchase Date following such Offering Date or (ii) if a Participant validly exercises an Election, the period from an Offering Date through the first Purchase Date following such Offering Date.

  (o)
  "PARTICIPANT" means an Employee who has elected to participate in the Plan.

  (p)
  "PURCHASE DATE" means each May 14 and November 14.

  (q)
  "PLAN" means the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan, an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, together with any and all amendments thereto.

  (r)
  "STOCK PURCHASE ACCOUNT," with respect to a Participant, means the account established on the books and records of the Company or a Subsidiary for such Participant representing the payroll deductions credited to such account in accordance with the provisions of the Plan.

  (s)
  "SUBSIDIARY" means any corporation, fifty percent (50%) or more of the total combined voting power of all classes of stock of which is beneficially owned, directly or indirectly, by the Company.

ARTICLE II
PARTICIPATION

SECTION 2.1.    PARTICIPATION REQUIREMENTS.

  (a)
  COMMENCEMENT OF PARTICIPATION.    Subject to Section 2.2 and Section 3.2(b), each person who becomes an Employee after the Effective Date may become a Participant in the Plan on any Offering Date following the date on which such person becomes an Employee.

  (b)
  ELIGIBILITY OF FORMER PARTICIPANTS.    If a person terminates employment with the Company after becoming a Participant and subsequently resumes employment with the Company, such person will again become eligible to participate on the Offering Date next following such resumption of employment with the Company.

SECTION 2.2.    EXCLUSIONS.    Notwithstanding any provision of the Plan to the contrary, in no event shall the following persons be eligible to participate in the Plan:

  (a)
  Any Employee whose customary employment is twenty (20) hours or less per week;

  (b)
  Any Employee whose customary employment is for not more than five (5) months in any calendar year; or

  (c)
  Any Employee who, as of the beginning of an Offering Period, owns (or under Section 423(b)(3) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary.

ARTICLE III
OFFERING OF COMMON STOCK

SECTION 3.1.    RESERVATION OF COMMON STOCK.    The Board of Directors shall reserve 1,748,660 shares of Common Stock for issuance under the Plan after March 17, 2004, subject to adjustment in accordance with Section 3.4, provided that no more than 248,660 of such shares shall be issued prior to May 15, 2004. On May 13, 2008, the Board of Directors shall reserve an additional 2,000,000 shares of Common Stock for issuance under the Plan. On May 16, 2012, the Board of Directors shall reserve an additional 2,500,000 shares of Common Stock for issuance under the Plan.

SECTION 3.2.    OFFERING OF COMMON STOCK.

  (a)
  GENERAL.    Subject to Section 3.2(b), each Participant in the Plan on an Offering Date shall be entitled to purchase shares of Common Stock on each Purchase Date within the Offering Period that begins with such Offering Date with the amounts deducted from such Participant's Compensation during such Offering Period pursuant to Article IV, provided, however, that a Participant shall not participate in more than one Offering Period simultaneously. The purchase price for such shares of Common Stock shall be determined under Section 3.3.

  (b)
  LIMITATIONS.    Notwithstanding Section 3.2(a), no employee may accrue rights to purchase shares of Common Stock attributable to an Offering Period in excess of $25,000 of fair market value of such shares (measured as of the relevant Offering Date) for each calendar year during which such rights are outstanding. For any year, this limit shall

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APPENDIX B – EMPLOYEE STOCK PURCHASE PLAN (continued)

    be further reduced by the fair market value of stock (measured as of the relevant Offering Date for such stock) purchasable under any prior outstanding rights relating to such calendar year under this Plan and all other Code section 423 employee stock purchase plans of the Company or any Subsidiary. This paragraph is intended to be consistent with the limitation of Code section 423(b)(8) and shall be interpreted accordingly.

SECTION 3.3.    DETERMINATION OF PURCHASE PRICE FOR OFFERED COMMON STOCK.    The purchase price per share of the shares of Common Stock to be acquired by a Participant on a Purchase Date pursuant to an Offering shall be equal to eighty-five percent (85%) of the lesser of:

  (a)
  the Fair Market Value of a share of Common Stock on the Offering Date for such Offering Period; or

  (b)
  the Fair Market Value of a share of Common Stock on such Purchase Date;

provided, however, in no event shall the purchase price be less than the par value of a share of Common Stock.

SECTION 3.4.    EFFECT OF CERTAIN TRANSACTIONS.    The number of shares of Common Stock reserved for the Plan pursuant to Section 3.1, the maximum number of shares of Common Stock offered pursuant to Section 3.2(b), and the determination under Section 3.3 of the purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a consolidation of shares, the payment of a stock dividend, or any other capital adjustment affecting the number of issued shares of Common Stock. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then there shall be substituted for each share of Common Stock reserved for issuance under the Plan but not yet purchased by Participants, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

ARTICLE IV
PAYROLL DEDUCTIONS

SECTION 4.1.    PAYROLL DEDUCTION ELECTIONS.    Any Employee eligible to participate in the Plan may elect to have the Company deduct from the Compensation payable to such Employee during each Offering Period any amount between one percent (1%) and fifteen percent (15%) of such Participant's Compensation, in whole multiples of one percent (1%). Such election shall be made during the thirty day period preceding the Offering Period to which it first relates. Such election shall become effective as of the first day of such Participant's first pay period that begins on or after the first day of such Offering Period and shall remain effective for each successive pay period and for each subsequent Offering until changed or terminated pursuant to this Article IV. The percentage deduction specified by the Participant will be deducted from each payment of Compensation made to the Participant.

SECTION 4.2.    ELECTION TO INCREASE OR DECREASE PAYROLL DEDUCTIONS.    Subject to Section 4.4, a Participant who has a payroll deduction election in effect under Section 4.1 may prospectively increase or decrease during an Offering Period the percentage amount of the deductions being made by the Company from such Participant's Compensation (including a decrease to zero) by delivering to the Company written direction to make such change. Such change shall become effective as soon as practicable after the Company's receipt of such written direction and shall remain in effect until changed or terminated pursuant to this Article IV. A Participant shall be permitted to increase or decrease the percentage amount of the deductions being made from such Participant's Compensation only once during each of the portions of an Offering Period that ends on a Purchase Date; provided, however, a Participant may terminate the deductions being made from such Participant's Compensation at any time during such Offering Period. If a Participant terminates deductions, such Participant cannot resume deductions during that Offering Period.

SECTION 4.3.    TERMINATION OF ELECTION UPON TERMINATION OF EMPLOYMENT.    The termination of employment of a Participant for any reason shall automatically terminate the election of such Participant to have amounts deducted from such Participant's Compensation pursuant to this Article IV that is then in effect. Such termination shall be effective immediately following the pay period during which such termination of employment occurs, but shall not affect the deduction from Compensation for that pay period.

SECTION 4.4.    FORM OF ELECTIONS.    Except as otherwise permitted by the Company, any election by a Participant regarding participation in or withdrawal from the Plan or deductions from Compensation pursuant to this Article IV shall be in

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APPENDIX B – EMPLOYEE STOCK PURCHASE PLAN (continued)

writing on a form furnished by the Company for such purpose and shall be made by having such Participant file such form with the Company in the manner prescribed from time to time by the Company.

ARTICLE V
STOCK PURCHASE ACCOUNTS AND PURCHASE OF COMMON STOCK

SECTION 5.1.    STOCK PURCHASE ACCOUNTS.    A Stock Purchase Account shall be established and maintained on the books and records of the Company for each Participant. Amounts deducted from a Participant's Compensation pursuant to Article IV shall be credited to such Participant's Stock Purchase Account. No interest or other increment shall accrue or be payable to any Participant with respect to any amounts credited to such Stock Purchase Accounts. All amounts credited to such Stock Purchase Accounts shall be withdrawn, paid, or applied toward the purchase of Common Stock pursuant to the provisions of this Article V.

SECTION 5.2.    PURCHASE OF COMMON STOCK.

  (a)
  GENERAL.    As of each Purchase Date, the amount to the credit of a Participant in such Participant's Stock Purchase Account shall be used to purchase from the Company on such Participant's behalf the largest number of whole shares of Common Stock which can be purchased at the price determined under Section 3.3 with the amount then credited to such Participant's Stock Purchase Account, subject to the limitations set forth in Article III on the maximum number of shares of Common Stock such Participant may purchase. As of such date, such Participant's Stock Purchase Account shall be charged with the aggregate purchase price of the shares of Common Stock purchased on such Participant's behalf. No brokerage or other fees are to be charged upon a purchase. Stock transfer taxes, if any, shall be paid by the Company. The remaining balance, if any, credited to such Participant's Stock Purchase Account shall be carried forward and used to purchase shares of Common Stock on the next succeeding Purchase Date; provided that any excess balance remaining in a Participant's Stock Purchase Account after the application of the limitations in Section 3.2 shall be refunded to the Participant.

  (b)
  ISSUANCE OF COMMON STOCK.    The shares of Common Stock purchased for a Participant as of a Purchase Date shall be deemed to have been issued by the Company for all purposes as of the close of business on such date. Prior to such date, none of the rights and privileges of a stockholder of the Company shall exist with respect to such shares of Common Stock. As soon as practicable after such a Purchase Date the Company shall issue and deliver, or shall cause its stock transfer agent to issue and deliver, a certificate for the number of shares of Common Stock purchased for a Participant, which certificate shall be issued in the Participant's name or, if so specified by the Participant, in the name of the Participant and such other person as the Participant shall designate as joint tenants with right of survivorship. In lieu of issuing a certificate, the Company may elect to deliver to the Participant a statement which shall indicate the number of shares of Common Stock purchased for such Participant and the aggregate number of shares of Common Stock held on behalf of such Participant under the Plan.

  (c)
  INSUFFICIENT COMMON STOCK AVAILABLE.    If, as of any Purchase Date, the aggregate Stock Purchase Accounts available for the purchase of shares of Common Stock pursuant to Section 5.2(a) would purchase a number of shares of Common Stock in excess of the number of shares of Common Stock then available for purchase under the Plan, (i) the number of shares of Common Stock which would otherwise be purchased for each Participant on such date shall be reduced proportionately to the extent necessary to eliminate such excess, (ii) the remaining balance to the credit of each Participant in each such Participant's Stock Purchase Accounts shall be distributed to each such Participant, and (iii) the Plan shall terminate automatically upon the distribution of the remaining balance in such Stock Purchase Accounts.

SECTION 5.3.    WITHDRAWAL FROM PLAN PRIOR TO PURCHASE OF COMMON STOCK.    In the event (i) a Participant elects in writing for any reason to withdraw from the Plan during an Offering Period or (ii) a Participant's employment with the Company terminates for any reason prior to the end of an Offering Period, then the entire amount remaining to the credit of such Participant in such Participant's Stock Purchase Account shall be distributed to such Participant (or, if such Participant is deceased, to such Participant's Beneficiary) as soon as administratively practicable after such withdrawal or termination of employment (as the case may be).

B-4 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

APPENDIX B – EMPLOYEE STOCK PURCHASE PLAN (continued)

 ARTICLE VI
COMMITTEE

SECTION 6.1.    POWERS OF THE COMMITTEE.    The Committee shall administer the Plan. The Committee shall have all powers necessary to enable it to carry out its duties under the Plan properly. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The decision of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

SECTION 6.2.    INDEMNIFICATION OF THE COMMITTEE.    The Company agrees to indemnify and hold harmless the members of the Committee against any liabilities, loss, costs, or damage that they may incur in acting as such members and to assume the defense of any and allocations, suits, or proceedings against the members of the Committee, to the extent permitted by applicable law.

ARTICLE VII
AMENDMENT AND TERMINATION

SECTION 7.1.    AMENDMENT OF THE PLAN.    The Company expressly reserves the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan; provided, however, no amendment may without the approval of the shareholders of the Company increase the number of shares of Common Stock reserved under the Plan.

SECTION 7.2.    TERMINATION OF PLAN.    The Company expressly reserves the right, at any time and for whatever reason it may deem appropriate, to terminate the Plan. The Plan shall continue in effect until terminated pursuant to (i) the preceding sentence or (ii) Section 5.2(c). Upon any termination of the Plan, the entire amount credited to the Stock Purchase Account of each Participant shall be distributed to each such Participant.

SECTION 7.3.    PROCEDURE FOR AMENDMENT OR TERMINATION.    Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board of Directors (subject to Section 7.1) and shall not require the approval or consent of any Participant or Beneficiary in order to be effective.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.1.    ADOPTION BY A SUBSIDIARY.    A Subsidiary may, with the approval of the Board of Directors and the board of directors of such Subsidiary, elect to adopt the Plan as of a date mutually agreeable to the Board of Directors and the board of directors of such Subsidiary. Any such adoption of the Plan by a Subsidiary shall be evidenced by an appropriate instrument of adoption executed by such Subsidiary.

SECTION 8.2.    AUTHORIZATION AND DELEGATION TO THE BOARD OF DIRECTORS.    Each Subsidiary that hereafter adopts the Plan authorizes the Board of Directors (i) to amend or terminate the Plan without further action by said Subsidiary as provided in Article VII and (ii) to perform such other acts and to do such other things as the Board of Directors is expressly directed, authorized, or permitted to perform or do as provided herein.

SECTION 8.3.    TRANSFERABILITY OF RIGHTS.    Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during a Participant's lifetime only by the Participant.

SECTION 8.4.    NO EMPLOYMENT RIGHTS.    Participation in the Plan shall not give any employee of the Company or any Subsidiary any right to remain employed or, upon termination of employment, any right or interest in the Plan, except as expressly provided herein.

SECTION 8.5.    COMPLIANCE WITH LAW.    No shares of Common Stock shall be issued under the Plan prior to compliance by the Company to the satisfaction of its counsel with any applicable laws.

SECTION 8.6.    CONSTRUCTION.    Article, Section, and paragraph headings have been inserted in the Plan for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable, and fully effective. It is the intent that the Plan shall at all times constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, and the Plan shall be construed, and interpreted to remain such. The Plan shall be construed, administered, regulated,

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APPENDIX B – EMPLOYEE STOCK PURCHASE PLAN (continued)

and governed by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of The Commonwealth of Massachusetts. Without limiting the foregoing, all Participants for an Offering Period shall have the same rights and privileges with respect to their rights to acquire Common Stock under the Plan for such period, subject to the express terms hereof.

B-6 | Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01GEBD 1 U PX + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below C Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR two (2) Class II Directors, FOR Proposals 2 and 3, FOR the ratification of Ernst & Young LLP and FOR approval of our executive compensation program. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Jeffrey M. Leiden 02 - Bruce I. Sachs 1. Election of Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. Amendment to our Amended and Restated 2006 Stock and Option Plan - the Board of Directors recommends a vote FOR the approval of the amendment to our Amended and Restated 2006 Stock and Option Plan that increases the number of shares of common stock authorized for issuance under the plan by 3,000,000. 4. Ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2012. For Against Abstain 3. Amendment to our Employee Stock Purchase Plan - the Board of Directors recommends a vote FOR the approval of the amendment to our Employee Stock Purchase Plan that increases the number of shares of common stock authorized for issuance under the plan by 2,500,000. 5. Advisory Vote on our Executive Compensation Program. NNNNNNNNNNNN 1 3 7 2 0 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK C123456789

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q ANNUAL MEETING OF SHAREHOLDERS—MAY 16, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned does hereby constitute and appoint Jeffrey M. Leiden, Ian F. Smith and David T. Howton, and each of them, the attorney(s) and proxy of the undersigned, with full power of substitution, with all the powers that the undersigned would possess if personally present, to vote all stock of Vertex Pharmaceuticals Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Vertex Pharmaceuticals Incorporated to be held at 130 Waverly Street, Cambridge, Massachusetts, on Wednesday, May 16, 2012 at 9:30 A.M. and at any postponements or adjournments thereof, hereby acknowledging receipt of the proxy statement for such meeting and revoking all previous proxies. This proxy, when properly executed, will be voted as directed. If no direction is made, this proxy will be voted FOR each of the nominees and proposals listed on the reverse side and, in the case of other matters that legally come before the meeting or any postponement or adjournment thereof, as said proxies may deem advisable. Please vote, sign and date on the reverse side and return this proxy card promptly using the enclosed envelope. Proxy — Vertex Pharmaceuticals Incorporated